FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-20

MSBAM 2015-C27

Free Writing Prospectus
Structural and Collateral Term Sheet

$822,289,316

(Approximate Total Mortgage Pool Balance)

$717,447,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

CIBC Inc.

Starwood Mortgage Funding III LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2015-C27

November 6, 2015

MORGAN STANLEY		BofA MERRILL LYNCH

Co-Lead Bookrunning Manager		Co-Lead Bookrunning Manager

CIBC World Markets	Drexel Hamilton	SOCIETE GENERALE
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Underwriters’ research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-1

MSBAM 2015-C27	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/KBRA/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	Aaa(sf)/AAA(sf)/AAA	$46,400,000	30.000%	(4)	2.82	1-60	14.7%	42.8%
Class A-SB	Aaa(sf)/AAA(sf)/AAA	$72,000,000	30.000%	(4)	7.25	60-112	14.7%	42.8%
Class A-2	Aaa(sf)/AAA(sf)/AAA	$40,000,000	30.000%	(4)	8.14	98-98	14.7%	42.8%
Class A-3	Aaa(sf)/AAA(sf)/AAA	$175,000,000	30.000%	(4)	9.51	112-118	14.7%	42.8%
Class A-4	Aaa(sf)/AAA(sf)/AAA	$242,202,000	30.000%	(4)	9.85	118-119	14.7%	42.8%
Class X-A	Aaa(sf)/AAA(sf)/AAA	$575,602,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf)/AAA(sf)/AAA	$57,560,000	23.000%	(4)	9.90	119-120	13.4%	47.1%
Class B	NR/AA-(sf)/AA-	$49,338,000	17.000%	(4)	9.98	120-120	12.4%	50.8%
Class C	NR/A-(sf)/A-	$34,947,000	12.750%	(4)	9.98	120-120	11.8%	53.4%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/KBRA/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	NR/AAA(sf)/AAA	$106,898,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-D	NR/BBB-(sf)/AAA	$38,031,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	NR/BB+(sf)/AAA	$8,223,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	NR/BB-(sf)/AAA	$12,334,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-GH	NR/NR/AAA	$22,539,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/AAA	$23,715,316(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-(sf)/BBB	$38,031,000	8.125%	(4)	9.98	120-120	11.2%	56.2%
Class E	NR/BB+(sf)/BBB-	$8,223,000	7.125%	(4)	9.98	120-120	11.1%	56.8%
Class F	NR/BB-(sf)/BB	$12,334,000	5.625%	(4)	9.98	120-120	10.9%	57.8%
Class G	NR/B-(sf)/B	$13,362,000	4.000%	(4)	9.98	120-120	10.7%	58.8%
Class H	NR/NR/B-	$9,177,000	2.884%	(4)	9.98	120-120	10.6%	59.4%
Class J	NR/NR/NR	$23,715,316	0.000%	(4)	10.00	120-121	10.3%	61.2%

(1)	Ratings shown are those of Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated the date hereof (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-GH and Class X-J Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-GH or Class X-J Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this transaction.

(3)	The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The Class HMD Certificates will not provide credit support to any other class of certificates except to the extent of the subordination of the Hammond Square B note (in which the Class HMD Certificates represent an interest) to the Hammond Square mortgage loan included in the mortgage pool.

(4)	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero.

(5)	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Structural Overview

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than any Class HMD Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than any Class HMD Certificates), and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class HMD Certificates), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than any Class HMD Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than any Class HMD Certificates), if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than any Class HMD Certificates). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-GH and Class X-J Certificates (collectively, “the Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-GH and Class X-J Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class A-S and Class B Certificates outstanding from time to time. The notional amount of the Class X-D Certificates will equal the certificate principal balance of the Class D Certificates outstanding from time to time. The notional amount of the Class X-E Certificates will equal the certificate principal balance of the Class E Certificates outstanding from time to time. The notional amount of the Class X-F Certificates will equal the certificate principal balance of the Class F Certificates outstanding from time to time. The notional amount of the Class X-GH Certificates will equal the aggregate certificate principal balance of the Class G and Class H Certificates outstanding from time to time. The notional amount of the Class X-J Certificates will equal the certificate principal balance of the Class J Certificates outstanding from time to time.

(9)	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-S and Class B Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class D Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-E Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class E Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-F Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class F Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-GH Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class G and Class H Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-J Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class J Certificates as described in the Free Writing Prospectus.

(10)	Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class HMD certificates, which are not shown in the table above. The Class HMD Certificates represent an interest solely in the Hammond Square B note, in which no class represented in the table above has any interest. The Hammond Square B note will be an asset of the issuing entity, but will not be part of the mortgage pool backing the offered certificates and, unless clearly indicated otherwise, is not a “mortgage loan” as that term is used in this term sheet. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the table. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Structural Overview

Issue Characteristics

Offered Certificates:	$717,447,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and one interest-only class (Class X-A)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIBC World Markets Corp., Drexel Hamilton, LLC and SG Americas Securities, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, CIBC Inc. and Starwood Mortgage Funding III LLC
Rating Agencies:	Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Trust Advisor:	Situs Holdings, LLC
Initial Controlling Class Representative:	Seer Capital Management, LP or an affiliate thereof
Cut-off Date:	November 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in November 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on November 1, 2015, not the actual day on which such scheduled payments were due
Expected Pricing Date:	Week of November 9, 2015
Expected Closing Date:	Week of November 23, 2015
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in December 2015
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in December 2015
Rated Final Distribution Date:	The Distribution Date in December 2047
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.
Bloomberg Ticker:	MSBAM 2015-C27 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-GH and Class X-J Certificates, which will have the same senior priority and be distributed pro rata);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction for the mortgage loans equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates, and without regard to the Class HMD Certificates), until the principal balance of each such class has been reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D, Class C and Class B Certificates, in that order, (b) second, to reduce payments of principal on the Class D, Class C, Class B and Class A-S Certificates, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Notwithstanding any of the foregoing to the contrary, the Class HMD Certificates will only be entitled to distributions from amounts collected on the Hammond Square B note, and no other class of certificates will be entitled to distributions made in respect of the Hammond Square B note.

Interest and Principal Entitlements:

Interest distributable on any class of certificates (other than the Class V and Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal (other than any Class HMD Certificates) on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Structural Overview

principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance, and provided that the foregoing will be exclusive of payments and other collections of principal on the Hammond Square B note. The Class V, Class R, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-GH and Class X-J Certificates will not be entitled to principal distributions.

Special Servicer Compensation:

The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans and related collections on any related serviced B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or related REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan (other than any non-serviced mortgage loan), loan pair, A/B whole loan or related REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator to the holders of each class of principal balance certificates (other than the Class HMD, Class E, Class F, Class G, Class H and Class J Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the applicable Class X Certificates, as follows: first, to the holders of each class of the Class X-A and Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of the applicable class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates (other than any Class HMD Certificates), multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date, and then, to the holders of the Class X-D Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of each class of Class X-A and Class X-B Certificates. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class H, Class J, Class HMD, Class X-E, Class X-F, Class X-GH, Class X-J, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class E, Class F, Class G, Class H, Class J and Class HMD Certificates), is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates, then the Base Interest Fraction shall be equal to 1.0.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:

On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans (which does not include the Hammond Square B Note), including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates (other than the Class HMD Certificates) after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates (other than the Class HMD Certificates) that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit described in the prior paragraph to the respective classes of principal balance certificates (other than the Class HMD Certificates) in the following order: to the Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

A/B Whole Loans and Loan Pairs:

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Hammond Square secures (i) a promissory note A representing the mortgage loan (the “Hammond Square mortgage loan”) with an outstanding principal balance as of the cut-off date of $38,000,000, representing approximately 4.6% of the initial pool balance, and (ii) on a generally subordinate basis relative to the Hammond Square mortgage loan, a promissory note B (the “Hammond Square B note”) with an outstanding principal balance as of the cut-off date of $15,000,000. Prior to certain triggering events of default as described in the Free Writing Prospectus, principal and interest received in respect of the Hammond Square A/B whole loan will generally be applied pro rata to the Hammond Square Mortgage Loan and the Hammond Square B Note pursuant to the terms of the related intercreditor agreement. Each of the Hammond Square mortgage loan and the Hammond Square B note are included in the issuing entity. The Class HMD Certificates represent an interest solely in the Hammond Square B note, in which no other class of certificates has any interest. The Hammond Square mortgage loan and the Hammond Square B note are collectively referred to herein as the “Hammond Square A/B whole loan” and an “A/B whole loan.” The Hammond Square A/B whole loan will be serviced pursuant to the pooling and servicing agreement for this transaction and the related intercreditor agreement.

The Hammond Square mortgage loan will be pooled together with the other mortgage loans, and interest and principal received in respect thereof will be available to make distributions in respect of each class of certificates other than the Class HMD and Class V Certificates. Payments of interest and principal, as applicable, received in respect of the Hammond Square B note will be available only to make distributions in respect of the Class HMD Certificates. As used herein, unless clearly indicated otherwise, the term “mortgage loan” does not include the Hammond Square B note

The mortgaged property identified on Appendix I to the Free Writing Prospectus as University West Apartments secures on a pari passu basis (i) a mortgage loan (the “University West Apartments mortgage loan”) with an outstanding principal balance as of the cut-off date of $27,000,000, representing approximately 3.3% of the initial pool balance, and (ii) a pari passu promissory note with an aggregate outstanding principal balance as of the cut-off date of $18,000,000 (the “University West Apartments serviced companion loan” and a “serviced companion loan”) that is not an asset of the issuing entity. The University West Apartments serviced companion loan is expected to be held by Bank of America, National Association or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The University West Apartments mortgage loan and the University West Apartments serviced companion loan together constitute the “University West Apartments loan pair” and a “loan pair,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the University West Apartments mortgage loan, any holder of the University West Apartments serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the University West Apartments loan pair.

There are no other “loan pairs” or other “A/B whole loans” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair or A/B whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan (and such calculations exclude the related B note, if any).

Non-Serviced Loan Combinations:	The mortgaged property identified on Appendix I to the Free Writing Prospectus as 535-545 Fifth Avenue secures on a pari passu basis (1) a mortgage loan (the “535-545 Fifth Avenue mortgage loan”) with an outstanding principal balance as of the cut-off date of $90,000,000, representing approximately 10.9% of the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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initial pool balance, and (2) two pari passu promissory notes (one of which is currently held by the MSBAM 2015-C24 securitization trust, and the other of which is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction) (collectively, the “535-545 Fifth Avenue non-serviced companion loan” and a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $220,000,000. The 535-545 Fifth Avenue mortgage loan and the 535-545 Fifth Avenue non-serviced companion loan are collectively referred to herein as the “535-545 Fifth Avenue non-serviced loan combination” and a “non-serviced loan combination.” The 535-545 Fifth Avenue non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C24 pooling and servicing agreement. However, the control rights with respect to the 535-545 non-serviced loan combination will be exercised by the controlling class representative under the MSBAM 2015-C26 pooling and servicing agreement upon the closing date of such securitization.

The mortgaged properties identified on Appendix I to the Free Writing Prospectus as U-Haul Portfolio secure (1) on a generally pari passu basis (provided, that prior to certain trigger events as described in the related intercreditor agreement and the Free Writing Prospectus, principal payments will be applied to the U-Haul Portfolio mortgage loan and note A-1B before being applied to other senior notes), (a) a mortgage loan (the “U-Haul Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $49,349,665, representing approximately 6.0% of the initial pool balance, and (b) three pari passu promissory notes (two of which are currently held by the MSJP 2015-HAUL securitization trust, and one of which is currently held by the JPMBB 2015-C32 securitization trust) (collectively, the “U-Haul Portfolio non-serviced companion loan” and a “non-serviced companion loan”) with an aggregate outstanding principal balance as of the cut-off date of $108,349,665, and (2) on a generally subordinate basis relative to the U-Haul Portfolio mortgage loan and the U-Haul Portfolio non-serviced companion loan, two subordinate promissory notes (which are currently held by the MSJP 2015-HAUL securitization trust) (collectively, the “U-Haul Portfolio B note” and each, a “B note”) with an aggregate outstanding principal balance as of the cut-off date of $111,000,000. The U-Haul Portfolio mortgage loan, the U-Haul Portfolio non-serviced companion loan and the U-Haul Portfolio B note are collectively referred to herein as the “U-Haul Portfolio non-serviced loan combination” and a “non-serviced loan combination.” The U-Haul Portfolio non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSJP 2015-HAUL trust and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Herald Center secures on a pari passu basis (1) a mortgage loan (together with the corresponding REMIC regular interest, the “Herald Center mortgage loan”) with an outstanding principal balance as of the cut-off date of $40,000,000, representing approximately 4.9% of the initial pool balance, and (2) three pari passu promissory notes (two of which, together with the corresponding REMIC regular interests, are currently held by the MSBAM 2015-C25 securitization trust, and one of which, together with the corresponding REMIC regular interest, is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction) (collectively, the “Herald Center non-serviced companion loan” and a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $215,000,000. The Herald Center mortgage loan and the Herald Center non-serviced companion loan are collectively referred to herein as the “Herald Center non-serviced loan combination” and a “non-serviced loan combination.” The Herald Center non-serviced loan combination will be serviced pursuant to the related intercreditor agreement and the MSBAM 2015-C25 pooling and servicing agreement.

As of the closing date for this transaction, no mortgage loans, other than the 535-545 Fifth Avenue mortgage loan, the Herald Center mortgage loan and the U-Haul Portfolio mortgage loan will have a non-serviced companion loan associated with them, and all of the mortgage loans, other than the 535-545 Fifth Avenue mortgage loan, the Herald Center mortgage loan and the U-Haul Portfolio mortgage loan, will be serviced under the pooling and servicing agreement for this transaction. Accordingly, other than the 535-545 Fifth Avenue non-serviced loan combination, the Herald Center non-serviced loan combination and the U-Haul Portfolio non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

As used in this term sheet, references to any “other servicing agreement” means the related pooling and servicing agreement or the related trust and servicing agreement, as applicable, under which the applicable non-serviced companion loan or portion thereof is securitized and, if applicable, the applicable non-serviced loan combination is being serviced. With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan (and exclude any related B note).

Appraisal Reductions:

The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement (or the applicable other servicing agreement with respect to any non-serviced mortgage

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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loan) but is not obtained within 120 days following the applicable Appraisal Event (or, with respect to a non-serviced mortgage loan, 120 days following notice of the applicable appraisal event under the related other servicing agreement), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related serviced B note (which, in the case of the Hammond Square A/B whole loan, will be applied to the Class HMD Certificates) and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance (provided that in the case of the U-Haul Portfolio non-serviced loan combination, such allocation will occur after the allocation of appraisal reductions first, to the U-Haul Portfolio B Note.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class; provided, that if at any time the certificate principal balances of the principal balance certificates (other than the Control Eligible Certificates and the Class HMD Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, a Subordinate Control Period will be deemed to be in effect; provided that with respect to any excluded mortgage loan, any controlling class certificates owned by a related borrower party will be deemed not to be outstanding with respect to such excluded mortgage loan (including for purposes of appointing the special servicer for such excluded mortgage loan) and the consent of any related borrower party with respect to such excluded mortgage loan will not be required with respect to any actions that would otherwise require the consent of the controlling class representative.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. Subject to the proviso in the definition of “Subordinate Control Period,” with respect to any Excluded Mortgage Loan, a Senior Consultation Period will be deemed to exist.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus and below.

In particular, with respect to each non-serviced loan combination, the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced loan combination and only during a Subordinate Control Period and a Collective Consultation Period. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control and Consultation Rights:

The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. In addition, with respect to each non-serviced loan combination, the related controlling holder will have certain consent and consultation rights with respect to such non-serviced loan combination under the related other servicing agreement and will have the right to replace the special servicer under such other servicing agreement with respect to such non-serviced loan combination. In addition, with respect to the Hammond Square A/B whole loan, the Hammond Square Directing Holder under the related intercreditor agreement will have certain consent and consultation rights with respect to the Hammond Square A/B whole loan, and will have the right to replace the special servicer with respect to such A/B whole loan. The “Hammond Square

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Directing Holder” will be the holder of the Hammond Square B note, for so long as the principal balance thereof (as reduced or notionally reduced, as applicable, by the application of payments, losses and, to the extent not offset by posted collateral, appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments); provided, that if the Hammond Square B note is an asset of the issuing entity, the Hammond Square Directing Holder will be the majority holder (or designee thereof) of the Class HMD Certificates while the holder of such B note is the controlling holder.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F, Class G, Class H and Class J Certificates.

Controlling Class Representative/ Controlling Class:

The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance); provided, that there will be deemed to be no controlling class representative with respect to any mortgage loan, A/B whole loan or loan pair with respect to which the controlling class representative, or any holder of more than 50% of the controlling class, is a Borrower Party (each, an “Excluded Mortgage Loan”). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates; provided, further, that if at any time the certificate principal balances of the principal balance certificates (other than the Control Eligible Certificates and the Class HMD Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Control Eligible Certificates that has an aggregate certificate principal balance greater than zero without regard to appraisal reductions. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative is expected to be Seer Capital Management, LP or an affiliate thereof.

Appraised-Out Class:	Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:

The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies under the pooling and servicing agreement for this transaction in respect of a non-serviced mortgage loan.

Each servicing agreement related to a non-serviced loan combination has provisions similar to those in the prior paragraph as they relate to the applicable controlling class of certificates under the related securitization and appraisal remedies. However, there are no controlling class certificates under the MSJP 2015-HAUL trust and servicing agreement.

Sale of Defaulted Loans:	Defaulted serviced mortgage loans, if sold, will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. In the case of any such sale of the University West Apartments mortgage loan, the special servicer will also be required to sell the related serviced companion loan. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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In addition, with respect to the Hammond Square mortgage loan, if any such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan, the special servicer will be permitted to sell such mortgage loan together with the Hammond Square B note as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

In addition, with respect to each of the 535-545 Fifth Avenue mortgage loan, the U-Haul Portfolio mortgage loan and the Herald Center mortgage loan, if any such mortgage loan becomes a defaulted mortgage loan and the special servicer under the related other servicing agreement determines to sell the related non-serviced companion loan (or applicable portion thereof), such special servicer will be required to sell such non-serviced companion loan together with the related mortgage loan and any related B note together as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and such other servicing agreement.

See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:

The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan or Excluded Mortgage Loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan or Excluded Mortgage Loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates (other than the Class HMD Certificates) request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates (other than the Class HMD Certificates). The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

If any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder, if any, may have the right to replace the special servicer, with respect to such A/B whole loan or loan pair to the extent set forth in the related intercreditor agreement. In particular, so long as the principal balance of the Hammond Square B note is at least 25% of its original principal balance (as reduced by the application of appraisal reductions not otherwise offset by posted collateral), the Hammond Square Directing Holder will have the sole right to replace the special servicer with respect to the Hammond Square A/B whole loan.

In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder), with respect to any non-serviced loan combination, the related special servicer under the related other servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other servicing agreement that are substantially similar to those described in the preceding paragraphs above for the special servicer under the pooling and servicing agreement for this transaction (unless the holder of a related B note or companion loan has the right to replace such special servicer pursuant to the related intercreditor agreement); provided, that (i) with respect to the 535-545 Fifth Avenue non-serviced loan combination, the rights (including the right to replace the applicable special servicer) of the related control note included in the MSBAM 2015-C26 transaction will be exercisable by (i) during the related subordinate control period thereunder, the controlling class representative under that transaction, (ii) during a related collective consultation period thereunder, the special servicer under that transaction (in consultation with the controlling class representative under that transaction) and (iii) during a related senior consultation period, the special servicer under that transaction; and (ii) with respect to the U-Haul Portfolio mortgage loan, there will be no controlling class representative related to the securitization of the related per annum companion loan, and the related special servicer may only be removed by a vote of certificateholders under such securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related serviced B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the other servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-11

MSBAM 2015-C27	Structural Overview

Defaulted Mortgage Loan Waterfall:

Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Excluded Special Servicer:

If the special servicer obtains knowledge that it has become a Borrower Party (as defined below) with respect to any mortgage loan (referred to herein as an “Excluded Special Servicer Mortgage Loan”), then the special servicer will be required to resign at its own cost with respect to such mortgage loan. The controlling class representative (during any Subordinate Control Period) will be entitled to appoint a separate special servicer that is not a Borrower Party (referred to as an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Mortgage Loan unless such Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, in which case the largest controlling class certificateholder (by certificate principal balance) that is not a Borrower Party will be entitled to appoint the Excluded Special Servicer. During any Collective Consultation Period the largest controlling class certificateholder (by certificate principal balance) that is not a Borrower Party will be entitled to appoint the Excluded Special Servicer. During any Senior Consultation Period, or if each controlling class certificateholder is a Borrower Party, certificateholders holding more than 50% of the exercised voting rights (provided certificateholders holding more than 20% or more of the total voting rights exercise their right to vote) will be entitled to appoint the Excluded Special Servicer; provided, that if such certificateholders do not appoint the Excluded Special Servicer within thirty (30) days of the special servicer’s notice of resignation, such resigning special servicer will be required to appoint the Excluded Special Servicer. If any such party referred to above is entitled (but not required) to appoint the excluded special servicer but does not so appoint within thirty (30) days, the resigning special servicer will be required to appoint the Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related mortgage loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all loans which are not Excluded Special Servicer Mortgage Loans).

As of the closing date, there is no Excluded Special Servicer Mortgage Loan or Excluded Mortgage Loan related to the issuing entity.

As used herein, “Borrower Party” means (a) a borrower, a mortgagor, a manager of a mortgaged property or any affiliate thereof, (b) solely with respect to the ten largest mortgage loans (based on cut-off date principal balance), any person that owns, directly or indirectly, 25% or more of the beneficial interests in any mezzanine lender of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan as set forth in clause (c), or (c) any mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan (unless (1) acceleration was automatic under such mezzanine loan, (2) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender and (3) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan. For purposes of the foregoing definition, “affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person.

References herein to the “special servicer” mean individually or collectively, as the context may require, CWCapital Asset Management LLC as special servicer with respect to all mortgage loans other than the Excluded Special Servicer Mortgage Loans and any non-serviced mortgage loans, and any Excluded Special Servicer as special servicer with respect to Excluded Special Servicer Mortgage Loans, if applicable.

Trust Advisor:

The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within 60 days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such meeting to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-12

MSBAM 2015-C27	Structural Overview

entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related serviced B note (or, in the case of the Hammond Square B note, the majority holder of the Class HMD Certificates or its designee) or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor~~,~~ and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult or consent with regard to any particular servicing actions, or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:	The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement and, in the case of the Hammond Square A/B whole loan, the related intercreditor agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:

The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

MSBAM 2015-C27	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	22	131	$433,208,374	52.7%
Bank of America, National Association	22	22	$261,138,431	31.8%
CIBC Inc.	4	4	$80,042,511	9.7%
Starwood Mortgage Funding III LLC	7	10	$47,900,000	5.8%
Total:	55	167	$822,289,316	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$822,289,316
Number of Mortgage Loans:	55
Average Cut-off Date Balance per Mortgage Loan:	$14,950,715
Number of Mortgaged Properties:	167
Average Cut-off Date Balance per Mortgaged Property:	$4,923,888
Weighted Average Mortgage Rate:	4.559%
% of Pool Secured by 5 Largest Mortgage Loans:	35.7%
% of Pool Secured by 10 Largest Mortgage Loans:	55.5%
% of Pool Secured by ARD Loans(2):	0.4%
Weighted Average Original Term to Maturity (months)(2):	127
Weighted Average Remaining Term to Maturity (months)(2):	124
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	12.8%
% of Pool Secured by Refinance Loans:	80.9%
% of Pool Secured by Acquisition Loans:	19.1%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	25.1%
% of Pool with Mezzanine Debt:	4.9%
% of Pool with Subordinate Mortgage Debt:	10.6%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.72x
Weighted Average UW NOI Debt Yield:	10.3%
Weighted Average UW NCF DSCR:	1.60x
Weighted Average UW NCF Debt Yield:	9.5%
Weighted Average Cut-off Date LTV Ratio(4):	61.2%
Weighted Average Maturity Date LTV Ratio(2)(4):	52.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

MSBAM 2015-C27	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	342
Weighted Average Remaining Amortization Term (months):	342
% of Pool Amortizing Balloon:	20.8%
% of Pool Interest Only followed by Amortizing Balloon:	47.9%
% of Pool Interest Only through Maturity(2):	25.3%
% of Pool Fully Amortizing:	6.0%

Lockboxes

% of Pool with Hard Lockboxes:	41.5%
% of Pool with Soft Lockboxes:	10.5%
% of Pool with Springing Lockboxes:	42.8%
% of Pool with No Lockboxes:	5.2%

Reserves

% of Pool Requiring Tax Reserves:	89.8%
% of Pool Requiring Insurance Reserves:	32.7%
% of Pool Requiring Replacement Reserves:	78.2%
% of Pool Requiring TI/LC Reserves(5):	66.3%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	95.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	5.0%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2015.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include any related pari passu companion loan and exclude any related subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. In addition, with respect to certain mortgage loans secured by multiple properties that do not permit partial release of collateral, the aggregate appraised value represents the “portfolio value” conclusion rather than the sum of the values on a stand-alone basis. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

MSBAM 2015-C27	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	535-545 Fifth Avenue(1)	New York	NY	Mixed Use	$90,000,000	10.9%	512,171	$605.27	1.37x	6.2%	49.2%	49.2%
2	BANA	Crowne Plaza - Hollywood, FL	Hollywood	FL	Hospitality	$59,934,928	7.3%	311	$192,716.81	1.56x	11.4%	67.3%	55.4%
3	MSMCH	Hotel Valencia Santana Row	San Jose	CA	Hospitality	$53,000,000	6.4%	215	$246,511.63	1.74x	12.8%	61.1%	56.3%
4	MSMCH	U-Haul Portfolio(2)	Various	Various	Self Storage	$49,349,665	6.0%	32,519	$4,849.45	1.86x	19.0%	34.4%	0.0%
5	CIBC	Granite 190	Richardson	TX	Office	$41,250,000	5.0%	307,468	$134.16	1.32x	9.0%	75.0%	67.0%
6	MSMCH	Herald Center(3)	New York	NY	Mixed Use	$40,000,000	4.9%	249,063	$1,023.84	1.94x	9.1%	44.6%	44.6%
7	MSMCH	Hammond Square(4)	Hammond	LA	Retail	$38,000,000	4.6%	369,196	$102.93	1.85x	12.5%	44.0%	35.1%
8	MSMCH	1 Emerson Lane	Secaucus	NJ	Industrial	$31,000,000	3.8%	340,000	$91.18	1.21x	8.1%	70.1%	62.0%
9	MSMCH	CVS/Walgreens Portfolio	Various	Various	Retail	$27,091,836	3.3%	80,665	$335.86	1.91x	8.5%	57.2%	57.2%
10	BANA	University West Apartments(5)	Ames	IA	Multifamily	$27,000,000	3.3%	483	$93,167.70	1.45x	9.2%	74.1%	68.0%
		Total/Wtd. Avg.				$456,626,429	55.5%			1.60x	10.5%	56.2%	48.0%

(1)	The 535-545 Fifth Avenue mortgage loan is part of a non-serviced loan combination evidenced by five pari passu promissory notes with an aggregate Cut-off Date principal balance of $310,000,000. The 535-545 Fifth Avenue mortgage loan is evidenced by three such promissory notes (Notes A-3, A-4 and A-5) with an outstanding principal balance as of the Cut-off Date of $90,000,000. The pari passu promissory notes not included in the Issuing Entity (Notes A-1 and A-2) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $220,000,000. Promissory Note A-1, which had an outstanding principal balance as of the Cut-off Date of $110,000,000, was contributed to the MSBAM 2015-C24 securitization trust, and Promissory Note A-2, which had an outstanding principal balance as of the Cut-off Date of $110,000,000, is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination” in the Free Writing Prospectus.

(2)	The U-Haul Portfolio mortgage loan is part of a non-serviced loan combination evidenced by four pari passu senior promissory notes with an aggregate Cut-off Date principal balance of $157,699,330 and two junior notes with an aggregate Cut-off Date principal balance of $111,000,000, as follows: (i) the U-Haul Portfolio mortgage loan is evidenced by Promissory Note A-1A (one of the senior notes), with an outstanding principal balance as of the Cut-off Date of $49,349,665, (ii) the U-Haul Portfolio non-serviced companion loan is evidenced by Promissory Note A-1B (one of the senior notes), with an outstanding principal balance as of the Cut-off Date of $49,349,665 (which was contributed to the JPMBB 2015-C32 securitization trust), and Promissory Notes A-2A and A-2B (two of the senior notes), with an aggregate outstanding principal balance as of the Cut-off Date of $59,000,000 (which were contributed to the MSJP 2015-HAUL securitization trust), and (iii) the U-Haul Portfolio B notes are evidenced by Promissory Notes A-3A and A-3B (the two junior notes), with an aggregate outstanding principal balance as of the Cut-off Date of $111,000,000 (which were also contributed to the MSJP 2015-HAUL securitization trust). Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan but exclude the U-Haul Portfolio B notes. Prior to certain trigger events as described in the U-Haul Portfolio Intercreditor Agreement, principal payments will be applied to Promissory Note A-1A and Promissory Note A-1B before being applied to Promissory Note A-2A and Promissory Note A-2B. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan but exclude the related junior notes. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV for the U-Haul Portfolio non-serviced loan combination, taking into account the U-Haul Portfolio B notes, are equal to 1.38x, 11.1% and 58.7%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The U-Haul Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

(3)	The Herald Center mortgage loan is part of a non-serviced loan combination evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000. Prior to the date hereof, such promissory notes (or interests therein) were contributed to one or more REMICs, and references herein to the Herald Center mortgage loan, non-serviced companion loan or non-serviced loan combination will be deemed to include the REMIC regular interests that correspond to the underlying promissory notes. The “Herald Center mortgage loan” is evidenced by one such pari passu promissory note (Note A-3) with an outstanding principal balance as of the Cut-off Date of $40,000,000. The “Herald Center non-serviced companion loan” is evidenced by the remaining pari passu promissory notes (Notes A-1, A-2 and A-4), which had an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000 and are not included in the Issuing Entity. Promissory Notes A-2 and A-4, which had an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000, together with the corresponding REMIC regular interests, were contributed to the MSBAM 2015-C25 securitization trust. Promissory Note A-1, which had an outstanding principal balance as of the Cut-off Date of $100,000,000, together with the corresponding REMIC regular interest, is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Herald Center Non-Serviced Loan Combination” in the Free Writing Prospectus.

(4)	The Hammond Square mortgage loan is part of an A/B whole loan evidenced by one senior note representing the Hammond Square mortgage loan with an original principal balance of $38,000,000, and one subordinate note with an original principal balance of $15,000,000. The Cut-off Date Balance per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on the note balance of the Hammond Square mortgage loan and without regard to the subordinate note. The Cut-off Date Balance per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV based on the aggregate note balance of the Hammond Square A/B whole loan (including the subordinate note) are $144, 1.28x, 9.0%, 61.3% and 49.0%, respectively. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hammond Square A/B Whole Loan” in the Free Writing Prospectus.

(5)	The University West Apartments mortgage loan is part of a loan pair evidenced by two pari passu promissory notes with an aggregate Cut-off Date principal balance of $45,000,000. The University West Apartments mortgage loan is evidenced by one such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $27,000,000. The pari passu promissory note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $18,000,000 and is expected to be contributed to a future securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The University West Apartments Loan Pair” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSBAM 2015-C27	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	MSMCH	535-545 Fifth Avenue(1)	$90,000,000	$220,000,000	$310,000,000	MSBAM 2015-C24	Wells Fargo	Midland	MSBAM 2015-C26(2)	1.37x	6.2%	49.2%
4	MSMCH	U-Haul Portfolio(3)	$49,349,665	$108,349,665	$157,699,330	MSJP 2015-HAUL	Wells Fargo	Wells Fargo	MSJP 2015-HAUL	1.86x	19.0%	34.4%
6	MSMCH	Herald Center(4)	$40,000,000	$215,000,000	$255,000,000	MSBAM 2015-C25	Wells Fargo	Midland	MSBAM 2015-C25	1.94x	9.1%	44.6%
10	BANA	University West Apartments(5)	$27,000,000	$18,000,000	$45,000,000	MSBAM 2015-C27	Wells Fargo	CWCapital	MSBAM 2015-C27	1.45x	9.2%	74.1%

(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the 535-545 Fifth Avenue non-serviced loan combination.

(2)	Servicing of the 535-545 Fifth Avenue non-serviced loan combination will be governed by the MSBAM 2015-C24 pooling and servicing agreement; however, the controlling portion of such non-serviced loan combination is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction, and the related control rights (including the right to replace the applicable special servicer with respect to such non-serviced loan combination) are expected to be exercisable by (i) the MSBAM 2015-C26 controlling class representative during a subordinate control period under the MSBAM 2015-C26 pooling and servicing agreement, (ii) the MSBAM 2015-C26 special servicer (which will be required to consult with the MSBAM 2015-C26 controlling class representative) during a collective consultation period under the MSBAM 2015-C26 pooling and servicing agreement, and (iii) the MSBAM 2015-C26 special servicer during a senior consultation period under the MSBAM 2015-C26 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

(3)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the U-Haul Portfolio non-serviced loan combination.

(4)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the Herald Center non-serviced loan combination.

(5)	See Footnote (4) to the table entitled “Top 10 Mortgage Loans” above for a description of the University West Apartments loan pair.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
4	MSMCH	U-Haul Portfolio(1)	$49,349,665	$4,849.45	$111,000,000	1.86x	19.0%	34.4%	1.38x	11.2%	58.7%
7	MSMCH	Hammond Square(2)	$38,000,000	$102.93	$15,000,000	1.85x	12.5%	44.0%	1.28x	9.0%	61.3%

(1)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the U-Haul Portfolio non-serviced loan combination.

(2)	See Footnote (4) to the table entitled “Top 10 Mortgage Loans” above for a description of the Hammond Square A/B whole loan.

Mortgage Loans with Mezzanine Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
6	MSMCH	Herald Center(1)(2)	$40,000,000	$1,023.84	$40,000,000	1.94x	9.1%	44.6%	1.66x	7.9%	51.6%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, subordinate note(s) and the mezzanine debt, including, with respect to the Herald Center mortgage loan, the full principal amount of the $40,000,000 mezzanine facility.

(2)	The Herald Center borrower may permit its equity owners to pledge up to a 49% indirect interest in the Herald Center borrower subject to various conditions, including, among other conditions, (i) no event of default under the Herald Center mortgage loan documents and (ii) the principal amount of the mezzanine debt will not result in an aggregate LTV of greater than 75% or a debt yield of less than 8.5%. On August 24, 2015, the Herald Center borrower notified the lender of its intent to permit the pledge of an indirect 49% interest in the Herald Center borrower and 100% of its cash distributions to M&T Bank in return for a $40,000,000, two-year term credit facility to certain equity owners of the Herald Center borrower (which may be used for any purpose determined by such equity owners). On September 15, 2015, the Herald Center borrower notified the lender that the then outstanding balance of the credit facility was approximately $8.4 million. The outstanding balance may change at any time without notice within the parameters of the credit facility terms and the Herald Center mortgage loan document conditions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSBAM 2015-C27	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	535-545 Fifth Avenue	New York	NY	Mixed Use	$90,000,000	10.9%	512,171	$605.27	1.37x	6.2%	49.2%	49.2%	CMSC 2006-C3
3	MSMCH	Hotel Valencia Santana Row	San Jose	CA	Hospitality	$53,000,000	6.4%	215	$246,511.63	1.74x	12.8%	61.1%	56.3%	WBCMT 2006-C28
4	MSMCH	U-Haul Portfolio	Various	Various	Self Storage	$49,349,665	6.0%	32,519	$4,849.45	1.86x	19.0%	34.4%	0.0%	MSC 2005-HQ6; WBCMT 2005-C20
10	BANA	University West Apartments	Ames	IA	Multifamily	$27,000,000	3.3%	483	$93,167.70	1.45x	9.2%	74.1%	68.0%	MLMT 2007-C1
12	BANA	Gateway Fairfield	Fairfield	CA	Retail	$22,110,000	2.7%	169,757	$130.24	1.40x	9.3%	70.0%	60.2%	MSC 2005-HQ7
15	BANA	Broadstone Medical Apartments	San Antonio	TX	Multifamily	$20,200,000	2.5%	384	$52,604.17	1.28x	8.3%	74.5%	68.3%	WBCMT 2006-C25
17	BANA	Pointe at Steeplechase	Houston	TX	Multifamily	$15,475,000	1.9%	316	$48,971.52	1.30x	8.5%	74.4%	68.3%	COMM 2013-LC13
18	MSMCH	Bent Tree Apartments	San Antonio	TX	Multifamily	$13,875,000	1.7%	272	$51,011.03	1.22x	8.0%	75.0%	68.9%	WBCMT 2007-C30
24	SMF III	Auburn Ridge Office	Auburn Hills	MI	Office	$8,700,000	1.1%	63,456	$137.10	1.41x	11.9%	65.4%	41.0%	CD 2006-CD2
27	MSMCH	Rainbow Pavilion	Las Vegas	NV	Retail	$7,990,677	1.0%	63,759	$125.33	1.61x	10.7%	55.9%	45.5%	MLCFC 2007-7
28	SMF III	Weeping Cherry Apartments	Broadview Heights	OH	Multifamily	$7,500,000	0.9%	206	$36,407.77	1.62x	10.8%	75.0%	64.3%	BACM 2006-1
33	MSMCH	Southeast Center	Fort Worth	TX	Retail	$6,178,187	0.8%	73,268	$84.32	1.71x	12.5%	57.7%	42.6%	JPMCC 2006-CB14
34	BANA	Auburn Crossroads	Auburn	CA	Retail	$6,092,822	0.7%	46,948	$129.78	1.46x	9.8%	70.8%	57.6%	LBUBS 2006-C3
36	MSMCH	Interplaza West	Golden	CO	Retail	$5,900,000	0.7%	31,675	$186.27	1.58x	10.0%	68.2%	60.0%	JPMCC 2006-LDP9
39	BANA	StorQuest - San Leandro, CA	San Leandro	CA	Self Storage	$4,900,000	0.6%	43,087	$113.72	2.72x	11.9%	50.5%	50.5%	GECMC 2006-C1
43	BANA	Walgreens - North Wilkesboro, NC	North Wilkesboro	NC	Retail	$3,600,000	0.4%	14,476	$248.69	1.50x	9.2%	57.1%	46.5%	WBCMT 2005-C22
44	MSMCH	350 Second Street	Los Altos	CA	Office	$3,500,000	0.4%	9,215	$379.82	2.10x	10.4%	48.4%	48.4%	CGCMT 2007-C6
45	BANA	Walgreens - Greendale, IN	Greendale	IN	Retail	$3,500,000	0.4%	14,820	$236.17	1.25x	8.8%	64.8%	48.6%	WBCMT 2006-C23
49	BANA	StorQuest - Vallejo, CA	Vallejo	CA	Self Storage	$2,700,000	0.3%	45,875	$58.86	2.95x	13.2%	45.8%	45.8%	GECMC 2006-C1
50	MSMCH	Imperial Medical Office Building	La Mirada	CA	Office	$2,500,000	0.3%	26,920	$92.87	1.44x	10.4%	54.9%	50.5%	MLMT 2005-CKI1
51	MSMCH	Massillon Marketplace Outparcels	Massillon	OH	Retail	$2,150,000	0.3%	22,469	$95.69	3.52x	15.3%	46.8%	46.8%	WBCMT 2005-C18
		Total				$356,221,351	43.3%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSBAM 2015-C27	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	25	$180,036,919	21.9%	4.537%	1.66x	10.2%	60.0%	52.6%
Anchored	7	$114,093,009	13.9%	4.506%	1.61x	10.7%	60.0%	51.5%
Free Standing	15	$45,553,233	5.5%	4.566%	1.85x	9.1%	58.5%	55.0%
Unanchored	2	$14,490,677	1.8%	4.636%	1.52x	10.3%	61.8%	50.4%
Shadow Anchored	1	$5,900,000	0.7%	4.665%	1.58x	10.0%	68.2%	60.0%
Multifamily	13	$160,167,123	19.5%	4.549%	1.39x	8.9%	73.4%	65.9%
Garden	11	$130,342,123	15.9%	4.542%	1.37x	8.8%	73.5%	65.6%
Student Housing	1	$27,000,000	3.3%	4.553%	1.45x	9.2%	74.1%	68.0%
Mid Rise	1	$2,825,000	0.3%	4.815%	1.70x	11.6%	64.9%	54.6%
Office	6	$81,186,500	9.9%	4.717%	1.40x	9.7%	69.0%	60.3%
Suburban	4	$62,450,000	7.6%	4.758%	1.42x	9.9%	70.3%	60.6%
CBD	1	$16,236,500	2.0%	4.576%	1.28x	8.6%	66.3%	60.8%
Medical	1	$2,500,000	0.3%	4.620%	1.44x	10.4%	54.9%	50.5%
Mixed Use	3	$135,000,000	16.4%	4.082%	1.54x	7.2%	48.8%	48.3%
Office/Retail	1	$90,000,000	10.9%	3.860%	1.37x	6.2%	49.2%	49.2%
Retail/Office	2	$45,000,000	5.5%	4.527%	1.89x	9.2%	47.9%	46.4%
Hospitality	6	$140,056,719	17.0%	4.866%	1.67x	12.3%	65.0%	55.1%
Full Service	2	$112,934,928	13.7%	4.874%	1.64x	12.1%	64.4%	55.8%
Limited Service	4	$27,121,791	3.3%	4.835%	1.79x	13.4%	67.4%	51.8%
Self Storage	110	$66,542,055	8.1%	4.767%	1.93x	17.0%	41.2%	14.2%
Self Storage	110	$66,542,055	8.1%	4.767%	1.93x	17.0%	41.2%	14.2%
Industrial	2	$52,800,000	6.4%	4.537%	1.79x	9.3%	63.3%	58.5%
Warehouse/Distribution	2	$52,800,000	6.4%	4.537%	1.79x	9.3%	63.3%	58.5%
Manufactured Housing	2	$6,500,000	0.8%	4.821%	1.75x	11.4%	61.2%	51.1%
Manufactured Housing	2	$6,500,000	0.8%	4.821%	1.75x	11.4%	61.2%	51.1%
Total/Wtd. Avg.	167	$822,289,316	100.0%	4.559%	1.60x	10.3%	61.2%	52.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSBAM 2015-C27	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Texas	20	$152,940,813	18.6%	4.689%	1.38x	9.7%	70.1%	60.6%
New York	9	$136,954,503	16.7%	4.101%	1.56x	7.7%	47.1%	45.4%
California	16	$114,565,958	13.9%	4.713%	1.67x	11.4%	61.9%	55.2%
California – Northern(2)	7	$92,671,173	11.3%	4.735%	1.74x	11.7%	62.3%	56.2%
California – Southern(2)	9	$21,894,786	2.7%	4.623%	1.38x	10.3%	60.4%	50.9%
Florida	7	$84,297,867	10.3%	4.847%	1.61x	11.1%	66.9%	56.3%
Louisiana	4	$44,516,395	5.4%	4.274%	1.81x	12.5%	47.1%	36.8%
New Jersey	4	$37,596,168	4.6%	4.805%	1.33x	8.4%	67.4%	60.2%
Georgia	5	$33,802,831	4.1%	4.424%	1.33x	8.4%	71.1%	63.0%
Iowa	2	$27,406,696	3.3%	4.558%	1.46x	9.3%	73.5%	67.0%
Ohio	12	$25,228,372	3.1%	4.654%	1.76x	11.6%	68.5%	55.7%
Virginia	3	$22,468,144	2.7%	4.074%	2.60x	11.2%	53.0%	52.0%
North Carolina	6	$20,884,033	2.5%	4.716%	1.65x	12.7%	63.3%	49.4%
Indiana	6	$17,952,693	2.2%	4.447%	1.49x	10.0%	69.6%	59.5%
Michigan	7	$13,688,888	1.7%	4.656%	1.59x	12.1%	59.3%	39.2%
Wisconsin	3	$11,026,243	1.3%	4.804%	1.31x	8.9%	70.0%	59.9%
Arkansas	5	$10,859,164	1.3%	4.670%	1.90x	12.7%	59.0%	46.6%
Missouri	4	$9,148,252	1.1%	4.746%	2.01x	14.4%	66.0%	51.3%
Nevada	1	$7,990,677	1.0%	4.600%	1.61x	10.7%	55.9%	45.5%
Arizona	4	$7,873,302	1.0%	4.971%	1.64x	12.3%	58.0%	46.2%
Maryland	1	$7,145,979	0.9%	4.410%	1.91x	8.5%	57.2%	57.2%
Colorado	2	$7,085,229	0.9%	4.698%	1.63x	11.5%	62.5%	50.0%
Pennsylvania	10	$5,769,478	0.7%	4.983%	1.73x	16.4%	46.1%	17.9%
Minnesota	1	$3,915,997	0.5%	4.410%	1.91x	8.5%	57.2%	57.2%
Kansas	1	$3,868,886	0.5%	4.730%	1.95x	9.4%	54.5%	54.5%
Delaware	1	$3,144,231	0.4%	4.410%	1.91x	8.5%	57.2%	57.2%
Illinois	3	$1,610,516	0.2%	4.865%	1.86x	19.0%	34.4%	0.0%
Oklahoma	1	$1,371,147	0.2%	4.865%	1.86x	19.0%	34.4%	0.0%
Connecticut	4	$1,313,047	0.2%	4.865%	1.86x	19.0%	34.4%	0.0%
Alabama	3	$1,301,427	0.2%	4.865%	1.86x	19.0%	34.4%	0.0%
Tennessee	4	$1,215,440	0.1%	4.865%	1.86x	19.0%	34.4%	0.0%
Kentucky	3	$1,047,581	0.1%	5.026%	1.68x	15.4%	50.5%	24.5%
Oregon	2	$947,021	0.1%	4.865%	1.86x	19.0%	34.4%	0.0%
Massachusetts	2	$714,623	0.1%	4.865%	1.86x	19.0%	34.4%	0.0%
South Carolina	2	$668,144	0.1%	4.865%	1.86x	19.0%	34.4%	0.0%
New Hampshire	2	$499,655	0.1%	4.865%	1.86x	19.0%	34.4%	0.0%
Washington	2	$366,026	0.0%	4.865%	1.86x	19.0%	34.4%	0.0%
Idaho	1	$290,497	0.0%	4.865%	1.86x	19.0%	34.4%	0.0%
Maine	1	$267,257	0.0%	4.865%	1.86x	19.0%	34.4%	0.0%
Rhode Island	1	$203,348	0.0%	4.865%	1.86x	19.0%	34.4%	0.0%
Mississippi	1	$185,918	0.0%	4.865%	1.86x	19.0%	34.4%	0.0%
Utah	1	$156,868	0.0%	4.865%	1.86x	19.0%	34.4%	0.0%
Total/Wtd. Avg.	167	$822,289,316	100.0%	4.559%	1.60x	10.3%	61.2%	52.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loan and exclude any subordinate notes, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSBAM 2015-C27	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 5,000,000	18	57,453,520	7.0
5,000,001 - 10,000,000	16	114,912,868	14.0
10,000,001 - 15,000,000	4	49,475,000	6.0
15,000,001 - 25,000,000	6	117,321,500	14.3
25,000,001 - 50,000,000	8	280,191,501	34.1
50,000,001 - 75,000,000	2	112,934,928	13.7
75,000,001 - 90,000,000	1	90,000,000	10.9
Total:	55	$822,289,316	100.0%
Min: $1,450,000	Max: $90,000,000	Avg: $14,950,715

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Texas	20	152,940,813	18.6
New York	9	136,954,503	16.7
California	16	114,565,958	13.9
California – Northern(2)	7	92,671,173	11.3
California – Southern(2)	9	21,894,786	2.7
Florida	7	84,297,867	10.3
Louisiana	4	44,516,395	5.4
New Jersey	4	37,596,168	4.6
Georgia	5	33,802,831	4.1
Iowa	2	27,406,696	3.3
Ohio	12	25,228,372	3.1
Virginia	3	22,468,144	2.7
North Carolina	6	20,884,033	2.5
Indiana	6	17,952,693	2.2
Michigan	7	13,688,888	1.7
Wisconsin	3	11,026,243	1.3
Arkansas	5	10,859,164	1.3
Missouri	4	9,148,252	1.1
Nevada	1	7,990,677	1.0
Arizona	4	7,873,302	1.0
Maryland	1	7,145,979	0.9
Colorado	2	7,085,229	0.9
Pennsylvania	10	5,769,478	0.7
Minnesota	1	3,915,997	0.5
Kansas	1	3,868,886	0.5
Delaware	1	3,144,231	0.4
Illinois	3	1,610,516	0.2
Oklahoma	1	1,371,147	0.2
Connecticut	4	1,313,047	0.2
Alabama	3	1,301,427	0.2
Tennessee	4	1,215,440	0.1
Kentucky	3	1,047,581	0.1
Oregon	2	947,021	0.1
Massachusetts	2	714,623	0.1
South Carolina	2	668,144	0.1
New Hampshire	2	499,655	0.1
Washington	2	366,026	0.0
Idaho	1	290,497	0.0
Maine	1	267,257	0.0
Rhode Island	1	203,348	0.0
Mississippi	1	185,918	0.0
Utah	1	156,868	0.0
Total:	167	$822,289,316	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	25	180,036,919	21.9
Anchored	7	114,093,009	13.9
Free Standing	15	45,553,233	5.5
Unanchored	2	14,490,677	1.8
Shadow Anchored	1	5,900,000	0.7
Multifamily	13	160,167,123	19.5
Garden	11	130,342,123	15.9
Student Housing	1	27,000,000	3.3
Mid Rise	1	2,825,000	0.3
Office	6	81,186,500	9.9
Suburban	4	62,450,000	7.6
CBD	1	16,236,500	2.0
Medical	1	2,500,000	0.3
Mixed Use	3	135,000,000	16.4
Office/Retail	1	90,000,000	10.9
Retail/Office	2	45,000,000	5.5
Hospitality	6	140,056,719	17.0
Full Service	2	112,934,928	13.7
Limited Service	4	27,121,791	3.3
Self Storage	110	66,542,055	8.1
Self Storage	110	66,542,055	8.1
Industrial	2	52,800,000	6.4
Warehouse/Distribution	2	52,800,000	6.4
Manufactured Housing	2	6,500,000	0.8
Manufactured Housing	2	6,500,000	0.8
Total/Wtd. Avg.	167	$822,289,316	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.860 - 4.000	1	90,000,000	10.9
4.001 - 4.500	10	148,987,413	18.1
4.501 - 5.000	40	570,337,989	69.4
5.001 - 5.394	4	12,963,914	1.6
Total:	55	$822,289,316	100.0%
Min: 3.860%	Max: 5.394%	Wtd Avg: 4.559%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	54	772,939,651	94.0
240	1	49,349,665	6.0
Total:	55	$822,289,316	100.0%
Min: 120 mos.	Max: 240 mos.	Wtd Avg: 127 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
98 - 120	54	772,939,651	94.0
238 - 238	1	49,349,665	6.0
Total:	55	$822,289,316	100.0%
Min: 98 mos.	Max: 238 mos.	Wtd Avg: 124 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	10	208,010,722	25.3
240	2	58,049,665	7.1
300	6	66,499,978	8.1
360	37	489,728,952	59.6
Total:	55	$822,289,316	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 342 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	10	208,010,722	25.3
238 - 240	2	58,049,665	7.1
297 - 300	6	66,499,978	8.1
351 - 360	37	489,728,952	59.6
Total:	55	$822,289,316	100.0%
Min: 238 mos.	Max: 360 mos.	Wtd Avg: 342 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	22	433,208,374	52.7
Bank of America, National Association	22	261,138,431	31.8
CIBC Inc.	4	80,042,511	9.7
Starwood Mortgage Funding III LLC	7	47,900,000	5.8
Total:	55	$822,289,316	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	23	393,508,500	47.9
Interest Only	10	208,010,722	25.3
Amortizing Balloon	21	171,420,430	20.8
Fully Amortizing	1	49,349,665	6.0
Total:	55	$822,289,316	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.4 - 40.0	1	49,349,665	6.0
40.1 - 50.0	6	176,350,000	21.4
50.1 - 60.0	9	82,529,586	10.0
60.1 - 70.0	22	272,899,853	33.2
70.1 - 75.0	15	237,210,212	28.8
75.1 - 75.6	2	3,950,000	0.5
Total:	55	$822,289,316	100.0%
Min: 34.4%	Max: 75.6%	Wtd Avg: 61.2%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
0.0 - 40.0	2	87,349,665	10.6
40.1 - 50.0	13	186,218,864	22.6
50.1 - 60.0	20	255,094,897	31.0
60.1 - 69.0	20	293,625,890	35.7
Total:	55	$822,289,316	100.0%
Min: 0.0%	Max: 69.0%	Wtd Avg: 52.9%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.21 - 1.40	14	315,896,500	38.4
1.41 - 1.50	10	70,810,333	8.6
1.51 - 1.60	7	101,234,928	12.3
1.61 - 1.70	7	42,696,982	5.2
1.71 - 1.80	4	79,390,187	9.7
1.81 - 1.90	3	93,349,665	11.4
1.91 - 2.00	4	75,560,722	9.2
2.01 - 2.50	2	11,800,000	1.4
2.51 - 3.00	3	29,400,000	3.6
3.01 - 3.90	1	2,150,000	0.3
Total:	55	$822,289,316	100.0%
Min: 1.21x	Max: 3.52x	Wtd Avg: 1.60x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.2 - 8.0	3	130,375,000	15.9
8.0 - 8.5	5	104,066,836	12.7
8.5 - 9.0	7	102,736,500	12.5
9.0 - 9.5	7	113,171,397	13.8
9.5 - 10.0	5	22,317,822	2.7
10.0 - 10.5	5	21,717,390	2.6
10.5 - 11.0	5	47,740,677	5.8
11.0 - 11.5	1	59,934,928	7.3
11.5 - 12.0	4	19,917,123	2.4
12.0 - 13.0	6	118,078,187	14.4
13.0 - 14.0	4	24,733,791	3.0
14.0 - 15.0	1	6,000,000	0.7
15.0 - 16.0	1	2,150,000	0.3
16.0 - 19.0	1	49,349,665	6.0
Total:	55	$822,289,316	100.0%
Min: 6.2%	Max: 19.0%	Wtd Avg: 10.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, where the information presented relates to the property, is based on allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSBAM 2015-C27	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	November 2015	November 2016	November 2017	November 2018	November 2019
Locked Out	100.0%	100.0%	95.0%	95.0%	94.9%
Yield Maintenance Total	0.0%	0.0%	5.0%	5.0%	5.1%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$822,289,316	$815,465,916	$807,957,747	$798,887,496	$787,883,911
% Initial Pool Balance	100.0%	99.2%	98.3%	97.2%	95.8%

Prepayment Restrictions	November 2020	November 2021	November 2022	November 2023	November 2024
Locked Out	94.9%	94.9%	94.9%	89.4%	81.1%
Yield Maintenance Total	5.1%	5.1%	5.1%	5.1%	5.4%
Open	0.0%	0.0%	0.0%	5.5%	13.4%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$775,806,345	$760,473,578	$744,386,490	$727,507,917	$669,880,039
% Initial Pool Balance	94.3%	92.5%	90.5%	88.5%	81.5%

Prepayment Restrictions	November 2025
Locked Out	0.0%
Yield Maintenance Total	0.0%
Open	100.0%
TOTAL	100.0%
Pool Balance Outstanding	$7,931,906
% Initial Pool Balance	1.0%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 on Appendix I to the Free Writing Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSBAM 2015-C27	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

MSBAM 2015-C27	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

535 Fifth Avenue

Floor
Omnipoint Communications, Inc. 64 SF 5/2024
Mezz
Novo 310 SF 5/2017
Manhattan Endo 110 SF MTM
Worth Linen and Associates 921 SF 9/2017
35
Hancock & Bernstein 1,988 SF 5/2017
34
The Novo Foundation 2,001 SF MTM
33
The Novo Foundation 4,686 SF MTM
32
Vacant 4,829 SF
31
Worth Linen and Associates 4,859 SF 9/2017
30
Gildea and Ivanis LLP 4,835 SF 7/2021
29
Stern Magazine Corp 4,826 SF 12/2016
28
Prestige Jewelry International, Inc. 4,738 SF 1/2025
27
Niru (NY) Ltd 4,848 SF 6/2023
26
Jaisan Recovery Corporation 4,795 SF 5/2019
25
Vacant 4,818 SF
24
Cameron Associates 4,617 SF 1/2019
23
Induchem USA, Inc. 4,698 SF 7/2017
22
Douglass Winthrop Advisors LLC 4,848 SF 9/2020
21
Terra Networks Operations, Inc. 4,797 SF 6/2016
20
International Diamond Distributors, Inc. 4,795 SF 5/2023
19
Consulate of the Republic of Kazakstan 4,619 SF 5/2020
18
White Pine Trading LLC 4,992 SF 8/2020
17
Control Risks Group, LLC 7,300 SF 11/2018
16
The National Community Reinvestment Coalition 7,300 SF 1/2022
15
Sandeep Diamond Corp. 7,300 SF 5/2023
14
H.I.S. International Tours (NY), Inc. 7,300 SF 2/2024
13
Media 5 Ltd. 7,300 SF 6/2019
12
Tesley Advisory Group LLC 12,859 SF 3/2017
11
Vacant 13,467 SF
10
Penton Learning Systems 4,635 SF 5/2025
Phoenix Management Services LLC 2,056 SF 1/2019
Glazier Holdings LLC 3,547 SF 4/2017
Vacant 3,138 SF
Lynk Holdings, LLC 1,157 SF MTM
9
Penton Learning Systems 5,974 SF 5/2025
Sio Capital Management LLC 1,411 SF 1/2018
Lifesource Chiropractic LLC 2,526 SF 10/2019
Vacant 1,925 SF
8
Penton Learning Systems 16,544 SF 5/2025
7
Laboratory Institute of Merchandising 17,003 SF 5/2021
6
Vacant 2,858 SF
Turkish Cultural Center 5,894 SF 5/2020
The Acumen Group 895 SF 12/2015
Trandon Associates 3,340 SF 3/2024
Gotham Gastro 2,953 SF 12/2023
5
Manhattan Endo, LLC 16,271 SF 5/2022
4
Empire Offices 535 Fifth Holdings LLC 19,096 SF 8/2021
3
Gardiner and Theobald, Inc. 18,952 SF 8/2025
2
Vacant 18,871 SF
Mezzanine
Mezzanine
Duane Reade 8,763 SF 5/2017
Ground
Barami - International Fashion Concept 5,664 SF 8/2015
Lobby
Leena Desai 200 SF 12/2020
Duane Reade 5,142 SF 5/2017
5th Avenue Art & Antiques Inc. 4,321 SF MTM
Basement
Manhattan Endo 252 SF MTM
5th Avenue Art & Antiques Inc. 12,310 SF MTM
Vacant 144 SF
Sub-Basement
Vacant 1,796 SF
RCN Business Solutions MTM
Gardiner & Theobald Inc. 390 SF 8/2025
Cogent Communications 146 SF MTM
Vacant
Building
MTM
2015 – 2016
2017 – 2018
2019+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSBAM 2015-C27	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

545 Fifth Avenue

Floor						
	Encompass Digital Media Inc. 150 SF 10/2017					
14	Vacant 11,345 SF					
12	Encompass Digital Media Inc. 8,582 SF 10/2017	Vacant 2,921 SF	Capstone Equities, LLC 1,746 SF 6/2015			
11	Source Financial Advisors, LLC 7,069 SF 11/2024	Orbitz, LLC 1,189 SF 11/2019	Telemetry Investments, LLC 2,517 SF 10/2017	The Vietnam Trade Promotion Center 1,648 SF 4/2019		
10	Vacant 4,005 SF	Affrintata, Inc. 3,530 SF 11/2020	Learning Ally, Inc. 3,177 SF 1/2020	MDR Diagnostics, LLC 1,708 SF 2/2022		
9	The Fragrance Foundation 3,643 SF 6/2018	Rand Thompson Consultants, LLC 2,376 SF 12/2020	Vacant 2,963 SF	Trans World Corporation 1,918 SF 3/2015	Onstream Media Corporation 1,736 SF 1/2018	
8	545 5th Ave. Offices LLC 13,157 SF 5/2025					
7	Laboratory Institute Of Merchandising 13,157 SF 5/2021					
6	Manhattan Parking Systems Garage Corp. 3,425 SF 12/2017	Campus Travel, Inc. 1,752 SF 8/2016	Trachenberg Rodes & Friedberg 7,609 SF 4/2020			
5	Vacant 9,228 SF	Forsyth of Canada 2,379 SF 10/2020	Maximira, Inc. 1,752 SF 1/2019			
4	Prajapati Associates LLP 3,722 SF 12/2017	Hudson Management Associates LLC 3,474 SF 9/2016	Fundex Asset Management Corp. 2,437 SF 4/2018	Trident Corp. Services 1,545 SF 2/2020	Cushman & Wakefield Management Office 1,697 SF MTM	
3	Gardiner & Theobold Inc. 3,495 SF 8/2025	Discovery Document Solutions Inc 2,958 SF 9/2019	Canadian Media Sales Inc. 1,921 SF 11/2019	Vacant 2,631 SF	Niletti Creations LTD 1,752 SF 10/2028	
2	NBA Media Ventures, LLC (occupancy pending) 8,744 SF 12/2035					
Ground	545 Fifth Avenue Bake LLC 4,300 SF 1/2017	NBA Media Ventures, LLC (occupancy pending) 4,010 SF 12/2035	Lobby	Vacant 6,114 SF		
Basement	NBA Media Ventures, LLC (occupancy pending) 12,808 SF 12/2035	The Fragrance Foundation 125 SF 6/2018				
Sub-Basement	Vacant 297 SF	RCN Business Solutions MTM	Cablevision 8/2015	Vacant 177 SF	Cogent 146 SF MTM	Fragrance Foundation 401 SF MTM

Vacant | Building | MTM | 2015 – 2016 | 2017 – 2018 | 2019+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSBAM 2015-C27	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

535-545 Fifth Avenue
535-545 Fifth Avenue
New York, NY 10017
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
Park Ave. South
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
9 West 57th
Grand Army Plaza
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
909 Third
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
Time-Life Building
345 Park
Gershwin Theatre
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
Paramount Plaza
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
1 Rockefeller Plaza
Tower 49
JPMorgan Chase Tower
Japan Society
Morgan Stanley Building
News Corp. Building
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
MetLife Building
450 Lexington Avenue
Grand Central Terminal (Metro North)
2 Grand Central Tower
United Nations Headquarters
Viacom Intl.
Bank of America Tower
Conde Nast Bldg (4 Times Sq.)
Wintar Building
SUNY College of Optometry
Chrysler Building
Bryant Park
New York Public Library
Daily News
Queens-Midtown Tunnel
495
New York Times Building
Republic Bank Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
LONG ISLAND RAILROAD
Penn Station
Madison Square Garden
NYU Medical Center
FERRY TO LONG ISLAND CITY
Lexington Avenue Campus, Touro College
Fashion Institute of Technology
NY Life Insurance Bldg.
Supreme Court Appellate Division
Madison Square Park
Metropolitan Life Building
Baruch College
Flatiron Building
Gramercy Park
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
50TH ST/ BROADWAY
51ST ST/ LEXINGTON
49TH ST
ROCKEFELLER CTR.
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
42ND ST/ TIMES SQ.
HERALD SQUARE
34TH ST/ PENN STA.
33RD ST/ LEXINGTON
28TH ST
28TH ST/ 7TH AVE
28TH ST/ LEXINGTON
23RD ST
23RD ST/ 7TH AVE
23RD ST/ LEXINGTON
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSBAM 2015-C27	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$90,000,000			Location:	New York, NY 10017
Cut-off Date Balance(1):	$90,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	10.9%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Moinian			Year Built/Renovated(3):	1898; 1927/2009
Mortgage Rate:	3.860%			Size:	512,171 SF
Note Date:	2/11/2015			Cut-off Date Balance per Unit(1):	$605
First Payment Date:	4/6/2015			Maturity Date Balance per Unit(1):	$605
Maturity Date:	3/6/2025			Property Manager:	Cushman & Wakefield, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,251,651
Seasoning:	8 months			UW NOI Debt Yield(1):	6.2%
Prepayment Provisions:	LO (32); DEF (84); O (4)			UW NOI Debt Yield at Maturity(1):	6.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.37x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$12,386,282 (12/31/2014)
Additional Debt Balance:	$220,000,000			2nd Most Recent NOI:	$12,171,371 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine/Subordinate)			3rd Most Recent NOI:	$11,694,063 (12/31/2012)
Reserves(2)				Most Recent Occupancy(3):	82.2% (3/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	72.7% (2014)
RE Tax:	$1,888,673	$629,558	N/A	3rd Most Recent Occupancy:	76.7% (2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$630,000,000 (1/1/2015)
Deferred Maintenance:	$126,764	$0	N/A	Cut-off Date LTV Ratio(1):	49.2%
Recurring Replacements:	$0	$8,509	N/A	Maturity Date LTV Ratio(1):	49.2%
TI/LC:	$8,094,462	$21,273	N/A
Other:	$6,909,955	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$310,000,000	100.0%	Loan Payoff(4):	$220,106,993	71.0%
			Reserves:	$17,019,854	5.5%
			Closing Costs(5):	$13,251,662	4.3%
			Return of Equity:	$59,621,491	19.2%
Total Sources:	$310,000,000	100.0%	Total Uses:	$310,000,000	100.0%

(1)	The 535-545 Fifth Avenue Mortgage Loan is part of the 535-545 Fifth Avenue Non-Serviced Loan Combination, which is comprised of five pari passu notes with an aggregate Cut-off Date principal balance of $310,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 535-545 Fifth Avenue Non-Serviced Loan Combination.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Other reserve includes $6,775,799 for free rent and $134,156 for outstanding litigation claims.

(3)	The 535-545 Fifth Avenue Property retail space is currently under renovation, and a new lease with NBA Media Ventures, LLC commenced on December 19, 2014. The NBA tenant is in possession of its space, and the store is currently estimated to open on or about December 1, 2015.

(4)	Loan Payoff includes defeasance costs associated with a previous mortgage loan and the repayment of two mezzanine loans.

(5)	Closing Costs include approximately $7,497,538 of tenant leasing commissions paid at loan closing.

The Mortgage Loan. The largest mortgage loan (the “535-545 Fifth Avenue Mortgage Loan”) is part of a non-serviced loan combination (the “535-545 Fifth Avenue Non-Serviced Loan Combination”) evidenced by five pari passu promissory notes with an aggregate Cut-off Date principal balance of $310,000,000, all of which are secured by a first priority fee mortgage encumbering two adjacent office and retail buildings located in New York City (collectively, the “535-545 Fifth Avenue Property”). Promissory Notes A-3, A-4 and A-5, in the aggregate original principal amount of $90,000,000, represent the 535-545 Fifth Avenue Mortgage Loan, and Promissory Notes A-1 and A-2, in the aggregate original principal amount of $220,000,000, collectively represent the “535-545 Fifth Avenue Non-Serviced Companion Loan.” A portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan, represented by Promissory Note A-1 in the original principal amount of $110,000,000, was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan, represented by Promissory Note A-2, in the original principal amount of $110,000,000, is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction. The 535-545 Fifth Avenue Non-Serviced Loan Combination will be serviced pursuant to the MSBAM 2015-C24 pooling and servicing agreement; however, the controlling portion of such non-serviced loan combination is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction, and the related control rights (including the right to replace the applicable special servicer with respect to such non-serviced loan combination) are expected to be exercisable by (i) the MSBAM 2015-C26 controlling class representative during a subordinate control period under the MSBAM 2015-C26 pooling and servicing agreement, (ii) the MSBAM 2015-C26 special servicer (which will be required to consult with the MSBAM 2015-C26 controlling class representative) during a collective consultation period under the MSBAM 2015-C26 pooling and servicing agreement, and (iii) the MSBAM 2015-C26

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSBAM 2015-C27	535-545 Fifth Avenue

special servicer during a senior consultation period under the MSBAM 2015-C26 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the 535-545 Fifth Avenue Mortgage Loan were primarily used to defease a previous mortgage loan secured by the 535-545 Fifth Avenue Property and to pay related expenses, totaling approximately $189,447,918, to repay two related mezzanine loans and pay expenses, totaling approximately $30,659,075, to fund reserves, to pay closing costs and to return equity to the 535-545 Fifth Avenue Borrower. The previous mortgage loan secured by the 535-545 Fifth Avenue Property was included in the CSMC 2006-C3 securitization trust.

The Borrower and the Sponsor. The borrower is 535-545 Fee LLC (the “535-545 Fifth Avenue Borrower”), a previously existing special-purpose Delaware limited liability company with two independent directors. The 535-545 Fifth Avenue Borrower is majority indirectly owned and controlled by Joseph Moinian (54.5%), the nonrecourse carve-out guarantor, and Morad Ghadamian (28.3%).

Joseph Moinian is the CEO of The Moinian Group, a privately held New York City based real estate firm founded in 1982. The Moinian Group reports ownership positions in a portfolio in excess of 20 million SF of commercial real estate across major cities including New York, Chicago, Dallas and Los Angeles. Morad Ghadamian is a real estate investor and President of the Marjan International Corporation, a New York City based home furnishings company specializing in floor coverings.

The Property. The 535-545 Fifth Avenue Property consists of two adjacent office and retail buildings located on Fifth Avenue, together spanning the entire block from East 44th Street to East 45th Street in New York, New York and totaling approximately 512,171 SF. Office space totals approximately 415,440 SF, retail space totals approximately 91,247 SF of street-level, lower-level and second-floor space, storage space totals approximately 3,781 SF, and miscellaneous space, including the management office, totals approximately 1,703 SF. 535 Fifth Avenue is a 36-story building constructed in 1927, and 545 Fifth Avenue is a 14-story building constructed in 1898. The two buildings are operated as a single property. The 535-545 Fifth Avenue Property is currently undergoing a retail redevelopment with an $11.0 million total budget. The redevelopment consists of reconfiguring the 535-545 Fifth Avenue Property retail space into four multi-level retail spaces with the inclusion of below-grade and second-floor space, and the installation of a new glass front façade.

A portion of the 535-545 Fifth Avenue Property retail space is currently undergoing a renovation to accommodate the 25,562 SF lease (5.0% of the net square footage) with NBA Media Ventures, LLC (the “NBA Lease”). The NBA Lease commenced on December 19, 2014, and the store is currently expected to open on or about December 1, 2015. Additionally, there are four retail tenants, representing approximately 7.9% of the net square footage, that occupy the 535-545 Fifth Avenue Property retail spaces on a short-term basis. Duane Reade, 5th Avenue Art & Antiques and Barami International Fashion each leases retail space at the 535-545 Fifth Avenue Property on a short-term basis or gives the 535-545 Fifth Avenue Borrower the option to terminate with a limited notice period. The lease to 545 Fifth Avenue Bake LLC can be terminated by the 535-545 Fifth Avenue Borrower for a cost of $1,700,000 with 60 days’ notice. The 535-545 Fifth Avenue Borrower is actively marketing these retail spaces to tenants at current market rental rates. The loan is structured with an upfront leasing reserve of $8,094,462 to pay the estimated costs associated with leasing these four retail spaces. See “—Escrows and Reserves” below for further discussion of reserves.

Major Tenants (by underwritten base rents).

NBA (25,562 SF, 5% of NRA, 26% of underwritten rent). NBA Media Ventures, LLC (“NBA”) leases 25,562 SF of retail space at the 535-545 Fifth Avenue Property. The space is on street level (4,010 SF), on the second floor (8,744 SF) and below grade (12,808 SF). The lease began on December 19, 2014, and has a current expiration date of December 31, 2035, with one five-year lease renewal option. There is a tenant termination option effective December 18, 2030, with 12 months of prior notice and payment of a termination fee equal to $1,142,945. The NBA will utilize the space as a NBA-related merchandise store. The store is currently scheduled to open on or about December 1, 2015. The information regarding the NBA Lease contained herein is subject to confidentiality provisions that require the related borrower and such tenant to keep the terms of the lease confidential (subject to certain exceptions, including an exception that permits the transaction parties to make disclosure of the terms of such lease in connection with this transaction).

Duane Reade (13,905 SF, 3% of NRA, 5% of underwritten rent). Duane Reade, Inc. (“Duane Reade”) currently leases 5,142 SF of ground-floor retail space and 8,763 SF of mezzanine retail space at the 535-545 Fifth Avenue Property. The lease began on August 1, 1999, expired on May 31, 2015, and was then extended for two years to May 31, 2017, with the right of either party to terminate the lease at any time with 90 days’ prior notice and without a termination fee. Duane Reade currently pays a base rental rate of $129.45 PSF. The appraiser’s estimate of the market rent for the ground-floor space is currently $850 PSF, and the appraiser’s estimate of second-floor retail space is $200 PSF. The 535-545 Fifth Avenue Borrower is marketing the Duane Reade space to alternative tenants at a market rental rate. No assurance can be given that the appraiser’s estimate of market rent will be achieved with an alternative tenant. Duane Reade currently operates over 250 stores in New York. Duane Reade is a subsidiary of Walgreens Boots Alliance (NASDAQ: WBA).

Laboratory Institute of Merchandising (30,160 SF, 6% of NRA, 4% of underwritten rent). Laboratory Institute of Merchandising (“LIM”) College leases 30,160 SF of office space, pursuant to two separate leases, at the 535-545 Fifth Avenue Property. The leases began on May 1, 2006 and May 10, 2006, and both have a current expiration date of May 31, 2021. LIM is a private college that was founded in 1939 and which offers degrees in various aspects of the fashion industry. For the Fall 2014 term, the college enrolled approximately 1,552 undergraduate students and 185 graduate students.

Penton Learning Systems (27,153 SF, 5% of NRA, 4% of underwritten rent). Penton Learning Systems (“Penton”) leases 27,153 SF of office space at the 535-545 Fifth Avenue Property. The lease began on January 20, 2005, was expanded on May 9, 2005 and on April 26, 2007, and has a current expiration date of May 31, 2025. Penton, which does business as the International Quality and Productivity Center, designs and develops short courses/seminars in the fields of quality management, project management, and strategic planning and implementation.

5th Avenue Art & Antiques (16,631 SF, 3% of NRA, 4% of underwritten rent). 5th Avenue Art & Antiques leases 4,321 SF of ground-floor retail space and 12,310 SF of subgrade retail space at the 535-545 Fifth Avenue Property. The current lease began on January 1, 2014 on a month to month basis. 5th Avenue Art & Antiques currently pays a base rental rate of $72.15 PSF, the appraiser’s estimate of market rent for the ground-floor space is currently $850 PSF and the appraiser’s estimate of market rent for the subgrade retail space is $150 PSF. The 535-545 Fifth Avenue Borrower is marketing the 5th Avenue Art & Antiques space to alternative tenants at a market rental rate. No assurance can be given that the appraiser’s estimate of market rent will be achieved with an alternative tenant.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSBAM 2015-C27	535-545 Fifth Avenue

The following table presents a summary regarding the largest tenants at the 535-545 Fifth Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Anchor/Major Tenants
Laboratory Institute of Merchandising	NR/NR/NR	30,160	6%	$1,296,880	4%	$43.00	5/31/2021
Penton Learning Systems	NR/NR/NR	27,153	5%	$1,221,885	4%	$45.00	5/31/2025
NBA(2)	NR/NR/NR	25,562(3)	5%	$7,500,000	26%	$293.40	12/31/2035(4)
Gardiner & Theobald Inc.	NR/NR/NR	22,737	4%	$1,037,850	4%	$45.65	8/7/2025(5)
Empire Offices 535 Holdings	NR/NR/NR	19,096	4%	$853,400	3%	$44.69	8/31/2021
Subtotal/Wtd. Avg.		124,708	24%	$11,910,016	41%	$95.50

Other Tenants		296,143	58%	$17,262,684	59%	$58.29
Vacant Space		91,320	18%	$0	0%	$0.00
Total/Wtd. Avg.		512,171	100%	$29,172,699	100%	$69.32

(1)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(2)	The NBA tenant is not yet in occupancy. The tenant has possession of its space and is expected to open on or about December 1, 2015.

(3)	The NBA space is comprised of approximately 4,010 SF of ground-floor retail space, 8,744 SF of second-floor retail space and 12,808 SF of below-grade retail space.

(4)	The NBA tenant has a lease termination option effective December 18, 2030 with 12 months’ notice and payment of a termination fee.

(5)	Gardiner & Theobald Inc. Tenant SF includes 3,785 SF of space that expires on August 23, 2025.

The following table presents certain information relating to the lease rollover at the 535-545 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	36,961	$77.26	7%	7%	$2,855,469	10%	10%
2015	6	10,265	$78.70	2%	9%	$807,855	3%	13%
2016	5	14,850	$58.40	3%	12%	$867,189	3%	16%
2017	13	56,254	$65.87	11%	23%	$3,705,697	13%	28%
2018	6	18,652	$55.46	4%	27%	$1,034,347	4%	32%
2019	10	30,762	$50.77	6%	33%	$1,561,741	5%	37%
2020	13	41,031	$48.71	8%	41%	$1,998,753	7%	44%
2021	4	54,089	$44.15	11%	51%	$2,388,016	8%	52%
2022	3	25,219	$50.66	5%	56%	$1,277,701	4%	57%
2023	5	19,896	$51.43	4%	60%	$1,023,298	4%	60%
2024	4	17,773	$50.91	3%	64%	$904,856	3%	63%
2025	10	67,785	$46.76	13%	77%	$3,169,552	11%	74%
2026	0	0	$0.00	0%	77%	$0	0%	74%
2027	0	0	$0.00	0%	77%	$0	0%	74%
2028 & Beyond	4	27,314	$277.45	5%	82%	$7,578,227	26%	100%
Vacant	0	91,320	$0.00	18%	100%	$0	0%	100%
Total/Wtd. Avg.	98	512,171	$69.32	100.0%		$29,172,699	100.0%

(1)	Information is based on the underwritten rent roll as of the August 1, 2015 Cut-off Date for the MSBAM 2015-C24 securitization trust.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 535-545 Fifth Avenue Property is located in New York, New York, within the Grand Central office submarket of Midtown, Manhattan, on Fifth Avenue between East 44th and East 45th Streets, and within the Lower Fifth Avenue retail submarket. As of September 30, 2014, the overall midtown office vacancy rate was 11.0%, and the weighted-average asking rent was $73.72 PSF. As of September 30, 2014, the Grand Central submarket overall vacancy rate was 12.0%, and the weighted-average asking rent was $62.98 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSBAM 2015-C27	535-545 Fifth Avenue

The following table presents leasing data at seven directly competitive office properties with respect to the 535-545 Fifth Avenue Property:

Directly Competitive Property Summary
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent Low to High
500 Fifth Avenue	600,813	25,399	0	95.77%	95.77%	N/A	N/A
521 Fifth Avenue	339,901	14,377	0	95.77%	95.77%	$68.00	$75.00
529 Fifth Avenue	237,408	15,548	0	93.45%	93.45%	$55.00	$55.00
551 Fifth Avenue	305,000	32,987	6,909	89.18%	86.92%	$60.00	$68.00
485 Madison Avenue	264,000	73,775	0	72.05%	72.05%	$54.00	$54.00
501 Madison Avenue	169,000	17,148	0	89.85%	89.85%	$57.00	$68.00
11 West 42nd Street	744,770	0	0	100.0%	100.0%	N/A	N/A
Total Average	2,660,892 380,127	179,234 25,605	6,909 987	93.26%	93.0%	$54.00	$75.00

Source: Appraisal

In addition to the above comparable office properties, the appraisal provides seven comparable retail leases on Fifth Avenue between 45th and 49th Streets. The comparable retail lease rates range from $738 PSF to $1,200 PSF for ground-floor space. The comparable subgrade retail rents range from $25 PSF to $100 PSF, excluding one basement space that was included at no additional cost. Second-floor comparable retail rents range from $60 PSF to $200 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 535-545 Fifth Avenue Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	Assumed with Retail Space “Marked to Market”(1)	UW	UW PSF
Base Rent	$23,641,463	$17,675,029	$19,443,274	$20,259,243	$26,939,680	$49,526,495	$29,718,569	$58.02
Total Recoveries	$4,938,359	$3,804,669	$3,824,979	$3,761,644	$3,200,556	$3,689,298	$3,689,298	$7.20
Other Income	$0	$0	$0	$0	$437,913	$338,889	$338,889	$0.66
Discounts Concessions	$0	$0	$0	$0	($983,217)	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,917,127)	($2,056,039)	$0	$0.00
Effective Gross Income	$28,579,822	$21,479,698	$23,268,253	$24,020,887	$24,677,806	$51,498,643	$33,746,755	$65.89
Total Expenses	$12,118,406	$11,977,467	$11,574,190	$11,849,516	$12,291,524	$14,495,105	$14,495,104	$28.30
Net Operating Income	$16,461,416	$9,502,231	$11,694,063	$12,171,371	$12,386,282	$37,003,538	$19,251,651	$37.59
Capital Expenditures	$0	$0	$0	$0	$0	$174,138	$174,138	$0.34
TI/LC	$0	$0	$0	$0	$0	$2,485,201	$2,485,201	$4.85
Net Cash Flow	$16,461,416	$9,502,231	$11,694,063	$12,171,371	$12,386,282	$34,344,199	$16,592,312	$32.40

Occupancy %	85.0%	76.2%	76.2%	76.7%	72.7%	87.0%	82.2%
NOI DSCR	1.36x	0.78x	0.96x	1.00x	1.02x	3.05x	1.59x
NCF DSCR	1.36x	0.78x	0.96x	1.00x	1.02x	2.83x	1.37x
NOI Debt Yield	5.3%	3.1%	3.8%	3.9%	4.0%	11.9%	6.2%
NCF Debt Yield	5.3%	3.1%	3.8%	3.9%	4.0%	11.1%	5.4%
Average Annual Rent PSF(2)	$54.65	$45.21	$48.93	$50.58	$58.02	$106.48	$70.62

(1)	The 535-545 Fifth Avenue Property retail space is currently undergoing a redevelopment. Four in-place retail tenants (Duane Reade, 5th Avenue Art & Antiques, 545 Fifth Avenue Bakery (“Europa Café”) and Barami International Fashion) currently pay rents that are substantially below the appraiser’s estimate of current market rents. The spaces associated with these four tenants are “Marked to Market” for informational purposes only. The appraiser’s estimate of market rent may or may not be achieved. A comparison of the current annual contractual rent for each of these tenants and the currently vacant retail space to the appraiser’s estimate of current market annual base rent is provided immediately below:

	Current Total Annual Base Rent	Appraiser’s Estimate of Total Annual Market Base Rent

Duane Reade	$1,800,000	$6,123,300
5th Avenue Art & Antiques	$1,200,000	$5,519,350
545 Fifth Avenue Bakery (“Europa Café”)	$500,004	$5,107,200
Barami International Fashion	$660,000	$2,553,800
Vacant Second Floor and Mezzanine Retail (24,985 SF)	$0	$4,772,550

Total:	$4,160,004	$24,076,200

(2)	Average Annual Rent PSF is based on the historical financials and the occupied SF according to 535-545 Fifth Avenue Borrower provided occupancy reports. Vacant space is excluded from the calculation. The “Marked to Market” column Average Annual Rent PSF assumes the current occupancy plus approximately 24,985 SF of currently vacant retail space marked as occupied for a total assumed occupancy of 87.0% divided into the “Marked to Market” base rent net of vacancy.

Escrows and Reserves. The 535-545 Fifth Avenue Borrower deposited $1,888,673 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 535-545 Fifth Avenue Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the 535-545 Fifth Avenue Borrower maintains insurance under an acceptable blanket insurance policy). The 535-545 Fifth Avenue Borrower is required to make monthly deposits of $8,509 for replacement reserves. The 535-545 Fifth Avenue Borrower

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSBAM 2015-C27	535-545 Fifth Avenue

deposited in escrow at loan origination $8,094,462 (of which approximately $4,403,966 remains in such reserve) and is required to make monthly deposits of $21,273 for TI/LC reserves. The 535-545 Fifth Avenue Borrower deposited in escrow at loan origination $126,764 for certain immediate repairs. The 535-545 Fifth Avenue Borrower also (x) deposited in escrow $6,775,799 at loan origination for future rent credits or abatements under existing leases listed on a schedule attached to the 535-545 Fifth Avenue Mortgage Loan agreement, including $5,000,000 of remaining (as of loan closing) free rent associated with the NBA Lease (of which approximately $1,424,219 remains in such reserve), which amount is required to be disbursed into the lockbox account as such rent credits and abatements under existing leases are utilized and (y) deposited in escrow $134,156 at loan origination (of which approximately $87,620 remains) for outstanding litigation claims against the 535-545 Fifth Avenue Borrower and/or Mr. Joseph Moinian (“535-545 Fifth Avenue Guarantor”) set forth on a schedule attached to the 535-545 Fifth Avenue Mortgage Loan agreement, which amount is required to be disbursed to either (a) the 535-545 Fifth Avenue Borrower upon the applicable claim being satisfied or resolved in favor of the 535-545 Fifth Avenue Borrower and/or 535-545 Fifth Avenue Guarantor or (b) the applicable claimant.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 535-545 Fifth Avenue Mortgage Loan. The 535-545 Fifth Avenue Mortgage Loan has in-place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the 535-545 Fifth Avenue Non-Serviced Loan Combination, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” to disburse, during a Cash Sweep Event Period to the 535-545 Fifth Avenue Borrower, (a) the operating expenses for the operation and maintenance of the 535-545 Fifth Avenue Property as set forth in the annual budget approved by the lender to the extent that such expenses are actually incurred by the 535-545 Fifth Avenue Borrower (excluding payments into the reserves as described above under “—Escrows and Reserves” or any other expenses for which the 535-545 Fifth Avenue Borrower is required to be reimbursed from or which are required to be paid out of such reserves) and (b) any extraordinary operating or capital expenses not set forth in such annual budget or allotted for in such reserves and reasonably approved by the lender, and to disburse any excess to the 535-545 Fifth Avenue Borrower; provided, that if a Cash Sweep Event Period has occurred and is continuing, then any excess will be remitted to an account to be held by the lender as additional security for the 535-545 Fifth Avenue Non-Serviced Loan Combination.

A “Cash Sweep Event Period” will

(i)	commence upon the occurrence of an event of default under the 535-545 Fifth Avenue Mortgage Loan and continue until the acceptance by the lender under the 535-545 Fifth Avenue Mortgage Loan of a cure of such event of default, or

(ii)	commence upon the debt yield (based solely on the 535-545 Fifth Avenue Non-Serviced Loan Combination) being less than 5% for two consecutive calendar quarters and continue until such debt yield equals or exceeds 5% for two consecutive calendar quarters.

Property Management. The 535-545 Fifth Avenue Property is managed by Cushman & Wakefield, Inc. on a month-to-month basis until terminated by either party upon 60 days’ prior notice. The 535-545 Fifth Avenue Borrower may change management companies at any time and may engage a 535-545 Fifth Avenue Borrower-related management company.

Additional Secured Indebtedness (not including trade debts). The 535-545 Fifth Avenue Property also secures the 535-545 Fifth Avenue Non-Serviced Companion Loan, which has a Cut-off Date principal balance of $220,000,000. A portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the 535-545 Fifth Avenue Non-Serviced Companion Loan is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction. The promissory notes evidencing the 535-545 Fifth Avenue Non-Serviced Companion Loan accrue interest at the same rate as the 535-545 Fifth Avenue Mortgage Loan. The 535-545 Fifth Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 535-545 Fifth Avenue Non-Serviced Companion Loan. The holders of the 535-545 Fifth Avenue Mortgage Loan and the 535-545 Fifth Avenue Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 535-545 Fifth Avenue Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 535-545 Fifth Avenue Non-Serviced Loan Combination,” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

A single subordinate mortgage loan secured by the 535-545 Fifth Avenue Property (such loan, the “Permitted Subordinate Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default exists, (ii) the maximum principal amount of the Permitted Subordinate Debt does not exceed $100,000,000, (iii) no Permitted Mezzanine Debt (as defined below) exists, (iv) the principal amount of the Permitted Subordinate Debt will not result in an aggregate LTV ratio greater than the lesser of (x) 49% and (y) the LTV ratio based upon a new appraisal dated no more than 30 days before the closing of the Permitted Subordinate Debt and the then outstanding debt, an aggregate DSCR less than 1.56x or an aggregate debt yield less than 5.04%, (v) the subordinate mortgage lender shall be an entity which satisfies certain net worth and other criteria set forth in the loan documents and shall enter into an intercreditor and standstill agreement reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan and acceptable to the rating agencies, (vi) the term of the Permitted Subordinate Debt is at least co-terminous with the 535-545 Fifth Avenue Mortgage Loan and all other terms, provisions and conditions of the Permitted Subordinate Debt, including the related loan documents, are reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vii) if the Permitted Subordinate Debt is a floating-rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Subordinate Debt and a strike price such that the aggregate DSCR is not less than 1.56x and (viii) the 535-545 Fifth Avenue Borrower shall deliver a rating agency confirmation as to the Permitted Subordinate Debt and, if required by the lender under the 535-545 Fifth Avenue Mortgage Loan, an updated substantive non-consolidation legal opinion.

Mezzanine Loan and Preferred Equity. A single mezzanine loan secured by a pledge of 100% of the ownership interests in the 535-545 Fifth Avenue Borrower (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default exists, (ii) the maximum principal amount of the Permitted Mezzanine Debt does not exceed $100,000,000, (iii) no Permitted Subordinate Debt exists, (iv) the principal amount of the Permitted Mezzanine Debt will not result in an aggregate LTV ratio greater than the lesser of 49% and the LTV ratio based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Debt and the then outstanding debt, an aggregate DSCR less than 1.56x or an aggregate debt yield less than 5.04%, (v) the mezzanine lender shall be an entity which satisfies certain net worth and other criteria set forth in the loan documents and shall enter into an intercreditor agreement reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vi) the term of the Permitted Mezzanine Debt is at least co-terminous with the 535-545 Fifth Avenue Mortgage Loan and all other terms, provisions and conditions of the Permitted Mezzanine Debt, including the related loan documents, are reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vii) if the Permitted Mezzanine Debt is a floating-rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Mezzanine Debt and a strike price such that the aggregate DSCR is not less than 1.56x and (viii) the 535-545 Fifth Avenue Borrower shall deliver, if required by the lender under the 535-545 Fifth Avenue Mortgage Loan, an updated substantive non-consolidation legal opinion.

Release of Property. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

MSBAM 2015-C27	535-545 Fifth Avenue

Terrorism Insurance. The 535-545 Fifth Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 535-545 Fifth Avenue Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

MSBAM 2015-C27	Crowne Plaza - Hollywood, FL

Mortgage Loan No. 2 – Crowne Plaza - Hollywood, FL

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

MSBAM 2015-C27	Crowne Plaza - Hollywood, FL

Mortgage Loan No. 2 – Crowne Plaza - Hollywood, FL

FORT LAUDERDALE
Fort Lauderdale/ Hollywood Intl. Airport
John U. Lloyd Beach State Park
Florida's Turnpike
Griffin Rd.
Seminole Casino Hollywood
FT. LAUDERDALE HOLLYWOOD AIRPORT
Stirling Rd.
Dania Beach
West Lake Park
Ocean Dr.
Topeekeegee Yugnee Park
SHERIDAN ST.
SW 56th Ave.
Crowne Plaza - Hollywood, FL
4000 South Ocean Drive
Hollywood, FL 33019
Memorial Regional Hospital
TRI RAIL
BROWARD COUNTY
HOLLYWOOD
Hollywood Blvd.
Pines Blvd.
Pembroke Lakes Mall
The Shops at Pembroke Gardens
Broward Comm. Coll. South Campus
PEMBROKE PINES
Pembrook Rd.
North Perry Airport
Orange Brook Golf Course
NW 11th St.
Federal Hwy.
NW 8th Ave.
Hollywood Dog Track
Hallandale Beach
Miramar
Miramar Pkwy
University Dr.
Gulfstream Park Race Track
Atlantic Ocean
Florida's Tpke. Homestead Ext.
Calder Race Course
Promenade Shops
SunLife Stadium
Ives Dairy Rd.
Turnberry Isle Resort and Club
Williams Island Country Club
Biscayne Blvd.
Aventura Mall
NW 199th St.
Miami Gardens
Florida's Tpke.
Aventura
NW 183rd St.
NW 57th Ave.
MIAMI-DADE COUNTY
North Miami Beach
Collins Ave.
NW 37th Ave.
Palmetto Expwy.
GOLDEN GLADES
NE 163rd St.
Intracoastal Mall
Mall at 163rd Street
Florida Memorial College
St. Thomas University
Golden Glades
Oleta River State Recr. Area
W. Dixie Hwy.
Opa-Locka Airport
Opa-Locka
OPA-LOCKA
NW 7th Ave.
North Miami
Florida International University- Biscayne Bay Campus
NW 135th St.
Johnson & Wales Univ.
Bal Harbour
Amelia Earhart Park
Westview Country Club
Broad Causeway
Bal Harbour Shops
NW 119th St.
Museum of Contemporary Art
Barry University
Miami Dade College- North Campus
NW 111th St.
NE 6th Ave.
Indian Creek Golf Course
Surfside
NW 103rd St.
NE 103rd St.
Biscayne Blvd.
Biscayne Point
MIAMI BEACH
HIALEAH
NW 95th St.
Miami Shores
Normandy Shores Golf Club
North Shore Medical Ctr.
NW 32nd Ave.
NW 27th Ave.
NW 22nd Ave.
Red Rd.
E. 4th Ave.
Hialeah Race Track
Hialeah Hospital
METRORAIL TRANSFER
NE 79th St.
JFK Causeway
Normandy Isle
NORTHSIDE
TRI-RAIL
North Beach
METRORAIL
OKEECHOBEE
HIALEAH
Biscayne Bay
Miami Intl. Airport 9 miles
MIAMI
La Gorce Golf Course
DR MLK JR
Lake Okeechobee
Moore Haven
Pahokee
La Belle
Clewiston
Tequesta
Jupiter
Palm Beach Intl. Airport
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
Coral Springs
FT. LAUDERDALE
Ft. Lauderdale/ Hollywood Intl. Airport
Hollywood
Everglades Pkwy
Weston
BIG CYPRESS NATL. PRESERVE
THE EVERGLADES
North Miami Beach
Hialeah
MIAMI
Miami Intl. Airport
Tamiami Trail
Miami Beach
Coral Gables
Atlantic Ocean
Gulf of Mexico
EVERGLADES NATIONAL PARK
Homestead
BISCAYNE NATIONAL PARK
Florida City

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

MSBAM 2015-C27	Crowne Plaza - Hollywood, FL

Mortgage Loan No. 2 – Crowne Plaza - Hollywood, FL

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$60,000,000			Location:	Hollywood, FL 33019
Cut-off Date Balance:	$59,934,928			General Property Type:	Hospitality
% of Initial Pool Balance:	7.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Sotherly Hotels LP			Year Built/Renovated:	1973/2008-2014
Mortgage Rate:	4.913%			Size:	311 Rooms
Note Date:	9/28/2015			Cut-off Date Balance per Unit:	$192,717
First Payment Date:	11/1/2015			Maturity Date Balance per Unit:	$158,560
Maturity Date:	10/1/2025			Property Manager:	MHI Hotels Services, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,808,464
Seasoning:	1 month			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.56x
Additional Debt Type:	N/A			Most Recent NOI:	$6,722,314 (7/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,190,219 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,193,115 (11/30/2013 TTM)
Reserves(1)				Most Recent Occupancy:	83.7% (7/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	83.6% (12/31/2014)
RE Tax:	$805,387	$76,424	N/A	3rd Most Recent Occupancy:	81.5% (11/30/2013 TTM)
Insurance:	$362,975	$51,854	N/A	Appraised Value (as of):	$89,000,000 (9/3/2015)
Recurring Replacements:	$0	$68,876	N/A	Cut-off Date LTV Ratio:	67.3%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio:	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	100.0%	Loan Payoff:	$55,773,356	93.0%
			Reserves:	$1,168,363	1.9%
			Closing Costs:	$364,132	0.6%
			Return of Equity(2):	$2,694,149	4.5%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Crowne Plaza - Hollywood, FL sponsor acquired a 25% interest in the Crowne Plaza - Hollywood, FL Property in 2007 with the Carlyle Group (75% interest) for a total purchase price of $74,000,000 and in June 2015, purchased the Carlyle Group’s interest at a cost of $70,125,000 to now have 100% ownership of the Crowne Plaza - Hollywood, FL Property at a total purchase price of $88,625,000.

The Mortgage Loan. The second largest mortgage loan (the “Crowne Plaza - Hollywood, FL Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Crowne Plaza - Hollywood, FL in Hollywood, Florida, (the “Crowne Plaza - Hollywood, FL Property”). The proceeds of the Crowne Plaza - Hollywood, FL Mortgage Loan were used to refinance a previous loan with an outstanding principal balance of approximately $55,773,356 secured by the Crowne Plaza - Hollywood, FL Property, fund upfront reserves, pay closing costs and return equity to the Crowne Plaza - Hollywood, FL Borrower.

The Borrower and the Sponsor. The borrowers are Hollywood Hotel Associates LLC and Hollywood Hotel Associates Lessee LLC (together, the “Crowne Plaza - Hollywood, FL Borrower”), each a special-purpose Delaware limited liability company, with two independent directors.

The Crowne Plaza - Hollywood, FL Mortgage Loan sponsor and non-recourse guarantor is Sotherly Hotels LP, the operating partnership of Sotherly Hotels Inc. (“Sotherly”), which is a self-managed lodging REIT focused on the acquisition, renovation, branding and repositioning of upscale and upper upscale full-service hotels in the southern United States. Currently, Sotherly’s portfolio consists of investments in 12 hotel properties (3,010 rooms). As of the first quarter of 2015, Sotherly had assets valued at approximately $300,484,000.

The Property. The Crowne Plaza - Hollywood, FL Property consists of a 10-story, 311-room full service hotel built on 3.79 acres. The 308 standard double/double or king guestrooms are each 462 SF and the three executive king suites are each 924 SF. All guestrooms feature flat-screen televisions, desks, kitchenettes with wet bar, complimentary Wi-Fi and private balconies overlooking the Intracoastal Waterway and Atlantic Ocean. The Crowne Plaza - Hollywood, FL Property features room service and three food and beverage outlets: Elements Bistro offering three meals daily, Lava Tiki Bar offering poolside bar and food and live entertainment on Friday evenings, and a grab-and-go coffee and snack outlet. Hotel amenities also include approximately 10,000 SF of meeting space across five rooms, a waterfront outdoor infinity pool, sundry store, fitness center and spa, 24-hour business center and 440 parking spaces. There are stops outside of the Crowne Plaza - Hollywood, FL Property for the Water Taxi (to Fort Lauderdale) and for the Hollywood Trolley.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

MSBAM 2015-C27	Crowne Plaza - Hollywood, FL

Prior to the sponsor’s acquisition of the Crowne Plaza - Hollywood, FL Property, the Crowne Plaza - Hollywood, FL Property underwent a gut renovation completed in 2006 at a cost of approximately $55,000,000, which covered all public areas, guestrooms, and mechanical equipment. Between 2008 and 2014 an additional approximately $4,212,000 was invested by the Crowne Plaza - Hollywood, FL Mortgage Loan sponsor in various capital upgrades including a guestroom and bathroom refresh, and repairs and renovations of the common spaces, roof, pool and pool area.

The Crowne Plaza - Hollywood, FL Property is currently subject to a franchise agreement with Holiday Hospitality Franchising, Inc. and is operating under the Crowne Plaza brand. The franchise agreement is currently set to expire on July 1, 2017 with no extension options. Upon expiration of the franchise agreement, the Crowne Plaza - Hollywood, FL Borrower intends to commence operations as an independent hotel.

The Crowne Plaza - Hollywood, FL Property is managed by MHI Hotels Services, LLC (d/b/a Chesapeake Hospitality), an affiliate of the Crowne Plaza - Hollywood, FL Borrower. Chesapeake Hospitality has operated a portfolio of 62 hotels in 12 states as independent hotels and under brands including Best Western, Crowne Plaza, Days Inn, Doubletree, Hampton Inn, Hilton Garden Inn, Hilton, Holiday Inn, Ramada Inn and Sheraton.

The Crowne Plaza - Hollywood, FL Property generates approximately 88% of its room nights from transient demand and 12% from meeting and group business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Crowne Plaza - Hollywood, FL			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	79.8%	$136.90	$109.30	80.2%	$134.46	$107.78	100.4%	98.2%	98.6%
2012	82.2%	$144.19	$118.52	80.1%	$148.09	$118.54	97.4%	102.7%	100.0%
2013	81.3%	$157.00	$127.65	83.0%	$159.89	$132.65	102.0%	101.8%	103.9%
2014	80.3%	$167.64	$134.61	84.5%	$162.56	$137.40	105.3%	97.0%	102.1%
7/31/2015 TTM	80.8%	$177.34	$143.36	83.7%	$173.54	$145.34	103.6%	97.9%	101.4%

Source: Industry Report

The Market. The Crowne Plaza - Hollywood, FL Property is located at 4000 South Ocean Drive in Hollywood, Broward County, Florida, one-quarter mile north of Hallandale Beach, one mile from the Hollywood Broadwalk, three miles north of Aventura, nine miles south of the Fort Lauderdale-Hollywood International Airport, and approximately 10 miles south of Port Everglades.

The City of Hollywood is the third most populated city in Broward County with 140,000 residents and offers over seven miles of white-sand beach, an oceanfront Broadwalk, an art-deco district and a business district. In 2014, Broward County had more than 14 million visitors spending approximately $11.4 billion and thus far in 2015, the greater South Florida Region has seen record breaking visitation and tourism volume.

The Fort Lauderdale hospitality market had 2014 occupancy, ADR and RevPAR of 78.7%, $133.91 and $105.38, respectively. The Fort Lauderdale hospitality market’s RevPAR has grown year over year by at least 6.0% since 2010.

Estimated 2014 population within a one-, three-, and five-mile radius of the Crowne Plaza - Hollywood, FL Property was 15,048, 206,903, and 589,863, respectively. Estimated household income within a one-mile radius was $64,658.

Primary and secondary competitive properties to the Crowne Plaza - Hollywood, FL Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Transient Demand	Group Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Crowne Plaza - Hollywood, FL (subject)	311	88%	12%	84%	$162	$136
Sheraton Hotel Fort Lauderdale Airport	250	75%	25%	87%	$100	$87
DoubleTree Ocean Point Resort(1)	127	85%	15%	78%	$241	$188
Marriott Hollywood Beach(1)	229	80%	20%	83%	$207	$172
Residence Inn Aventura Mall	191	90%	10%	87%	$189	$164
Courtyard Aventura Mall	166	80%	20%	87%	$161	$140
Hampton Inn Hallandale Beach	151	85%	15%	84%	$145	$122
Total/Weighted Average	1,425			85%	$166	$140

Source: Appraisal

(1)	Represent primary competitive properties to the Crowne Plaza - Hollywood, FL Property.

In addition to these six competitive properties, of which only two are considered primary competition, there is the nearly adjacent Diplomat Resort (formerly a Westin and currently a Curio affiliate), a 1,000-room upscale convention and resort hotel, which generally competes with other large resorts in Florida. There are also three resorts recently completed or under construction which may compete with the Crowne Plaza - Hollywood, FL Property, including the 349-room Margaritaville Beach Resort in Hollywood which had its soft opening on September 22, 2015, the 305-room Melia Costa Hollywood luxury condominium-hotel which is still under construction, and the 216-rental room Beachwalk Resort in Hallandale Beach, an independent condominium-hotel with all units owned by private investors.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

MSBAM 2015-C27	Crowne Plaza - Hollywood, FL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crowne Plaza - Hollywood, FL Property:

Cash Flow Analysis
	2010	2011	2012	11/30/2013 TTM	2014	7/31/2015 TTM	UW	UW per Room
Occupancy(1)	80.0%	79.4%	79.2%	81.5%	83.6%	83.7%	80.0%
ADR(1)	$120.73	$133.29	$141.37	$157.62	$162.15	$172.50	$177.61
RevPAR(1)	$96.58	$105.83	$111.97	$128.46	$135.56	$142.49	$142.09

Rooms Revenue	$10,957,552	$12,012,048	$13,279,070	$14,581,289	$15,386,595	$16,176,831	$16,122,320	$51,840
Food & Beverage	$2,094,610	$2,580,101	$2,529,850	$2,443,714	$2,968,395	$3,042,118	$3,104,326	$9,982
Other Income	$1,085,434	$1,107,391	$1,238,245	$1,455,370	$1,385,469	$1,436,044	$1,436,044	$4,618
Total Revenue	$14,137,596	$15,699,540	$17,047,165	$18,480,373	$19,740,459	$20,654,993	$20,662,690	$66,440
Total Expenses	$10,281,594	$11,124,343	$11,778,346	$12,287,258	$13,550,240	$13,932,679	$13,854,226	$44,547
Net Op. Income	$3,856,002	$4,575,197	$5,268,819	$6,193,115	$6,190,219	$6,722,314	$6,808,464	$21,892
FF&E	$566,000	$617,000	$682,000	$0	$0	$0	$826,508	$2,658
Net Cash Flow	$3,290,002	$3,958,197	$4,586,819	$6,193,115	$6,190,219	$6,722,314	$5,981,956	$19,235

NOI DSCR	1.01x	1.20x	1.38x	1.62x	1.62x	1.76x	1.78x
NCF DSCR	0.86x	1.03x	1.20x	1.62x	1.62x	1.76x	1.56x
NOI Debt Yield	6.4%	7.6%	8.8%	10.3%	10.3%	11.2%	11.4%
NCF Debt Yield	5.5%	6.6%	7.7%	10.3%	10.3%	11.2%	10.0%

(1)	Occupancy, ADR and RevPAR figures have been taken from the Crowne Plaza - Hollywood, FL sponsor-provided financial statements.

Escrows and Reserves. The Crowne Plaza - Hollywood, FL Borrower deposited in escrow $805,387 for real estate taxes and $362,975 for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Crowne Plaza - Hollywood, FL Borrower maintains an acceptable blanket insurance policy). The Crowne Plaza - Hollywood, FL Borrower is required to deposit monthly for furniture, fixtures and equipment 1/12 of an amount equal to 4% of annual gross revenue from the prior fiscal year (the “FF&E Reserve”). Additionally, from September 17, 2016 until September 17, 2017, the Crowne Plaza - Hollywood, FL Borrower is required to deposit monthly 1/12 of an amount equal to the difference between $1,000,000 and the balance of the FF&E Reserve as of September 17, 2016 (the “Independent Option Repositioning Funds”). The Independent Option Repositioning Funds are required to be used for replacements and other expenses in connection with re-positioning the Crowne Plaza - Hollywood, FL Property as an independent hotel.

Lockbox and Cash Management. The Crowne Plaza - Hollywood, FL Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Crowne Plaza - Hollywood, FL Borrower will be required to deposit all excess cash with respect to the Crowne Plaza - Hollywood, FL Mortgage Loan to an account to be held by the lender as additional security for the Crowne Plaza - Hollywood, FL Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of (i) an event of default under the Crowne Plaza - Hollywood, FL Mortgage Loan and (ii) the date upon which the DSCR is less than 1.10x on a trailing 12-month basis, tested quarterly. A Cash Sweep Period will end upon, as applicable, (i) the cure or lender waiver of the event of default and (ii) the date upon which the DSCR equals or exceeds 1.15x on a trailing 12-month basis, tested quarterly.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Crowne Plaza - Hollywood, FL Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Crowne Plaza - Hollywood, FL Mortgage Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Crowne Plaza - Hollywood, FL Property on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSBAM 2015-C27	Hotel Valencia Santana Row

Mortgage Loan No. 3 – Hotel Valencia Santana Row

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

MSBAM 2015-C27	Hotel Valencia Santana Row

Mortgage Loan No. 3 – Hotel Valencia Santana Row

Hotel Valencia Santana Row
355 Santana Row
San Jose, CA 95128
SUNNYVALE
SANTA CLARA
SAN JOSE
Cupertino
Campbell
Los Gatos
Downtown Sunnyvale
Downtown San Jose
Downtown Campbell
Northside
Fruitdale
Willow Glen
Dry Creek
Cambrian Park
Branham
Castlemont
Rainbow
San Jose Intl. Airport
San Francisco Intl. Airport 30 miles
SANTA CLARA COUNTY
Santa Clara Convention Center
Levi's Stadium
California's Great America
West Valley Mission College
Mercado Santa Clara
Santa Clara University
Westfield Valley Fair
Santana Row
Winchester Mystery House
O'Connor Hospital
Kaiser Permanente Santa Clara Medical Center
Apple Campus 2 (Under Construction)
Apple
Agilent Technology
Seagate Technology
Vallco Shopping Mall
Villa Shopping Center
Marketplace on Stevens Creek
Cupertino Village
Cupertino Civic Center & Community Hall
Orchard Farms Shopping Center
Santa Clara Valley Medical Center
San Jose City College
eBay
The Pruneyard Shopping Center
Campbell Community Center
El Camino Hospital-Los Gatos
Los Gatos Creek Park
Netflix
Good Samaritan Hospital
Xilinx HQ
Cambrian Park Plaza Shopping Ctr.
Camden Square
Heritage Rose Garden
SAP Center
Adobe
SJ State Univ.
San Jose McEnery Conv. Ctr.
Cisco
Samsung
Oracle
Intel
Juniper Networks
Lockheed Martin
Cadence Design Systems
San Jose Mun. Golf Course
Sunken Gardens Golf Course
Ortega Park
South Bay Fwy
Bayshore Fwy
Nimitz Fwy
Junipero Serra Fwy
Central Expwy.
Montague Expwy.
Lawrence Expwy.
San Tomas Expwy.
SW Expwy.
El Camino Real
Stevens Creek Blvd.
Homestead Rd.
San Carlos St.
Hamilton Ave.
Camden Ave.
CALTRAIN
VTA LIGHT RAIL
SUNNYVALE
LAWRENCE
SANTA CLARA
COLLEGE PARK
SAN JOSE DIRIDON
TAMIEN
101
237
280
880
87
17
82
85
SAN FRANCISCO
OAKLAND
SAN JOSE
Berkeley
Richmond
Vallejo
Fairfield
Concord
Hayward
Fremont
Livermore
Pleasanton
Daly City
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSBAM 2015-C27	Hotel Valencia Santana Row

Mortgage Loan No. 3 – Hotel Valencia Santana Row

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$53,000,000			Location:	San Jose, CA 95128
Cut-off Date Balance:	$53,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Valencia Hotel Group			Year Built/Renovated:	2003/2013-2015
Mortgage Rate:	4.830%			Size:	215 Rooms
Note Date:	8/28/2015			Cut-off Date Balance per Unit:	$246,512
First Payment Date:	10/1/2015			Maturity Date Balance per Unit:	$227,098
Maturity Date:	9/1/2025			Property Manager:	Hotel Valencia Corporation (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$6,766,948
Seasoning:	2 months			UW NOI Debt Yield:	12.8%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity:	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.24x (IO) 1.74x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$7,235,040 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,956,009 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,049,205 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	83.4% (6/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.0% (12/31/2014)
RE Tax:	$160,263	$17,807	N/A	3rd Most Recent Occupancy:	80.7% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$86,800,000 (5/21/2015)
Recurring Replacements:	$0	$77,528	N/A	Cut-off Date LTV Ratio:	61.1%
Other:	$0	$164,325	N/A	Maturity Date LTV Ratio:	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,000,000	100.0%	Loan Payoff(2):	$44,992,220	84.9%
			Reserves:	$160,263	0.3%
			Closing Costs:	$478,823	0.9%
			Return of Equity:	$7,368,694	13.9%
Total Sources:	$53,000,000	100.0%	Total Uses:	$53,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Loan Payoff amount includes the defeasance of a previous first mortgage for approximately $34,617,752 and the payoff of a second mortgage in the amount of approximately $10,374,468.

The Mortgage Loan. The third largest mortgage loan (the “Hotel Valencia Santana Row Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $53,000,000 secured by a leasehold mortgage encumbering a full service hospitality property known as the Hotel Valencia Santana Row in San Jose, California (the “Hotel Valencia Santana Row Property”). The proceeds of the Hotel Valencia Santana Row Mortgage Loan were used to refinance two previous mortgage loans with a combined outstanding principal balance of approximately $44,992,220, to fund reserves, pay closing costs, and return equity to the Hotel Valencia Santana Row Borrower. One of the previous mortgage loans secured by the Hotel Valencia Santana Row Property was included in the WBCMT 2006-C28 securitization trust.

The Borrower and the Sponsor. The borrower is Santana Row Hotel Partners, L.P. (the “Hotel Valencia Santana Row Borrower”), a special-purpose, recycled Texas limited partnership with two independent directors. The Hotel Valencia Santana Row Borrower is partially owned and controlled by Doyle A. Graham, Jr., the nonrecourse carve-out guarantor. Mr. Graham is the President and CEO of Valencia Group.

Valencia Group is a Houston-based hotel development and management company. Valencia Group currently operates five hotels, including the Hotel Valencia Riverwalk in San Antonio, and currently has three hotels in development.

The Property. The Hotel Valencia Santana Row Property is a five-story, un-flagged, boutique hotel constructed on top of a two-story retail building located within the master-planned Santana Row mixed-use community of San Jose (“Santana Row”). No portion of the retail building is collateral for the Hotel Valencia Santana Row Mortgage Loan. The Hotel Valencia Santana Row Property contains 215 rooms, including 148 king rooms, 50 double/double rooms and 17 suites. There are 125 allocated spaces in an adjacent parking structure. No portion of the parking structure is collateral for the Hotel Valencia Santana Row Mortgage Loan, other than the rights to use 125 spaces. Amenities include the 64-seat Citrus Restaurant, a bar and lounge, a rooftop bar, an outdoor swimming pool and whirlpool, a fitness center, a business center, and approximately 3,804 SF of meeting space in four meeting rooms. A new terrace lounge is planned. The Hotel Valencia Santana Row Property underwent an approximately $7,150,000 ($33,255 per room) renovation over the years 2013-2015. The work included a lobby renovation, guestrooms refurbishment, the conversion of a former spa to three new guestrooms, and updates to the restaurant, bar and meeting spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSBAM 2015-C27	Hotel Valencia Santana Row

Federal Realty Investment Trust (“Federal Realty”) created Santana Row in 2003. Santana Row includes approximately 834 residences, 70 retail shops, 20 restaurants, the CineArts Theater, a 65,000 SF Class-A office building and the Hotel Valencia Santana Row Property. The Westfield Valley Fair mall, an approximately 273 store shopping center anchored by two Macy’s stores and Nordstrom, is located directly across Stevens Creek Boulevard from Santana Row. The mall reportedly is scheduled to undergo an approximately $600 million expansion to add 80 to 100 new in-line stores, a Bloomingdale’s, and new entertainment and service amenities.

The Hotel Valencia Santana Row Property consists of a ground leasehold interest in a hospitality building (the “Hotel Valencia Santana Row Ground Lease”). The Hotel Valencia Santana Row Ground Lease means that certain Lease Agreement dated as of March 21, 2001 by and between Frit San Jose Town and Country Village, L.L.C., as lessor (“Ground Lessor”), and the Hotel Valencia Santana Row Borrower, as lessee. The Ground Lessor developed, owns and operates the two-story retail building below the Hotel Valencia Santana Row Property. Nonexclusive easements on, over, across and through jointly used elements, including hotel access through a common area in the retail building, are in place and regulate common area access and maintenance costs. The retail building and the Hotel Valencia Santana Row Property represent separate tax parcels.

The Hotel Valencia Santana Row Ground Lease is for a term of 99 years beginning in 2001 and ending on March 20, 2100, with no extension options. Ground rent consists of four components: (1) base rent, (2) percentage rent, (3) supplemental percentage rent, and (4) parking rent.

Base rent began at $450,000 per year for the initial 10 years following rent commencement under the Hotel Valencia Santana Row Ground Lease, increased to $504,000 per year on May 1, 2013, and increases every five years of the remaining term to an amount equal to the greater of 112% of the prior base rent and 80% of the annual average of the sum of the base rent and percentage rent paid for the immediately preceding three years. The next base rent increase is scheduled to occur on May 1, 2018.

Percentage rent equals (i) 11.74% of the amount by which the gross room revenues exceed the gross room revenue threshold during any lease year and (ii) from and after the date upon which the gross room revenues exceed the gross room revenue threshold, an amount equal to 5.87% of other gross revenue for the remainder of such lease year. The gross room revenue threshold is currently $11,200,000. The gross room revenue threshold is adjusted on every fifth anniversary of May 1, 2013 by dividing the adjusted minimum base rent then in effect by 0.045.

Supplemental percentage rent equals 7.63% of the amount by which gross rooms revenues exceed the supplemental gross revenue threshold. The supplemental gross revenue threshold is currently $11,760,000. The supplemental gross room revenue threshold is adjusted on every fifth anniversary of May 1, 2013 by multiplying the supplemental gross room revenue threshold in effect during the immediately preceding lease year by 112%.

Parking rent equals 15% of the gross income received from parking rents or valet parking revenue.

According to the appraisal, the Hotel Valencia Santana Row Property generates approximately 49% of its room nights from commercial business, 27% from meeting and group business, and 24% of leisure business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Hotel Valencia Santana Row			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	76.0%	$156.88	$119.15	81.5%	$212.67	$173.28	107.3%	135.6%	145.4%
2014	77.0%	$174.09	$134.02	78.6%	$227.86	$179.16	102.1%	130.9%	133.7%
6/30/2015 TTM	78.6%	$199.41	$156.68	83.4%	$254.46	$212.85	106.5%	127.6%	135.9%

Source: Industry Report

The Market. The Hotel Valencia Santana Row Property is located within Santana Row in San Jose, Santa Clara County, California. The San Jose/Silicon Valley submarket spans San Jose, Santa Clara and Cupertino and contains approximately 109 hotels with 14,117 guestrooms. The appraisal noted possible future new supply across the Silicon Valley market totaling 2,205 rooms in 10 properties that are either under construction, approved, applied for, in early development, or speculative. Most of these are expected to be nationally branded extended-stay, and select- or limited-service properties. Only two of the expected new hotels are expected be considered competitors, a 210-room Autograph Collection Marriott in San Jose and a 175-room Aloft in Santa Clara, both under construction and deemed competitive at a level of 75% each. The appraisal identified various local demand generators including the Westfield Valley Fair mall, which is less than half a mile from the Hotel Valencia Santana Row Property, the San Jose McEnery Convention Center, which is approximately four miles away, the San Jose International Airport, which is approximately five miles away, the Santa Clara Convention Center, which is approximately eight miles away, and various corporations such as eBay, Agilent, Apple and Cisco, which are all within approximately nine miles of the Hotel Valencia Santana Row Property.

Primary competitive properties to the Hotel Valencia Santana Row Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	2014 Occupancy	2014 ADR	2014 RevPAR
Hotel Valencia Santana Row	214(1)	2003	3,804	49%	27%	24%	81%	$239.49	$193.91
Aloft Cupertino	123	2013	1,100	65%	20%	15%	85%	$204.00	$173.40
Cyprus Hotel	224	2002	4,897	50%	25%	25%	82%	$205.00	$168.10
Four Points by Sheraton Cupertino	79	2001	1,865	60%	20%	20%	83%	$180.00	$149.40
Hotel De Anza	100	1931	1,886	55%	25%	20%	80%	$160.00	$128.00
Marriott San Jose	506	2003	24,000	40%	45%	15%	85%	$181.00	$153.85
Sainte Claire	171	1926	10,000	40%	45%	15%	78%	$160.00	$124.80

Source: Appraisal

(1)	An additional room was added in 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSBAM 2015-C27	Hotel Valencia Santana Row

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hotel Valencia Santana Row Property.

Cash Flow Analysis(1)
	2010	2011	2012	2013	2014	6/30/2015 TTM	UW	UW per Room
Occupancy	78.8%	81.4%	81.4%	80.7%	81.0%	83.4%	83.4%
ADR	$187.89	$199.09	$208.87	$220.10	$239.49	$255.18	$255.18
RevPAR	$147.98	$162.02	$169.92	$177.66	$193.90	$212.88	$212.88

Rooms Revenue	$11,450,595	$12,536,750	$13,184,292	$13,747,251	$15,146,679	$16,707,352	$16,707,352	$77,709
Food & Beverage	$5,357,997	$5,517,726	$5,392,502	$5,472,969	$6,101,137	$6,552,072	$6,552,072	$30,475
Other Income(2)	$551,944	$590,580	$580,471	$655,207	$629,232	$600,873	$600,873	$2,795
Total Revenue	$17,360,536	$18,645,056	$19,157,265	$19,875,427	$21,877,048	$23,860,297	$23,860,297	$110,978
Total Expenses(3)	$12,163,511	$12,991,147	$13,289,601	$13,826,222	$14,921,039	$16,625,257	$17,093,349	$79,504
Net Op. Income	$5,197,025	$5,653,909	$5,867,664	$6,049,205	$6,956,009	$7,235,040	$6,766,948	$31,474
FF&E	$694,421	$745,802	$766,291	$795,017	$875,082	$908,919	$954,412	$4,439
Net Cash Flow	$4,502,604	$4,908,107	$5,101,373	$5,254,188	$6,080,927	$6,326,121	$5,812,536	$27,035

NOI DSCR	1.55x	1.69x	1.75x	1.81x	2.08x	2.16x	2.02x
NCF DSCR	1.34x	1.47x	1.52x	1.57x	1.82x	1.89x	1.74x
NOI Debt Yield	9.8%	10.7%	11.1%	11.4%	13.1%	13.7%	12.8%
NCF Debt Yield	8.5%	9.3%	9.6%	9.9%	11.5%	11.9%	11.0%

(1)	The Hotel Valencia Santana Row Property underwent an approximately $7,150,000 renovation during the years 2013-2015, during which three guestrooms were added.

(2)	Underwritten other income includes approximately $433,348 of valet parking income.

(3)	Underwritten expenses include $1,971,898 of total ground rent, including supplemental and percentage rent. Underwritten ground rent is based on the 6/30/2015 TTM amount.

Escrows and Reserves. The Hotel Valencia Santana Row Borrower deposited $160,263 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Hotel Valencia Santana Row Borrower maintains insurance under an acceptable blanket insurance policy), the FF&E Monthly Deposit and the Monthly Ground Rent Deposit.

“FF&E Monthly Deposit” means an amount equal to 1/12 of 3% of the gross operating income for the Hotel Valencia Santana Row Property for the immediately preceding calendar year. The FF&E Monthly deposit is (i) $77,528 per month for the balance of the calendar year in which the Hotel Valencia Santana Row Mortgage Loan was originated and (ii) adjusted annually by the lender based on the foregoing on the monthly payment date in January of each calendar year.

“Monthly Ground Rent Deposit” means an amount equal to the Ground Rent that is payable under the Hotel Valencia Santana Row Ground Lease for the month in which such monthly payment date occurs.

“Ground Rent” means any rent, additional rent or other charge payable by the Hotel Valencia Santana Row Borrower under the Hotel Valencia Santana Row Ground Lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Hotel Valencia Santana Row Mortgage Loan. The Hotel Valencia Santana Row Mortgage Loan has springing cash management (i.e. the Hotel Valencia Santana Row Mortgage Loan has cash management only during the continuance of a Cash Sweep Period (as defined below)). If no Cash Sweep Period is continuing, funds in the lockbox account are required to be swept daily to an account designated by the Hotel Valencia Santana Row Borrower. During the continuance of a Cash Sweep Period for the Hotel Valencia Santana Row Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Hotel Valencia Santana Row Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse the remainder to either (x) if a Cash Sweep Period is not then continuing, to the Hotel Valencia Santana Row Borrower or (y) if a Cash Sweep Period is then continuing, (i) first, provided no event of default exists, to the Hotel Valencia Santana Row Borrower in an amount equal to the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the Hotel Valencia Santana Row Borrower’s annual budget (which during a Cash Sweep Period, must be approved by the lender) together with other amounts incurred by the Hotel Valencia Santana Row Borrower in connection with the operation and maintenance of the Hotel Valencia Santana Row Property approved by the lender, (ii) second, provided no event of default exists, and the DSCR is greater than 1.00x, to Hotel Valencia Corporation (the “Manager”), the management fee due to the Manager under the management agreement and (iii) third, to an account to be held by the lender as additional security for the Hotel Valencia Santana Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will

(i) commence on the occurrence of an event of default under the Hotel Valencia Santana Row Mortgage Loan and continue until the acceptance by the lender under the Hotel Valencia Santana Row Mortgage Loan of a cure of such event of default or

(ii) commence on the date the lender determines that the DSCR has fallen below 1.10x for six consecutive calendar months and continue until the DSCR equals or exceeds 1.15x for six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

MSBAM 2015-C27	Hotel Valencia Santana Row

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hotel Valencia Santana Row Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to, and in an amount determined by, lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Hotel Valencia Santana Row Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSBAM 2015-C27	U-Haul Portfolio

Mortgage Loan No. 4 – U-Haul Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSBAM 2015-C27	U-Haul Portfolio

Mortgage Loan No. 4 – U-Haul Portfolio

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSBAM 2015-C27	U-Haul Portfolio

Mortgage Loan No. 4 – U-Haul Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various
Cut-off Date Balance(1):	$49,349,665			General Property Type:	Self Storage
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	AMERCO			Year Built/Renovated:	Various
Mortgage Rate:	4.865%			Size:	2,663,398 SF 32,519 Units
Note Date:	8/12/2015			Cut-off Date Balance per Unit(1):	$59 $4,849
First Payment Date:	10/1/2015			Maturity Date Balance per Unit(1):	$0 $0
Maturity Date:	9/1/2035			Property Manager:	U-Haul Marketing Companies (borrower related)
Original Term to Maturity:	240 months
Original Amortization Term:	240 months			Underwriting and Financial Information(3)
IO Period:	0 months			UW NOI:	$29,970,118
Seasoning:	2 months			UW NOI Debt Yield(1):	19.0%
Prepayment Provisions:	LO (26); DEF (210); O (4)			UW NOI Debt Yield at Maturity(1):	N/A
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.86x
Additional Debt Type:	Pari Passu/B Note			Most Recent NOI:	$31,725,731 (6/30/2015 TTM)
Additional Debt Balance(1):	$108,349,665/$111,000,000			2nd Most Recent NOI:	$29,698,899 (3/31/2014 FYE)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$26,788,260 (3/31/2013 FYE)
Reserves(2)				Most Recent Occupancy(4):	92.7% (6/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	86.4% (3/31/2014)
RE Tax:	$2,242,110	Springing	N/A	3rd Most Recent Occupancy(4):	84.2% (3/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$458,000,000 (6/15/2015)
Recurring Replacements:	$994,102	Springing	$994,102	Cut-off Date LTV Ratio(1)(5):	34.4%
Deferred Maintenance:	$479,829	$0	N/A	Maturity Date LTV Ratio(1):	0.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$270,000,000	100.0%	Reserves:	$3,716,041	1.4%
			Closing Costs:	$6,686,377	2.5%
			Return of Equity(6):	$259,597,582	96.1%
Total Sources:	$270,000,000	100.0%	Total Uses:	$270,000,000	100.0%

(1)	The U-Haul Portfolio Mortgage Loan is part of the U-Haul Non-Serviced Loan Combination, which is comprised of four pari passu Senior Notes and two Junior Notes (as defined below), with an aggregate original principal balance of $270,000,000. The four Senior Notes have an aggregate original principal balance of $159,000,000, and the two Junior Notes have an aggregate original principal balance of $111,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the total principal balance of the four Senior Notes without regard to the Junior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the U-Haul Portfolio Non-Serviced Loan Combination (including the Junior Notes) are $101, $0, 11.2%, 1.38x, 58.7% and 1.3%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all 105 self-storage facilities that comprise the U-Haul Portfolio Property.

(4)	Most Recent Occupancy rates are based on number of units.

(5)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $424,700,000. The Cut-off Date LTV Ratio based on the appraised value on a stand-alone basis is 37.1%. There are no collateral partial release provisions within the terms of the U-Haul Portfolio Mortgage Loan.

(6)	Certain previous loans secured by portions of the U-Haul Portfolio Property were repaid in full in January 2015; therefore, at the U-Haul Non-Serviced Loan Combination origination, the U-Haul Portfolio Borrower had no outstanding mortgage debt associated with the U-Haul Portfolio Property.

The Mortgage Loan. The fourth largest mortgage loan (the “U-Haul Portfolio Mortgage Loan”) is part of a non-serviced loan combination (the “U-Haul Portfolio Non-Serviced Loan Combination”) evidenced by four pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $159,000,000, and two junior notes (the “Junior Notes”) with an aggregate original principal balance of $111,000,000, all of which are secured by first priority fee mortgages encumbering 105 self-storage properties and 319 recreational vehicle (“RV”) parking spaces located across 35 states (collectively, the “U-Haul Portfolio Property”): (i) Promissory Note A-1A (one of the Senior Notes), in the original principal amount of $50,000,000, which represents the U-Haul Portfolio Mortgage Loan, (ii) Promissory Notes A-2A and A-2B (two of the Senior Notes, and collectively, the “U-Haul Portfolio Group 2 Notes”) and Promissory Notes A-3A and A-3B (the two Junior Notes, or the “U-Haul Portfolio B Note”), in the aggregate original principal amount of $170,000,000, which were contributed to the MSJP 2015-HAUL securitization trust (collectively, the “MSJP 2015-HAUL Notes”) and (iii) Promissory Note A-1B (one of the Senior Notes, and together with Promissory Note A-1A, the “U-Haul Portfolio Group 1 Notes”), in the original principal amount of $50,000,000, which was contributed to the JPMBB 2015-C32 securitization trust. The three Senior Notes that do not comprise the U-Haul Portfolio Mortgage Loan are collectively referred to as the “U-Haul Portfolio Non-Serviced Companion Loan.” The U-Haul Portfolio Group 1 Notes are scheduled to amortize to zero in approximately 10 years, while the MSJP 2015-HAUL Notes are scheduled to be interest-only for approximately 10 years. Prior to certain trigger events, principal will be applied to the U-Haul Portfolio Group 1 Notes before being applied to the U-Haul Portfolio Group 2 Notes. The U-Haul Portfolio Non-Serviced Loan Combination is serviced according to the MSJP 2015-HAUL trust and servicing agreement. See “Description of the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSBAM 2015-C27	U-Haul Portfolio

Mortgage Pool—The Non-Serviced Loan Combinations—The U-Haul Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

Proceeds of the U-Haul Portfolio Non-Serviced Loan Combination were used to fund reserves, pay closing costs and return equity to the U-Haul Portfolio Borrower. The mortgage loans previously secured by the U-Haul Portfolio Property were included in the MSC 2005-HQ6 and WBCMT 2005-C20 securitization trusts.

When analyzed on a stand-alone basis, Moody’s has indicated that the U-Haul Portfolio Mortgage Loan has credit characteristics commensurate with a “A2” rated obligation, and KBRA has indicated that the U-Haul Portfolio Mortgage Loan has credit characteristics commensurate with a “AA-” rated obligation.

The Borrower and the Sponsor. The borrowers are U-Haul Co. of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC and AREC 13, LLC (collectively, the “U-Haul Portfolio Borrower”), 11 special-purpose Delaware limited liability companies, each with two independent directors. The U-Haul Portfolio Borrower is 100% owned by AMERCO (NASDAQ: UHAL), which serves as the holding company for U-Haul International, Inc. (“U-Haul”) and is the nonrecourse carve-out guarantor. AMERCO is a leading do-it-yourself moving company with a network of approximately 1,600 company-operated retail moving stores and 18,200 independent U-Haul dealers throughout North America as of March 31, 2015. U-Haul is one of the largest North American operators of self-storage facilities and has been serving do-it-yourself movers since its founding in 1945. U-Haul operates more than 491,000 self-storage units, comprising approximately 44.2 million SF of storage space with locations in 49 U.S. states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

The Property. The U-Haul Portfolio Property is comprised of 105 cross-collateralized self-storage facilities located across 35 states with a total of 32,519 units and 319 RV parking spaces totaling approximately 2,663,398 SF, excluding space associated with the 319 RV parking spaces. The U-Haul Portfolio Properties were constructed between 1900 and 2014 and, as of June 30, 2015, were 92.7% occupied.

The U-Haul Portfolio Properties are geographically diverse, with 26 properties (29.9% of the portfolio by Cut-off Date allocated loan amount) located in the Northeast, 21 properties located in the South/Southwest (24.1%), 25 properties located in the Midwest (17.1%), 16 properties located in the West (15.5%) and 17 properties located in the South Atlantic (13.5%). The top five states by Cut-off Date allocated loan amount include New York (seven properties; 14.1%), Texas (nine properties; 11.7%), Pennsylvania (seven properties; 8.4%), California (eight properties; 7.1%) and Ohio (seven properties; 3.8%).

The eight largest facilities by Cut-off Date allocated loan amount are described as follows:

Flushing. The Flushing property is a five-story, 58,278 SF, 861-unit self-storage facility located in Flushing, New York, approximately 14.6 miles northeast of the New York City central business district. Situated on a 2.91-acre site, the property was originally constructed in 1928. The area surrounding the property represents a mix of industrial and commercial uses including retail, single-family and multifamily development. The tenant mix at the property is comprised of residential (85.0%), commercial (10.0%) and student (5.0%) tenants. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 96,038, 758,673 and 1,690,306 people, respectively, with an estimated average household income of $56,184, $70,477 and $72,036, respectively, as of 2015.

Grand Concourse. The Grand Concourse property is a four-story, 52,774 SF, 958-unit self-storage facility located in Bronx, New York, approximately 10.5 miles northeast of the New York City central business district. Situated on a 1.79-acre site, the property was originally constructed in 1928. The area surrounding the property consists primarily of multifamily housing and mixed use residential/commercial properties. The tenant mix at the property is comprised of residential (90.0%), commercial (5.0%) and student (5.0%) tenants. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 175,397, 1,276,778 and 2,724,845 people, respectively, with an estimated average household income of $46,543, $66,893 and $83,109, respectively, as of 2015.

Ben White. The Ben White property is a 69,711 SF, 881-unit self-storage facility consisting of three one-story buildings and one three-story building located in Austin, Texas, approximately five miles north of the Austin central business district. Situated on a 4.13-acre site, the property was originally constructed in 1979 and subsequently renovated in 2012. The area surrounding the property consists of a mix of commercial and light industrial businesses. The tenant mix is not tracked at the property. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 15,067, 154,474 and 313,846 people, respectively, with an estimated average household income of $53,487, $60,074 and $67,433, respectively, as of 2015.

Quail Springs. The Quail Springs property is an 80,325 SF, 928-unit self-storage facility consisting of 11 buildings located in Oklahoma City, Oklahoma, approximately five miles north of the Oklahoma City central business district. Situated on a 5.15-acre site, the property was originally constructed in 1997 and subsequently expanded in 2010. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%) tenants. The area surrounding the property consists primarily of single-family residential properties. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 4,313, 76,247 and 171,137 people, respectively, with an estimated average household income of $93,136, $ 68,290 and $77,054, respectively, as of 2015.

Philadelphia. The Philadelphia property is an eight-story, 47,040 SF, 917-unit self-storage facility located in Philadelphia, Pennsylvania. Situated on a 0.28-acre site, the property was originally constructed in 1927 and subsequently renovated in 1996. The tenant mix at the property is comprised of residential (85.0%), commercial (13.0%), student (1.0%) and military (1.0%) tenants. The area surrounding the property is comprised of office, industrial and commercial uses. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 71,606, 485,927 and 961,740 people, respectively, with an estimated average household income of $83,329, $59,058 and $51,370, respectively, as of 2015.

Mile High Station. The Mile High Station property is a 45,641 SF, 590-unit self-storage facility consisting of two three-story buildings located in Denver, Colorado, approximately 1.7 miles west of the Denver central business district. Situated on a 1.73-acre site, the property was originally constructed in 1928 and subsequently expanded in 1984. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%) tenants. The property is located adjacent to Sports Authority Field, which is home to the National Football League’s Denver Broncos. The remaining area surrounding the property consists primarily of single-family residential properties. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 12,845, 228,851 and 463,541 people, respectively, with an estimated average household income of $47,708, $68,319 and $74,900, respectively, as of 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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26th & Indian School. The 26th & Indian School property is a two-story, 37,692 SF, 439-unit self-storage facility located in Phoenix, Arizona, approximately three miles northeast of the Phoenix central business district. Situated on a 4.23-acre site, the property was originally constructed in 1970. The tenant mix at the property is comprised of residential (79.0%), commercial (20.0%) and military (1.0%) tenants. The area surrounding the property consists of a mix of industrial and commercial uses including retail, single-family and multifamily development. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 20,249, 148,512 and 295,808 people, respectively, with an estimated average household income of $52,820, $57,196 and $60,069, respectively, as of 2015.

Wilkes-Barre. The Wilkes-Barre property is a 93,753 SF, 905-unit self-storage facility consisting of 14 buildings located in Wilkes-Barre, Pennsylvania, approximately one mile south of the downtown Wilkes-Barre Township central business district. Situated on a 10.03-acre site, the property was originally constructed in 1984 and subsequently expanded in 1988. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military (5.0%) tenants. The area surrounding the property consists primarily of commercial and industrial properties. According to the appraisal, the trade area within a one-, three- and five-mile radius of the property contained 4,063, 59,153 and 110,799 people, respectively, with an estimated average household income of $42,186, $52,088 and $54,694, respectively, as of 2015.

The following tables present certain information relating to the U-Haul Portfolio Property:

Property Summary by State
State	Cut-off Date Mortgage Loan Balance	Property Count	Self- Storage Units(1)	RV Parking	GLA (SF)(2)	Total SF Occ.	Climate- Controlled %(3)	June 2015 TTM NOI	% of Total NOI
New York	$6,954,503	7	2,757	0	182,978	96.2%	44.3%	$4,013,123	12.6%
Texas	$5,798,324	9	3,761	1	306,886	95.0%	62.3%	$3,904,492	12.3%
Pennsylvania	$4,127,965	7	2,640	17	203,305	90.5%	61.3%	$2,291,615	7.2%
California	$3,526,636	8	1,570	74	115,572	94.3%	43.2%	$1,970,903	6.2%
Ohio	$1,853,372	7	1,841	26	175,048	93.5%	26.6%	$1,517,606	4.8%
Michigan	$1,844,657	5	1,942	0	153,764	94.5%	46.0%	$1,598,404	5.0%
North Carolina	$1,772,033	3	1,160	7	108,211	96.7%	27.2%	$1,150,373	3.6%
Illinois	$1,610,516	3	746	0	53,629	95.1%	70.9%	$884,751	2.8%
Louisiana	$1,516,395	2	1,077	6	93,175	91.1%	53.7%	$947,450	3.0%
Florida	$1,395,549	3	1,102	0	106,914	79.4%	33.7%	$797,455	2.5%
Other	$18,949,714	51	13,923	188	1,163,917	92.8%	30.6%	$12,649,560	39.9%
Total/Wtd. Avg.	$49,349,665	105	32,519	319	2,663,398	93.1%	40.9%	$31,725,731	100.0%

(1)	Self-storage Units and square footage totals exclude retail space, intercompany leased space, U-Box units and RV Parking spaces.

(2)	Occupancy as of June 2015, based on units.

(3)	Percentage shown as a percentage of self-storage units.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	U-Haul Portfolio

Property Summary
#	Property Name	Location	Year Built	% Cut-off Date ALA	Regular (Units)	Climate Contr. (Units)	RV (Units)	Total (Units)	Size (SF)	Occ. by Unit (%)	% Total NOI
1	UHMS of Flushing	Flushing, NY	1928	6.3%	861	0	0	861	58,278	99.8%	5.8%
2	UHMS at Grand Concourse	Bronx, NY	1928	4.7%	394	564	0	958	52,774	98.7%	3.7%
3	UHMS at Ben White	Austin, TX	1979	2.9%	369	512	0	881	69,711	99.4%	3.4%
4	UHMS of Quail Springs	Oklahoma City, OK	1997	2.8%	576	352	0	928	80,325	93.6%	2.5%
5	UHMS of Philadelphia	Philadelphia, PA	1927	2.4%	0	917	0	917	47,040	96.7%	2.0%
6	UHMS at Mile High Station	Denver, CO	1928; 1984	2.4%	121	469	0	590	45,641	95.3%	2.3%
7	UHMS at 26th and Indian School	Phoenix, AZ	1970	2.3%	74	365	75	514	37,692	96.4%	2.0%
8	UHMS of Wilkes-Barre	Wilkes-Barre, PA	1984; 1988	2.2%	724	181	17	922	93,753	83.4%	2.1%
9	UHMS of Lafayette	Lafayette, LA	1996	2.2%	335	362	0	697	54,875	86.2%	2.2%
10	UHMS at Ashley Road	Charlotte, NC	1968; 1995	2.1%	458	304	0	762	61,311	94.8%	2.2%
11	UHMS of Woodlake	San Antonio, TX	1999	1.9%	306	327	0	633	50,775	97.6%	2.0%
12	UHMS of Spring	Spring, TX	1985	1.9%	254	324	0	578	47,965	79.4%	1.8%
13	UHMS of Kingwood	Kingwood, TX	1985	1.8%	37	417	0	454	34,425	96.3%	1.8%
14	UHMS of Evanston	Evanston, IL	1960	1.7%	0	429	0	429	30,329	99.3%	1.6%
15	UHMS of Inglewood	Inglewood, CA	1946	1.7%	177	42	0	219	13,560	98.2%	1.5%
16	UHMS at Pelham	Pelham, AL	2000	1.6%	305	210	27	542	60,872	96.1%	1.9%
17	UHMS of Fort Pierce	Fort Pierce, FL	1945; 1981; 1994	1.5%	397	175	0	572	69,284	70.1%	1.1%
18	UHMS at Waverly Road	Lansing, MI	2000	1.5%	409	202	0	611	57,530	97.1%	1.9%
19	UHMS of South Central	Los Angeles, CA	1965	1.4%	160	112	0	272	18,268	97.8%	1.3%
20	UHMS at New Utrecht Avenue	Brooklyn, NY	1931	1.4%	0	175	0	175	9,441	98.3%	1.1%
21	UHMS of Castleton	Indianapolis, IN	1969; 1991	1.2%	375	0	10	385	47,671	90.9%	1.3%
22	UHMS at Tropicana Field	Saint Petersburg, FL	1958	1.1%	223	196	0	419	25,944	94.0%	1.3%
23	UHMS of Eastside	Madison, WI	1969; 1986; 2001	1.1%	163	151	0	314	31,013	99.4%	1.2%
24	UHMS of Somerville	Somerville, MA	1940	1.1%	228	0	0	228	14,087	94.7%	1.1%
25	UHMS of Overbrook	Philadelphia, PA	1996	1.1%	153	39	0	192	15,012	99.0%	0.9%
26	UHMS of Cheltenham	Philadelphia, PA	1972	1.1%	19	187	0	206	14,425	93.2%	0.9%
27	UHMS of Sherwood	Sherwood, AR	1984	1.1%	177	192	6	375	44,150	85.1%	1.0%
28	UHMS at Page Avenue	Overland, MO	1959; 1980	1.1%	178	61	36	275	20,897	95.8%	1.2%
29	UHMS of Lubbock	Lubbock, TX	1971	1.1%	173	173	1	347	30,421	97.7%	1.1%
30	UHMS of South Shore	Chicago, IL	1953	1.1%	187	0	0	187	13,425	94.1%	0.9%
31	UHMS at Summer Avenue	Memphis, TN	1983	1.0%	195	265	0	460	38,775	92.8%	1.2%
32	UHMS at Capitol Avenue	Hartford, CT	1900	1.0%	470	0	0	470	30,585	93.2%	1.3%
33	Milwaukie UHMS	Milwaukie, OR	1979	1.0%	146	70	0	216	15,346	97.7%	1.1%
34	UHMS of Gresham	Gresham, OR	1958; 1983; 1993	1.0%	252	24	0	276	26,481	99.6%	1.0%
35	UHMS of Abilene	Abilene, TX	1979	1.0%	146	82	0	228	19,762	93.4%	1.0%
36	UHMS at 5th Avenue	Columbus, OH	1965; 1996; 2002	0.9%	271	111	16	398	42,000	97.4%	1.3%
37	UHMS at Hammond Square	Hammond, LA	1982	0.9%	164	216	6	386	38,300	93.9%	0.8%
38	UHMS at 10 Mile & Groesbeck Hwy	Warren, MI	1963; 2001	0.9%	463	85	0	548	45,380	87.0%	1.2%
39	UHMS of Midway	Westminster, CA	1979	0.9%	85	82	0	167	14,206	90.4%	0.7%
40	UHMS of Garner	Garner, NC	1990	0.9%	242	0	7	249	29,400	99.2%	0.9%
41	UHMS of Lynchburg	Lynchburg, VA	1902	0.9%	402	0	0	402	34,561	96.8%	1.0%
42	UHMS of I-80 & Manawa	Council Bluffs, IA	1965-2014	0.8%	225	30	2	257	23,710	96.9%	0.9%
43	UHMS of West Columbia	West Columbia, SC	1990	0.8%	288	0	0	288	26,750	97.9%	0.8%
44	UHMS of Ontario	Ontario, CA	1950	0.8%	0	301	0	301	17,809	93.0%	0.7%
45	UHMS of Roxborough	Philadelphia, PA	1970	0.8%	0	150	0	150	8,402	97.3%	0.6%
46	UHMS at East Main Street	Columbus, OH	1986	0.8%	195	139	10	344	30,957	99.4%	1.0%
47	UHMS at Bardstown	Louisville, KY	1969	0.8%	172	10	0	182	20,070	96.2%	0.9%
48	UHMS of Jonesboro, GA	Jonesboro, GA	1974	0.8%	408	0	0	408	33,953	85.5%	0.9%
49	UHMS of Portsmouth	Portsmouth, NH	1960	0.8%	146	111	0	257	15,882	98.8%	0.9%
50	UHMS of Danbury	Danbury, CT	1958	0.8%	266	0	0	266	18,778	80.8%	0.8%
51	UHMS of Mather	Sacramento, CA	1976	0.7%	207	0	72	279	18,475	94.2%	0.8%
52	UHMS of Huntington Station	Huntington Station, NY	1965	0.7%	0	241	0	241	15,335	91.7%	0.7%
53	UHMS at Broad Street	Augusta, GA	1928	0.7%	567	0	0	567	37,544	95.2%	0.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSBAM 2015-C27	U-Haul Portfolio

Property Summary
#	Property Name	Location	Year Built	% Cut- off Date ALA	Regular (Units)	Climate Contr. (Units)	RV (Units)	Total (Units)	Size (SF)	Occ. by Unit (%)	% Total NOI
54	UHMS of Madison	Madison, TN	1978	0.7%	200	0	0	200	20,850	96.5%	1.1%
55	UHMS of Plainfield	Plainfield, NJ	1972	0.7%	58	137	0	195	11,478	96.4%	0.5%
56	UHMS of Elyria	Elyria, OH	1975	0.7%	236	80	0	316	28,829	94.0%	0.8%
57	UHMS of Manchester	Manchester, CT	1969	0.6%	0	232	0	232	15,850	85.8%	0.7%
58	UHMS of Old Bridge	Old Bridge, NJ	1972	0.6%	185	0	0	185	14,850	94.1%	0.6%
59	UHMS of High Point	High Point, NC	1993	0.6%	144	12	0	156	17,500	95.5%	0.5%
60	UHMS of Idaho Falls	Idaho Falls, ID	1952	0.6%	156	240	26	422	29,619	90.4%	0.6%
61	UHMS of Hammond	Hammond, IN	1938	0.6%	0	212	0	212	10,308	96.7%	0.6%
62	UHMS of Jonesboro, AR	Jonesboro, AR	1984	0.6%	170	54	6	230	28,513	90.6%	0.6%
63	UHMS at 6th Avenue	Decatur, AL	1968	0.6%	69	174	0	243	30,818	96.7%	0.5%
64	UHMS of Chula Vista	Chula Vista, CA	1980	0.6%	56	62	0	118	7,215	92.4%	0.5%
65	UHMS of Barstow	Barstow, CA	1967	0.6%	178	19	2	199	20,154	88.3%	0.5%
66	UHMS at Western Avenue	Augusta, ME	1966	0.5%	166	0	0	166	10,113	97.6%	0.7%
67	UHMS at Wade Hampton	Greenville, SC	1989	0.5%	84	105	0	189	19,152	95.8%	0.6%
68	UHMS at 7 Mile & Livernois	Detroit, MI	1945	0.5%	140	37	0	177	17,094	96.0%	0.8%
69	UHMS of Clarksville	Clarksville, TN	1960	0.5%	320	44	0	364	23,122	81.6%	0.6%
70	UHMS of Bowling Green	Bowling Green, KY	1974	0.5%	109	84	0	193	19,400	95.3%	0.5%
71	UHMS at Alexis Road	Toledo, OH	1973	0.5%	154	73	0	227	28,550	91.2%	0.7%
72	UHMS at Veterans Memorial	Houston, TX	1981	0.5%	19	244	0	263	22,121	90.1%	0.4%
73	UHMS at Jefferson Davis Highway	Richmond, VA	1965	0.5%	140	14	0	154	13,205	92.2%	0.5%
74	UHMS at Southfield Fwy & Joy Rd	Detroit, MI	1953	0.5%	36	303	0	339	20,582	97.9%	0.7%
75	UHMS at East Spokane	Spokane, WA	1996	0.5%	153	94	0	247	16,978	85.0%	0.5%
76	UHMS of North Hills	North Hills, CA	1966	0.5%	29	60	0	89	5,885	97.8%	0.3%
77	UHMS of Aurora	Aurora, IL	1967	0.5%	30	100	0	130	9,875	83.1%	0.3%
78	UHMS of East Lake	Birmingham, AL	1953	0.5%	227	32	0	259	16,038	92.3%	0.5%
79	UHMS of Fort Smith	Fort Smith, AR	1980	0.5%	228	0	0	228	19,657	94.7%	0.5%
80	UHMS at Jim Miller Road	Dallas, TX	1979	0.4%	95	115	0	210	16,973	94.8%	0.4%
81	UHMS at Highway 367	Saint Louis, MO	1970	0.4%	92	50	0	142	13,725	93.0%	0.5%
82	UHMS at 10th Avenue	Columbus, GA	1963	0.4%	114	31	0	145	12,450	93.1%	0.4%
83	UHMS at Mesa Road	Houston, TX	1965	0.4%	20	148	0	168	14,733	92.3%	0.5%
84	UHMS of Cumberland	Cumberland, RI	1950	0.4%	192	0	0	192	12,979	88.0%	0.4%
85	UHMS of Colonie	Albany, NY	1993	0.4%	190	6	0	196	20,140	84.7%	0.6%
86	UHMS of Terre Haute	Terre Haute, IN	1956; 1967	0.4%	227	0	0	227	16,650	94.7%	0.4%
87	UHMS of Reading	Reading, PA	1978	0.4%	126	0	0	126	13,500	94.4%	0.4%
88	U-Haul Storage of Pearl	Pearl, MS	1980	0.4%	148	0	0	148	13,700	76.4%	0.4%
89	UHMS of Hamilton	Hamilton, OH	1981-1986	0.4%	198	0	0	198	16,615	90.9%	0.4%
90	UHMS of Lebanon	Lebanon, PA	1980	0.4%	0	144	0	144	11,173	99.3%	0.3%
91	UHMS at 7 Mile & Van Dyke	Detroit, MI	1948	0.3%	0	267	0	267	13,178	85.4%	0.5%
92	UHMS at State Street	Milwaukee, WI	1967	0.3%	0	134	0	134	10,130	93.3%	0.3%
93	UHMS of Provo	Provo, UT	1945-1970	0.3%	0	263	0	263	7,668	60.8%	0.2%
94	UHMS of Fall River	Fall River, MA	1940	0.3%	177	0	0	177	9,956	96.0%	0.3%
95	UHMS of Schenectady	Schenectady, NY	1985	0.3%	0	182	0	182	10,860	91.2%	0.3%
96	UHMS of Glens Falls	Queensbury, NY	1991	0.3%	90	54	0	144	16,150	95.8%	0.4%
97	UHMS of Bremerton	Bremerton, WA	1981	0.3%	101	0	0	101	7,488	96.0%	0.3%
98	UHMS of South End	Toledo, OH	1953; 2003	0.2%	139	86	0	225	12,880	80.9%	0.3%
99	UHMS of Keene	Keene, NH	1960	0.2%	66	51	0	117	11,185	95.7%	0.3%
100	UHMS of Lima Mall	Lima, OH	1930	0.2%	159	0	0	159	15,216	97.5%	0.3%
101	UHMS of New Britain	New Britain, CT	1947	0.2%	109	0	0	109	6,072	89.0%	0.2%
102	UHMS of Cape Girardeau	Cape Girardeau, MO	1978	0.2%	105	0	0	105	9,350	97.1%	0.2%
103	UHMS at North Watkins	Memphis, TN	1972	0.2%	181	0	0	181	13,200	92.8%	0.2%
104	UHMS at National Road	Richmond, IN	1965; 1970; 1984	0.2%	151	0	0	151	14,630	82.1%	0.2%
105	UHMS of Pensacola-Bellview	Pensacola, FL	1962	0.2%	111	0	0	111	11,686	73.0%	0.2%
	Total/Wtd. Avg.			100.0%	19,221	13,298	319	32,838	2,663,398	92.5%	100.0%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

MSBAM 2015-C27	U-Haul Portfolio

The Market. As of 2014, the U.S. self-storage market contained approximately 51,475 facilities with nearly 2.63 billion SF. It is estimated that U-Haul is the third largest market participant behind Public Storage and Extra Space Storage Inc. As of September 2014, Public Storage operated approximately 151 million SF, Extra Space Storage Inc. operated approximately 79 million SF and U-Haul International Inc. operated approximately 42.7 million SF. The next largest operator is Cube Smart with approximately 36.9 million SF. The self-storage industry in the United States has experienced stable performance in recent years. A large factor underpinning sector performance is the number of people relocating in the United States. From 2001 to 2014, between approximately 11.0% and 15.0% of the U.S. population moved each year.

In general, self-storage customers fall into one of four main categories of renters as follows:

•	Residential (68.8%): local residents who seek off-site storage for personal needs; primary demand drivers include lack of space and moving or relocating.

•	Commercial (17.5%): local businesses and contractors that rent a space to store goods off-site; primary demand drivers include business records, extra office furniture or equipment and inventory.

•	Military (7.4%): active members of the armed forces deployed or temporarily relocated; primary demand drivers include moving or relocating and lack of space.

•	Student (6.3%): students that attend local schools or universities; primary demand drivers include relocation, lack of space and excess unneeded items.

The following table presents certain information related to the demographic profile of the U-Haul Portfolio Property.

Portfolio Demographic Profile
	2015 Population Demographics			2015-2020 Population Growth %			2015 Median Household Income
	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
Wtd. Avg.	30,924	227,561	501,542	0.66%	0.66%	0.68%	$43,100	$45,924	$48,253
Median	10,381	73,637	157,973	0.35%	0.48%	0.54%	$39,321	$42,176	$44,083

Source: Appraisals

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the U-Haul Portfolio Property:

Cash Flow Analysis
	3/31/2011 FYE	3/31/2012 FYE	3/31/2013 FYE	3/31/2014 FYE	3/31/2015 FYE	6/30/2015 TTM	UW	UW PSF
Base Rent	$24,142,540	$26,105,361	$28,950,729	$31,566,215	$33,768,816	$34,323,112	$39,728,855	$14.92
Total Recoveries	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$7,883,203	$9,588,184	$9,436,612	$10,204,162	$9,601,789	$9,567,205	$9,567,205	$3.59
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	($5,405,744)	($2.03)
Effective Gross Income	$32,025,743	$35,693,545	$38,387,341	$41,770,378	$43,370,606	$43,890,317	$43,890,317	$16.48
Total Operating Expenses	$11,028,054	$11,234,998	$11,599,082	$12,071,479	$12,201,230	$12,164,586	$13,920,199	$5.23
Net Operating Income	$20,997,690	$24,458,546	$26,788,260	$29,698,899	$31,169,376	$31,725,731	$29,970,118	$11.25
Capital Expenditures	$0	$0	$0	$0	$0	$0	$791,733	$0.30
Net Cash Flow	$20,997,690	$24,458,546	$26,788,260	$29,698,899	$31,169,376	$31,725,731	$29,178,385	$10.96

Occupancy %(1)	79.3%	83.1%	84.2%	86.4%	88.4%	92.7%	92.7%
NOI DSCR	1.34x	1.56x	1.71x	1.90x	1.99x	2.03x	1.91x
NCF DSCR	1.34x	1.56x	1.71x	1.90x	1.99x	2.03x	1.86x
NOI Debt Yield	13.3%	15.5%	17.0%	18.8%	19.8%	20.1%	19.0%
NCF Debt Yield	13.3%	15.5%	17.0%	18.8%	19.8%	20.1%	18.5%

(1)	Occupancy % figures are based on number of units.

Escrows and Reserves. The U-Haul Portfolio Borrower deposited $2,242,110 in escrow for annual real estate taxes and estimated insurance premiums at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments (unless an amount sufficient to pay taxes for six months is deposited into the real estate taxes and insurance reserve), and (ii) 1/12 of the annual estimated insurance premiums (unless (x) the U-Haul Portfolio Borrower maintains insurance under an acceptable blanket insurance policy, or (y) an amount sufficient to pay insurance premiums for six months is deposited into the real estate taxes and insurance reserve, if the U-Haul Portfolio Property is not covered by a blanket insurance policy). The U-Haul Portfolio Borrower deposited $479,829 in escrow at loan origination for the required repairs set forth on a schedule to the loan agreement for the U-Haul Portfolio Mortgage Loan. The U-Haul Portfolio Borrower deposited $994,102 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $63,615 for replacement reserves provided, however, such monthly deposits are not required if the funds in such replacement reserve equal or exceed $994,102.

Lockbox and Cash Management. A soft lockbox is in place with respect to the U-Haul Portfolio Mortgage Loan (i.e. the U-Haul Portfolio Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). The U-Haul Portfolio Mortgage Loan has springing cash management (i.e. the U-Haul Portfolio Mortgage Loan has cash management only

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSBAM 2015-C27	U-Haul Portfolio

after the initial occurrence of a Cash Sweep Period). Provided a Cash Sweep Period is not continuing, funds in the lockbox account are swept daily to an account designated by the U-Haul Portfolio Borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the U-Haul Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during any Cash Sweep Period) and pay extraordinary operating expenses or capital expenses, in each case, greater than $25,000 not referenced in the annual budget and approved by the lender and to disburse the remainder to an account to be held by the lender as additional security for the U-Haul Portfolio Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the U-Haul Portfolio Mortgage Loan and continue until the date on which a cure of the event of default under the U-Haul Portfolio Mortgage Loan is accepted by the lender, or

(ii)	commence upon the date the DSCR on the U-Haul Portfolio Mortgage Loan is less than 1.10x for two consecutive calendar quarters and continue until the date the DSCR on the U-Haul Portfolio Mortgage Loan has been equal to or greater than 1.10x for four consecutive calendar quarters, or

(iii)	commence upon the failure of the U-Haul Portfolio Borrower to provide timely evidence of payment of real estate taxes or evidence that the U-Haul Portfolio Property is insured, in each case, as required under the loan agreement for the U-Haul Portfolio Mortgage Loan and continue until the U-Haul Portfolio Borrower has provided to the lender evidence of payment of real estate taxes or evidence that the U-Haul Portfolio Property is insured, in each case, as required under the loan agreement for the U-Haul Portfolio Mortgage Loan, or

(iv)	commence upon the date on which the subsidiaries of U-Haul. identified in the management agreement who are managing the U-Haul Portfolio Property become insolvent or a debtor in a bankruptcy action and continue until the U-Haul Portfolio Borrower has entered into a replacement management agreement with a Qualified Manager (as such term is defined in the loan agreement for the U-Haul Portfolio Mortgage Loan) in accordance with the loan agreement for the U-Haul Portfolio Mortgage Loan;

provided, that, among other conditions to the cure of a Cash Sweep Period, the U-Haul Portfolio Borrower will not have the right to cure a Cash Sweep Period either (x) that commences after the cure of the fifth Cash Sweep Period that exists in the aggregate during the term of the U-Haul Portfolio Mortgage Loan or (y) that is caused by an event of default under the U-Haul Portfolio Mortgage Loan which is caused by a bankruptcy action of the U-Haul Portfolio Borrower.

Additional Secured Indebtedness (not including trade debts). In addition to the U-Haul Portfolio Mortgage Loan, the U-Haul Portfolio Property also secures the U-Haul Portfolio Non-Serviced Companion Loan (a portion of which was included in the MSJP 2015-HAUL securitization trust, and a portion of which was contributed to the JPMBB 2015-C32 securitization trust) and the U-Haul Portfolio B-Note (which was included in the MSJP 2015-HAUL securitization trust). The U-Haul Portfolio Mortgage Loan, the U-Haul Portfolio Non-Serviced Companion Loan and the U-Haul Portfolio B-Note all accrue interest at 4.865% per annum. The U-Haul Portfolio Group 1 Notes are generally pari passu in right of payment with the U-Haul Portfolio Group 2 Notes; provided that prior to certain trigger events, principal will be applied to the U-Haul Portfolio Group 1 Notes before being applied to the U-Haul Portfolio Group 2 Notes. The Junior Notes are generally subordinate in right of payment to both the U-Haul Portfolio Group 1 Notes and the U-Haul Portfolio Group 2 Notes. Such priorities and the allocation of collections on the U-Haul Portfolio Non-Serviced Loan Combination are set forth in an agreement between note holders governing the promissory notes comprising the U-Haul Portfolio Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The U-Haul Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

The following table presents certain information relating to the U-Haul Portfolio Non-Serviced Loan Combination:

Full Debt Summary

Notes	Original Principal Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Mortgage Loan	$50,000,000	4.865%	1.86x	19.0%	34.4%
Non-Serviced Companion Loan	$109,000,000	4.865%	1.86x	19.0%	34.4%
B Note	$111,000,000	4.865%	1.38x	11.2%	58.7%
Total/Wtd. Avg.	$270,000,000	4.865%	1.38x	11.2%	58.7%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Acquisition of Property. The U-Haul Portfolio Borrower may acquire vacant properties adjacent and contiguous to the existing properties comprising the U-Haul Portfolio Property for expansion purposes, provided that, among other conditions, the U-Haul Portfolio Borrower provides the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the adjacent property, (iii) evidence that the adjacent property is insured in accordance with the U-Haul Portfolio Mortgage Loan documents and (iv) evidence that the adjacent property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

In addition, the U-Haul Portfolio Borrower may acquire a leasehold estate in property that is not contiguous to the existing properties comprising the U-Haul Portfolio Property that is operated as a storage facility, provided that, among other conditions: (i) the U-Haul Portfolio Borrower delivers an environmental report showing no hazardous materials or risk of contamination at the adjacent property, a current survey and evidence that the adjacent property is insured in accordance with the U-Haul Portfolio Mortgage Loan documents, (ii) fee simple title in the acquired property is owned by an affiliate of the U-Haul Portfolio Mortgage Loan guarantor, (iii) the U-Haul Portfolio Borrower executes and delivers to the lender a lease in the form attached to the U-Haul Portfolio Mortgage Loan agreement, which will not be recorded and (iv) the leased property is operated only as a remote storage facility, U-Box storage facility or vehicle storage facility with no office, showroom, retail or administrative uses.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSBAM 2015-C27	U-Haul Portfolio

Terrorism Insurance. The property insurance and business interruption insurance required to be maintained under the loan agreement for the U-Haul Portfolio Mortgage Loan is required to cover perils of terrorism and acts of terrorism (and the U-Haul Portfolio Borrower is required to maintain insurance for loss resulting from such perils and acts on terms and in amounts consistent with the property insurance and business interruption insurance required to be maintained under the loan agreement for the U-Haul Portfolio Mortgage Loan) at all times during the term of the U-Haul Portfolio Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

MSBAM 2015-C27	Granite 190

Mortgage Loan No. 5 – Granite 190

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

MSBAM 2015-C27	Granite 190

Mortgage Loan No. 5 – Granite 190

Granite 190
1301 & 1311 West President George Bush Turnpike
Richardson, TX 75080
PLANO
Downtown Plano
COLLIN COUNTY
DALLAS COUNTY
Richardson
DFW Chinatown
GARLAND
DALLAS
Far North Dallas
North Dallas
Legacy Dr
Chase Oaks Golf Course
Joe Clark Stadium
Spring Creek Pkwy
Oak Point Park & Nature Preserve
Collin County Comm. College - Spring Creek Campus
Cross Bend Rd
Parker Rd
Parker Towne Centre
PARKER ROAD
Park Blvd
Bob Woodruff Park
Central Expwy
Custer Rd
Alma Dr
Jupiter Rd
Shiloh Rd
West Park Village
Preston Park Village
The Medical Center of Plano
Norman Whitsitt Pkwy
DOWNTOWN PLANO
14th St
Plano Pkwy
Baylor Reg. Med. Center at Plano
Collin Creek Mall
DART
Tektronix Communications
Pres. George Bush Tpke
BUSH TPKE
Coit Rd
Frankford Rd
Renner Rd
Qorvo
Texas Instruments Richardson Fab
Cisco
Methodist Richardson Medical Ctr.
ViaWest
Synergy
Park Blvd
Floyd Rd
Canyon Creek Country Club
Custer Pkwy
IEX Corp.
BlueCross BlueShield of Texas
Samsung
Fujitsu
Commscope
Lookout Dr
Texas A&M AgriLife Research and Extension Ctr.
McCallum Blvd
University of Texas-Dallas
GALATYN PARK
Charles W. Eisemann Center
Sherrill Park Golf Course
Ericsson
AT&T
MetroPCS
Collins Blvd
Hillcrest Rd
Campbell Green Park
Campbell Rd
Methodist Campus for Continuing Care
Greenville Ave
Glenville Dr
Plano Rd
Waterview Dr
Callejo Rd
Holford Rd
Arapaho Rd
ARAPAHO CENTER
Spring Creek Village
Belt Line Rd
Cali Saigon Mall
Fretz Park
Floyd Rd
RED/ORANGE LINES
Grove Rd
Richardson Square
Oakridge Country Club
Spring Valley Rd
SPRING VALLEY
Buckingham Rd
Dallas-Ft. Worth Intl. Airport 18 miles
Alpha Rd
TI Blvd
Texas Instruments Headquarters
LBJ Frwy
Richland College
Walnut St
75
190
5
635
DENTON
McKinney
FRISCO
Allen
Flower Mound
Lewisville
PLANO
Carrollton
Addison
RICHARDSON
Farmers Branch
Coppell
GARLAND
Rowlett
Grapevine
Euless
IRVING
DALLAS
MESQUITE
FORT WORTH
ARLINGTON
GRAND PRAIRIE
DeSoto
Lancaster
Mansfield

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

MSBAM 2015-C27	Granite 190

Mortgage Loan No. 5 – Granite 190

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$41,250,000			Location:	Richardson, TX 75080
Cut-off Date Balance:	$41,250,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee/Leasehold
Sponsor:	City Office REIT Operating Partnership, L.P.			Year Built/Renovated:	2001; 2008/N/A
				Size(2):	307,468 SF
Mortgage Rate:	4.7900%			Cut-off Date Balance per Unit:	$134
Note Date:	9/3/2015			Maturity Date Balance per Unit:	$120
First Payment Date:	11/1/2015			Property Manager:	Transwestern Commercial Services Central Region, L.P.
Maturity Date:	10/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	42 months			UW NOI:	$3,706,116
Seasoning:	1 month			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x (IO) 1.32x (P&I)
Additional Debt Type:	No			Most Recent NOI:	$4,501,591 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,554,679 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,735,843 (12/31/2013)
Reserves(1)				Most Recent Occupancy(3):	92.0% (9/4/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.8% (12/31/2014)
RE Tax:	$883,431	$88,343	N/A	3rd Most Recent Occupancy:	97.8% (12/31/2013)
Insurance:	$58,560	$8,366	N/A	Appraised Value (as of)(4):	$55,000,000 (8/3/2015)
Recurring Replacements:	$0	$5,125	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC:	$2,847,522	$19,217	N/A	Maturity Date LTV Ratio:	67.0%
Other:	$1,271,389	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$41,250,000	68.6%	Purchase Price:	$54,350,000	90.4%
Borrower Equity:	$18,856,579	31.4%	Reserves:	$5,060,901	8.4%
			Closing Costs:	$695,678	1.2%
Total Sources:	$60,106,579	100.0%	Total Uses:	$60,106,579	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	307,468 SF includes 4,639 SF of non-rentable space which is comprised of building storage, loading dock, electrical, mechanical and vending areas and was underwritten with no income.

(3)	Based on the underwritten rent roll as of September 4, 2015, which includes the following adjustments to the actual rent roll: (A) the inclusion of the following as part of vacant square footage: (i) 4,639 SF of non-rentable space, (ii) 2,578 SF leased to Parsons but will be vacated effective December 31, 2015 and (iii) 10,818 SF leased to Parsons but will be taken over by AD Corporation and will be dark effective January 1, 2016 and (B) the inclusion of the following as part of leased square footage: 16,711 SF currently leased by AD Corporation which will be taken over by Parsons pursuant to a lease amendment which will increase Parsons’ total leased square footage to 44,346 SF effective January 1, 2016. Excluding 4,639 SF of non-rentable space from the total rentable square footage, and including (i) the 2,578 SF leased to Parsons but will be vacated effective December 31, 2015 and (ii) the 10,818 SF leased to be taken over by AD Corporation as dark space effective January 1, 2016 as part of leased square footage, the Granite 190 Property is 97.8% leased.

(4)	The appraised value does not include any land-value associated with the leasehold parcel.

The Mortgage Loan. The fifth largest mortgage loan (the “Granite 190 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $41,250,000 secured by a first priority mortgage encumbering the fee interest of a 307,468 SF, Class “A,” suburban office property and an adjacent, ground leased 1.8 acre parcel in Richardson, Collin County, Texas (the “Granite 190 Property”). The proceeds of the Granite 190 Mortgage Loan were used, along with approximately $18.86 million of equity, to purchase the Granite 190 Property for $54.35 million, fund upfront reserves of $5.06 million and pay closing costs.

The Borrower and the Sponsor. The borrower is CIO 190, Limited Partnership (the “Granite 190 Borrower”), a special-purpose Delaware limited partnership with one independent director. The Granite 190 Borrower is owned and controlled by City Office REIT Operating Partnership, L.P., the sponsor and nonrecourse carve-out guarantor. City Office REIT, Inc. (“City Office REIT”) controls and owns the majority of the sponsor. City Office REIT is a publicly traded real estate investment trust (NYSE: CIO) headquartered in Vancouver, Canada, with a market capitalization of approximately $148 million. City Office REIT acquires, opens and operates office properties in mid-sized metropolitan areas primarily in the southern and western United States. As of year-end 2014, City Office REIT reported $36.9 million in revenue, $34.9 million in cash and cash equivalents, and a net worth of $91.2 million. City Office REIT owns 14 office complexes comprised of 28 office buildings with a total of approximately 3.3 million SF of NRA. The parent of City Office REIT is Second City Real Estate, a private equity partnership focused on office and multifamily properties primarily in the southern and western United States with $1.3 billion of real estate under management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

MSBAM 2015-C27	Granite 190

The Property. The Granite 190 Property is a 307,468 SF Class “A,” suburban office property on an approximately 22.0 acre site (including the adjacent 1.8 acre, ground leased parcel) in Richardson, Texas, situated along the south side of President George Bush Turnpike, a major east-west thoroughfare with an average traffic count of 140,000 vehicles per day. The Granite 190 Property is located approximately 23-miles north of Dallas, Texas. The Granite 190 Property consists of two three-story office buildings that were completed in 2001 and 2008, each featuring a two-story atrium at the entrance with floor to ceiling windows. Amenities include on-site security and an on-site building engineer. There are a total of 1,788 parking spaces available at the Granite 190 Property, which total includes 247 spaces provided on a contiguous parcel ground leased by the Granite 190 Borrower to satisfy the 1,051 parking space requirement under the United Healthcare lease. The ground lease is co-terminous with the United Healthcare lease and any subsequent renewal options. According to the appraisal, the 1,541 on-site parking spaces provide a parking ratio of 5.01 spaces per 1,000 SF, which is higher than typical for the market.

Based on the underwritten rent roll dated September 4, 2015, the Granite 190 Property is 92.0% occupied.

Major Tenants.

United Healthcare (197,957 SF, 64% of NRA, 73% of underwritten base rent). United Healthcare Services, Inc. (“United Healthcare”) leases a total of 197,957 SF at the Granite 190 Property. United Healthcare has been a tenant at the Granite 190 Property since 2008, originally leasing 147,049 SF when it relocated from Plano, Texas to Richardson, and expanded its space in 2012 and 2013 to its current square footage. The United Healthcare lease was originally scheduled to expire on March 9, 2016, but was recently extended in February 2015 to June 9, 2023 while retaining all three original five-year renewal options. The lease extension stipulates a three month rent abatement (the proceeds of which were reserved at loan origination) followed by an initial annual base rent commencing in June 2016 of $24 PSF on a gross plus electric basis, with annual increases of $0.50 PSF. United Healthcare has a one-time option to surrender approximately 25,000 SF effective March 2020 by providing 12 months’ prior notice and paying a fee of approximately $500,000, which is equal to four months’ rent plus unamortized tenant improvement costs. United Healthcare also has a one-time option to surrender approximately 25,000 SF effective March 2021 by providing 12 months’ prior notice and paying a fee of approximately $370,000, equal to three months’ rent plus unamortized tenant improvement costs. United Healthcare’s parent company, UnitedHealth Group Inc. (NYSE: UNH), is a global company providing health care services to 125 countries and all 50 of the United States with approximately 160,000 employees and is investment grade rated by Fitch, Moody’s and S&P.

Parsons (44,346 SF, 14% of NRA, 15% of underwritten base rent). Parsons Services Company (“Parsons”) leases a total of 44,346 SF at the Granite 190 Property. Parsons has been a tenant at the Granite 190 Property since 2007, originally leasing 26,570 SF, and has expanded its space five times during its tenancy. The most recent expansion involves vacating 2,578 SF effective December 31, 2015 and relocating 10,818 SF of space to a 16,711 SF space effective January 1, 2016, resulting in a net increase in square footage of 3,315 SF to 44,346 SF. Parsons has extended its lease maturity three times during its tenancy, most recently in July 2015 when it extended its lease through March 31, 2025. Parsons has a one-time option to terminate its entire 44,346 SF space effective March 31, 2023 by providing 12 months’ prior notice and paying a termination fee of approximately $400,000, which is equal to two months of base rent, unamortized tenant improvements and leasing commissions and the difference between the base rent paid up to the termination date and the average base rent for the term of its lease. Parsons has one five-year lease renewal option. Parsons is a privately held engineering, construction, technical and management services firm founded in 1944 with revenues of $3.1 billion in 2014. Headquartered in Pasadena, California, Parsons has over 15,000 employees engaged in projects in 29 countries.

Airbus DS Communications (13,634 SF, 4% of NRA, 4% of underwritten base rent). Airbus DS Communications leases 13,634 SF of space at the Granite 190 Property. Airbus DS Communication’s lease expires on January 31, 2018, and it has one five-year lease renewal option. Airbus DS Communications has been servicing the communications needs of public and private sectors for over four decades. The corporate parent of Airbus DS Communications, Airbus Group SE (NYSE: AIR), has a market capitalization of approximately EUR47 billion and is investment grade rated by Fitch, Moody’s and S&P.

Intersil (12,760 SF, 4% of NRA, 4% of underwritten base rent). Intersil Corporation (“Intersil”) leases 12,760 SF of space at the Granite 190 Property. Intersil has been a tenant at the Granite 190 Property since 2003, originally leasing 9,416 SF, and expanded its space in 2006 and 2011. Intersil extended its lease maturity two times during its tenancy, most recently in 2011 when it extended its lease through July 31, 2016. Intersil has one three-year lease renewal option. Intersil (NASDAQ: ISIL) is a publicly traded company that designs and manufactures high performance analog semiconductors for use in flat panel displays, optical storage and power management applications. Intersil is headquartered in Milpitas, California and has a market capitalization of approximately $1.7 billion.

AD Corporation (9,660 SF, 3% of NRA, 3% of underwritten base rent). In July 2015, AD Corporation reduced its space by 5,893 SF to a total of 20,478 SF by exchanging 16,711 SF of leased space for 10,818 SF of space from Parsons effective January 1, 2016 and terminated its lease effective September 30, 2016 after it was acquired by Johnson Controls. AD Corporation subsequently subleased a portion of its space to two sub-tenants, Bluewater Learning (8,037 SF) and Teletech Team (1,623 SF), subject to subleases that are co-terminous with the AD Corporation lease. Bluewater Learning is in the process of negotiating a direct lease with the Granite 190 Borrower for the 8,037 SF space that it currently subleases. The remaining 10,818 SF of AD Corporation’s space is dark effective January 2016 and was underwritten as vacant.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSBAM 2015-C27	Granite 190

The following table presents a summary regarding major tenants at the Granite 190 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF		Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
United Healthcare	A-/A3/A+	197,957		64%	$4,750,968	73%	$24.00	6/9/2023(4)
Parsons	NR/NR/NR	44,346	(5)	14%	$975,612	15%	$22.00	3/31/2023(6)
Airbus DS Communications	A-/A2/A	13,634		4%	$279,497	4%	$20.50	1/31/2018
Intersil	NR/NR/NR	12,760		4%	$252,010	4%	$19.75	7/31/2016
AD Corporation	NR/Baa2/BBB+	9,660	(7)	3%	$202,860	3%	$21.00	9/30/2016
Subtotal/Wtd. Avg.		278,357		91%	$6,460,947	99%	$23.21

Other Tenants		4,401		1%	$84,300	1%	$19.15
Vacant/Dark Space(8)		20,071		7%	$0	0%	$0.00
Un-rentable Space(9)		4,639		2%	$0	0%	$0.00
Total/Wtd. Avg.		307,468		100%	$6,545,247	100%	$23.15

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and un-rentable space.

(4)	United Healthcare has a one-time termination option to surrender approximately 25,000 SF effective March 2020 by providing 12 months’ notice and paying a termination fee equal to four months’ rent plus unamortized tenant improvement costs, estimated to be approximately $500,000. United Healthcare also has a one-time termination option to surrender approximately 25,000 SF effective March 2021 by providing 12 months’ notice and paying a termination fee equal to three months’ rent plus unamortized tenant improvement costs, estimated to be approximately $370,000.

(5)	Parsons is vacating 2,578 SF and relocating 10,818 SF of space to 16,711 SF of space effective January 2016, thereby increasing its leased area from 41,031 SF to 44,346 SF. Rent on Parsons’ 44,346 SF space commences in January 2016 with a rental increase scheduled to commence in April 2016. The stated lease expiration for Parson’s entire space is March 31, 2025. Outstanding TIs owed by the Granite 190 Borrower as well as the difference between the rent Parsons is currently paying on its 41,031 SF space versus the rent Parsons is scheduled to pay in April 2016 on its entire 44,346 SF space were placed into a reserve at loan origination.

(6)	Parsons has a one-time option to terminate its entire space effective March 31, 2023 by providing 12 months’ prior notice and paying a termination fee of approximately $400,000, which is equal to two months of base rent, unamortized tenant improvements and leasing commissions and the difference between the base rent paid up to the termination date and the average base rent for the term of the lease. The stated lease expiration for Parsons’ entire space is March 31, 2025.

(7)	AD Corporation leases a total of 20,478 SF (after giving effect to the lease swap with Parsons effective January 2016), but 10,818 SF is dark effective January 2016 and was underwritten as vacant. The remaining square footage is subleased to two tenants subject to subleases that are co-terminous with the prime lease.

(8)	Vacant/Dark Space includes (i) 6,675 SF of physical vacancy, (ii) 2,578 SF leased to Parsons but will be vacated effective December 31, 2015 and (iii) 10,818 SF leased to Parsons but will be taken over by AD Corporation and will be dark effective January 1, 2016.

(9)	Un-rentable Space is comprised of building storage, loading dock, electrical, mechanical and vending areas and was underwritten with no income.

The following table presents certain information relating to the lease rollover schedule at the Granite 190 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	2	22,420	$20.29	7%	7%	$454,870	7%	7%
2017	1	2,874	$21.75	1%	8%	$62,510	1%	8%
2018	1	13,634	$20.50	4%	13%	$279,497	4%	12%
2019	1	1,527	$14.27	0%	13%	$21,790	0%	13%
2020	0	0	$0.00	0%	13%	$0	0%	13%
2021	0	0	$0.00	0%	13%	$0	0%	13%
2022	0	0	$0.00	0%	13%	$0	0%	13%
2023	1	197,957	$24.00	64%	78%	$4,750,968	73%	85%
2024	0	0	$0.00	0%	78%	$0	0%	85%
2025	1	44,346	$22.00	14%	92%	$975,612	15%	100%
2026 & Beyond	0	0	$0.00	0%	92%	$0	0%	100%
Vacant/Dark Space(4)	0	20,071	$0.00	7%	98%	$0	0%	100%
Un-rentable Space(5)	0	4,639	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	7	307,468	$23.15	100%		$6,545,247	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space and un-rentable space.

(4)	Vacant/Dark Space includes (i) 6,675 SF of physical vacancy, (ii) 2,578 SF leased to Parsons but will be vacated effective December 31, 2015 and (iii) 10,818 SF leased to Parsons but will be taken over by AD Corporation and will be dark effective January 1, 2016.

(5)	Un-rentable Space is comprised of building storage, loading dock, electrical, mechanical and vending areas and was underwritten with no income.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

MSBAM 2015-C27	Granite 190

The Market. The Granite 190 Property is located in Richardson, Collin County, Texas within the Dallas-Fort Worth-Arlington, TX metropolitan statistical area (“DFW MSA”), the Richardson/Plano office submarket and the Richardson office sub-submarket. According to the US Bureau of Labor Statistics, as of August 2015, Collin County had an unemployment rate of 3.5% compared to 3.9% for the DFW MSA and 5.2% for the United States. Primary access to the Granite 190 Property is provided by President George Bush Turnpike, on which the Granite 190 Property has frontage with an average traffic count of approximately 140,000 vehicles per day. President George Bush Turnpike, completed in 2011, forms a partial loop around Dallas, Texas and intersects with Central Expressway (US-75) approximately three miles from the Granite 190 Property, providing access to Plano, Texas approximately six miles to the north, and to Dallas, Texas approximately 23 miles to the south. President George Bush Turnpike also provides indirect access to Dallas Fort Worth Airport, approximately 26 miles southwest of the Granite 190 Property.

The City of Richardson is the second largest employment center in the DFW MSA with the supporting economic base recently expanding from a telecom center to a more diversified set of industries. The City of Richardson has benefited from a number of recent relocation announcements including State Farm (8,600 jobs), Kohl’s (1,500 jobs) and Raytheon (1,700 jobs). Since 2006, relocation and expansion initiatives, as well as other projects have resulted in the creation of almost 8,000 jobs and 5.8 million SF of office space being leased or developed in the City of Richardson. Since 2006, over 20 projects in mixed-use and transit-oriented development have been completed in the area, with new retail developments and retailers, which has added more than 115 new restaurants and over $350 million in new investments. Over 50% of the adult workforce in the City of Richardson has an undergraduate or advanced degree. The largest employers in the City of Richardson include AT&T, University of Texas at Dallas, Bank of America, Blue Cross & Blue Shield of Texas, Ericsson, Richardson Independent School District, Verizon Business, Cisco, Fujitsu Network Communications, Fossil, Inc., United Healthcare and Samsung Mobile. The Granite 190 Property is located in an area known as Richardson’s Telecom Corridor, and the largest land users in the area represent the telecommunications, insurance services and college education industries.

The Granite 190 Property’s immediate area along President George Bush Turnpike has been developed with numerous office and office/research flex properties. Retail amenities within the immediate area are primarily located along Coit Road, off of President George Bush Turnpike, approximately one mile west of the Granite 190 Property. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius is 6,287, 108,190 and 323,359, respectively. The median household income within a one-, three- and five-mile radius is $58,797, $67,150 and $64,652, respectively.

According to an industry report, as of the second quarter of 2015, (i) the Richardson/Plano office submarket consisted of approximately 37.3 million SF with a vacancy rate of 12.3% and an average asking rental rate of $20.23 PSF on a full-service basis, (ii) the Richardson/Plano Class “A” office submarket consisted of approximately 11.4 million SF with a vacancy rate of 8.3% and an average asking rental rate of $23.04 PSF on a full-service basis, (iii) the Richardson office sub-submarket consisted of approximately 19.4 million SF with a vacancy rate of 12.5% and an average asking rental rate of $19.03 PSF on a full-service basis and (iv) the Richardson Class “A” office sub-submarket consisted of approximately 8.6 million SF with a vacancy rate of 7.2% and an average asking rental rate of $21.95 PSF on a full-service basis.

The appraisal identified three office buildings currently under construction in the Richardson/Plano office submarket totaling approximately 1.1 million SF, with the majority being the remainder of the build-to-suit State Farm Insurance and Raytheon office campuses.

The appraisal reviewed comparable office leases in Collin County and nearby Dallas County and Denton County, Texas and found that comparable leases had annual rents ranging from $18.50 to $26.39 PSF on a gross plus tenant electric basis. The appraisal concluded to an annual market rent of $24 PSF on a gross plus tenant electric basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

MSBAM 2015-C27	Granite 190

The following table presents recent leasing data at four competitive multi-tenant office properties and five single-tenant/large lease office properties to the Granite 190 Property.

Comparable Lease Summary
Property Name/Location	Tenant Type	Year Built	Overall Occ.	NRA (SF)	Expense Basis	Tenant Name	Lease Start Date	Lease Size (SF)	Lease Term (Yrs.)	Base Rent (PSF Ann.)	Gross + TE Base Rent (PSF Ann.)
Creekview Corporate Center II 1300 E Lookout Drive, Richardson, Dallas County, TX	Multi-Tenant	2001	89%	151,242	Gross + TE	Available Quoted	Mar-15 ---	26,819 ---	5.0 ---	$22.00 $22.00	$22.00 $22.00
Custer Court 501 W. President George Bush Hwy Richardson, Collin County, TX	Multi-Tenant	2001	100%	121,596	Gross + TE	MedeAnalytics Vertex Sedgwick Quoted	Oct-14 Aug-14 Jul-14 ---	18,235 20,236 11,954 ---	7.8 5.7 7.5 ---	$20.50 $18.50 $19.75 $24.00	$20.50 $18.50 $19.75 $24.00
Plano Corporate Center East 2201 West Plano Parkway Plano, Collin County, TX	Multi-Tenant	1998	91%	153,349	Gross + TE	Quoted	---	---	---	$23.50	$23.50
Tower 2600 2600 North Central Expressway Richardson, Collin County, TX	Multi-Tenant	2000	99%	229,307	Gross + TE	ACIG Insurance American SW Insurance Tradestation UDG Quoted	Sep-13 Jul-13 Jun-13 Mar-13 ---	26,772 40,158 18,308 9,217 ---	10.0 8.5 11.5 10.0 ---	$20.25 $21.50 $21.50 $22.50 $24.00	$20.25 $21.50 $21.50 $22.50 $24.00
The Offices of Cypress Waters 8840 Cypress Waters Dallas, Dallas County, TX	Large Tenant	2014	97%	159,699	Gross + TE	Nomura Research AMN Healthcare Quoted	Nov-15 Sep-15 ---	7,353 108,602 ---	7.4 10.0 ---	$23.25 $20.25 $20.25	$23.25 $20.25 $20.25
8616 Freeport Business Center One 8616 Freeport Parkway Irving, Dallas County, TX	Large Tenant	1998	66%	160,314	Gross + TE	CSC Quoted	Mar-15 ---	105,667 ---	5.3 ---	$19.00 $19.00	$19.00 $19.00
Miraca Life Sciences 6655 N. MacArthur Boulevard Irving, Dallas County, TX	Single Tenant	1997	100%	172,232	NNN	Miraca Life Sciences	Apr-14	172,232	10.2	$17.25	$25.25	(1)
Lake Vista Pointe Office 2911 Lake Vista Drive Lewisville, Denton County, TX	Single Tenant	2008	100%	163,396	NNN	Semperian – Expand/Renew	Feb-14	163,336	7.3	$13.50	$21.50	(1)
Legacy Business Park 5543 Legacy Drive Plano, Collin County, TX	Single Tenant	2013	100%	230,621	NNN	MedAssets	Mar-13	230,621	15.0	$17.89	$26.39	(2)

Source: Appraisal

(1)	Triple net base rents were adjusted upwards by $8.00 PSF by the appraiser to convert to a gross plus tenant electric equivalent base rent.

(2)	Triple net base rents were adjusted upwards by $8.50 PSF by the appraiser to convert to a gross plus tenant electric equivalent base rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

MSBAM 2015-C27	Granite 190

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Granite 190 Property:

Cash Flow Analysis

	2010	2011	2012	2013	2014	6/30/2015 TTM	UW	UW PSF
Rents in Place(1)	$5,772,113	$5,286,134	$5,638,671	$5,940,816	$5,953,444	$6,561,444	$6,545,247	$21.29
Vacant Rent(2)	$0	$0	$0	$0	$0	$0	$481,704	$1.57
Recoveries	$437,692	$329,322	$434,434	$841,162	$929,104	$905,013	$679,735	$2.21
Other Income(3)	$21,447	$384,493	$29,323	$217,033	$6,947	$8,414	$6,947	$0.02
Less Vacancy, Concessions & Credit Loss(4)	($169,969)	(384,614)	($612,540)	($77,302)	($36,724)	($106)	($639,655)	($2.08)
Effective Gross Income	$6,061,283	$5,615,335	$5,489,888	$6,921,709	$6,852,771	$7,474,765	$7,073,978	$23.01
Total Operating Expenses	$2,819,361	$2,602,923	$2,755,106	$3,185,866	$3,298,092	$2,973,174	$3,367,861	$10.95
Net Operating Income	$3,241,922	$3,012,412	$2,734,782	$3,735,843	$3,554,679	$4,501,591	$3,706,116	$12.05
Capital Expenditures	$0	$0	$0	$0	$0	$0	$61,494	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$230,601	$0.75
Net Cash Flow	$3,241,922	$3,012,412	$2,734,782	$3,735,843	$3,554,679	$4,501,591	$3,414,022	$11.10

Occupancy %	89.3%	83.4%	89.4%	97.8%	97.8%	97.8%	92.0%
NOI DSCR	1.25x	1.16x	1.05x	1.44x	1.37x	1.74x	1.43x
NCF DSCR	1.25x	1.16x	1.05x	1.44x	1.37x	1.74x	1.32x
NOI Debt Yield	7.9%	7.3%	6.6%	9.1%	8.6%	10.9%	9.0%
NCF Debt Yield	7.9%	7.3%	6.6%	9.1%	8.6%	10.9%	8.3%

(1)	Underwritten Rents in Place based on in-place rents with the following adjustments: (i) United Healthcare’s rent is based on the renewal rent scheduled to commence in June 2016, (ii) Parsons’ rent is based on the rent increase scheduled to occur in April 2016 (excluding the 2,578 SF Parsons is vacating effective December 31, 2015 and including the relocation of 10,818 SF of space to a 16,711 SF space, the net effect of which will expand its leased space to 44,346 SF) and (iii) the rent paid by AD Corporation on its sub-leased space (9,660 SF) was included while the rent paid on the 10,818 SF of space leased to Parsons but to be taken over by AD Corporation and will be dark effective January 1, 2016 was excluded.

(2)	Vacant Rent is based on vacant and dark spaces at the appraiser’s concluded market rent of $24 PSF per year.

(3)	Other Income includes fees collected for reserved covered parking, forfeited deposits, antenna income, late charges, and after hour utility charges. The primary source of other income is after hours HVAC reimbursements.

(4)	Underwritten Vacancy, Concessions & Credit Loss of 8.3% is based on the Richardson/Plano Class “A” office submarket vacancy. Underwritten physical occupancy based on the underwritten rent roll as of September 4, 2015 is 92.0%, which includes the following adjustments to the actual rent roll: (A) the inclusion of the following as part of vacant square footage: (i) 4,639 SF of non-rentable space, (ii) 2,578 SF leased to Parsons but will be vacated effective December 31, 2015 and (iii) 10,818 SF leased to Parsons but will be taken over by AD Corporation and will be dark effective January 1, 2016 and (B) the inclusion of the following as part of leased square footage: 16,711 SF currently leased by AD Corporation which will be taken over by Parsons pursuant to a lease amendment which will increase Parsons’ total leased square footage to 44,346 SF effective January 1, 2016. Excluding 4,639 SF of non-rentable space from the total rentable square footage, and including (i) the 2,578 SF leased to Parsons but will be vacated effective December 31, 2015 and (ii) the 10,818 SF leased to be taken over by AD Corporation as dark space effective January 1, 2016 as part of leased square footage, the Granite 190 Property is 97.8% leased.

Escrows and Reserves. The Granite 190 Borrower deposited $883,431 in escrow for annual real estate taxes at loan origination and is required to escrow monthly deposits of 1/12 of the annual estimated tax payments. The Granite 190 Borrower deposited $58,560 in escrow for annual insurance premiums at loan origination and is required to escrow monthly deposits of 1/12 of the annual estimated insurance premiums. The Granite 190 Borrower is required to make monthly deposits of $5,125 into a reserve for capital expenditures. The Granite 190 Borrower deposited $2,847,522 into a reserve for TI/LC costs at loan origination and is required to make monthly deposits of $19,217 into such reserve. The initial amount deposited into the TI/LC reserve is required to be used to pay $1,781,613 of outstanding tenant improvement obligations owed to the United Healthcare tenant, $554,325 of outstanding tenant improvement obligations owed to the Parsons tenant and $511,584 in leasing commissions owed for the Parsons renewal/expansion lease amendment.

The Granite 190 Borrower also deposited $83,647 into a reserve (the “Parsons Rent Reserve”) at loan origination. So long as no event of default exists, the lender is required to disburse to the Granite 190 Borrower the amount in the Parsons Rent Reserve provided that the lender receives an estoppel certificate from Parsons confirming that (i) the Parsons lease is in full force and effect and there are no defaults by the Granite 190 Borrower thereunder, (ii) Parsons has taken actual possession and occupancy of its space under the Parsons lease, (iii) Parsons is paying full, unabated rent and (iv) all work to be performed and paid for by the Granite 190 Borrower under the Parsons lease has been fully performed and paid for.

The Granite 190 Borrower also deposited $1,187,742 into a reserve (the “United Healthcare Rent Reserve”) at loan origination. So long as no event of default or other Cash Management Period (defined below) exists, the lender is required to disburse to the Granite 190 Borrower the amount of $395,914 from the United Healthcare Rent Reserve following the Granite 190 Borrower’s written request on each of April 1, 2016, May 1, 2016 and June 1, 2016, provided that the lender receives an estoppel certificate from United Healthcare confirming that (i) the United Healthcare lease is in full force and effect and there are no defaults by the Granite 190 Borrower thereunder, (ii) United Healthcare has taken actual possession and occupancy of its space under the United Healthcare lease, (iii) United Healthcare is paying full, unabated rent and (iv) all work to be performed and paid for by the Granite 190 Borrower under the United Healthcare lease has been fully performed and paid for.

Upon the commencement of an “United Healthcare Trigger Period” (defined below), all excess cash will be deposited into a reserve (the “United Healthcare Cash Collateral Reserve”) for the payment of leasing costs associated with the United Healthcare space and as additional collateral for the Granite 190 Mortgage Loan. So long as no event of default exists, the lender is required to disburse to the Granite 190 Borrower from the United Healthcare Cash Collateral Reserve the amount paid or incurred as leasing costs with respect to the United Healthcare space. Following the termination of a United Healthcare Trigger Period, provided no event of default is continuing, funds on deposit in the United Healthcare Cash Collateral Reserve not previously disbursed are required to be disbursed to the Granite 190 Borrower once the following conditions, among others, have been satisfied: (i) the entire United Healthcare space is tenanted under one or more lease, (ii) each such tenant has accepted possession and taken physical occupancy of its entire space and each such tenant is open for business and conducting normal business operations, (iii) each such tenant has commenced paying full, unabated rent and (iv) all leasing commissions and tenant improvement obligations owed in connection with any such lease have been paid in full.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

MSBAM 2015-C27	Granite 190

Upon the commencement of an “Parsons Trigger Period” (defined below), all excess cash will be deposited into a reserve (the “Parsons Cash Collateral Reserve”) for the payment of leasing costs associated with the Parsons space and as additional collateral for the Granite 190 Mortgage Loan. So long as no event of default exists, the lender is required to disburse to the Granite 190 Borrower from the Parsons Cash Collateral Reserve the amount paid or incurred as leasing costs with respect to the Parsons space. Following the termination of a Parsons Trigger Period, provided no event of default is continuing, funds on deposit in the Parsons Cash Collateral Reserve not previously disbursed are required to be disbursed to the Granite 190 Borrower once the following conditions, among others, have been satisfied: (i) the entire Parsons space is tenanted under one or more leases, (ii) each tenant under such lease has accepted possession and taken physical occupancy of its entire space and is conducting normal business operations, (iii) each such tenant has commenced paying full, unabated rent and (iv) all leasing commissions and tenant improvement obligations owed in connection with any such lease have been paid in full.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Granite 190 Mortgage Loan (i.e., during any Cash Management Period (defined below), the Granite 190 Borrower has agreed to establish and maintain a hard lockbox). The Granite 190 Mortgage Loan has springing cash management. During the continuance of a Cash Management Period (defined below), provided no event of default exists, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Granite 190 Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Granite 190 Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by the lender together with other amounts incurred by the Granite 190 Borrower in connection with the operation and maintenance of the Granite 190 Property approved by the lender, and to remit the remainder to an account to be held by the lender as additional security for the Granite 190 Mortgage Loan.

A “Cash Management Period” will commence

(i)	upon the occurrence of an event of default under the Granite 190 Mortgage Loan and continue until the lender’s acceptance of the cure of such event of default;

(ii)	upon the DSCR being less than 1.15x at the end of any calendar quarter and continue until the DSCR equals 1.20x or greater for two consecutive calendar quarters;

(iii)	upon the commencement of a United Healthcare Trigger Period and continue until the United Healthcare Trigger Period has ended; or

(iv)	upon the commencement of a Parsons Trigger Period and continue until the Parsons Trigger Period has ended.

A “United Healthcare Trigger Period” will commence

(i)	upon United Healthcare (a) failing to extend or renew its lease prior to the date that is 15 months prior to its lease expiration for at least five years at a base rent not less than $24 PSF, (b) providing notice that it is terminating its lease, excluding its existing right to terminate 50,908 SF, unless such termination would result in the DSCR being less than 1.15x, (c) surrendering, cancelling or terminating its lease (or any material portion of its space) prior to its then current expiration date (including any rejection in a bankruptcy action) or (d) going dark or vacating its space; and continue until (w) either (i) United Healthcare renews or extends its lease term for at least five years at a base rent that is at least $24 PSF or (ii) the entire United Healthcare space is tenanted under one or more leases with rental rates and terms comparable to existing local market rates and terms and reasonably acceptable to the lender, (x) each tenant under such lease has accepted possession and taken physical occupancy of its entire space and is conducting normal business operations, (y) each such tenant has commenced paying full, unabated rent and (z) all leasing commissions and tenant improvement obligations owed in connection with any such lease have been paid in full; or

(ii)	upon any bankruptcy action by United Healthcare and continue until United Healthcare is no longer insolvent or subject to any bankruptcy action and has affirmed the United Healthcare lease; or

(iii)	upon an event of default under the United Healthcare lease beyond any applicable cure periods and continue until all defaults under the United Healthcare lease have been cured.

A “Parsons Trigger Period” will commence

(i)	upon Parsons (a) failing to extend or renew its lease prior to the date that is 12 months prior to its lease expiration for at least five years at a base rent not less than $25 PSF, (b) surrendering, cancelling or terminating its lease (or any material portion of its space) prior to its then current expiration date (including any rejection in a bankruptcy action) or (c) going dark or vacating its space; and continue until (w) either (i) Parsons renews or extends its lease term for at least five years at a base rent that is at least $25 PSF or (ii) the entire Parsons space is tenanted under one or more leases with rental rates and terms comparable to existing local market rates and terms and reasonably acceptable to the lender, (x) each tenant under such lease has accepted possession and taken physical occupancy of its entire space and is conducting normal business operations, (y) each such tenant has commenced paying full, unabated rent and (z) all leasing commissions and tenant improvement obligations owed in connection with any such lease have been paid in full; or

(ii)	upon any bankruptcy action by Parsons and continue until Parsons is no longer insolvent or subject to any bankruptcy action and has affirmed the Parsons lease; or

(iii)	upon an event of default under the Parsons lease beyond any applicable cure periods and continue until all defaults under the Parsons lease have been cured.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Granite 190 Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

MSBAM 2015-C27	Herald Center

Mortgage Loan No. 6 – Herald Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

MSBAM 2015-C27	Herald Center

Mortgage Loan No. 6 – Herald Center

Herald Center
1293-1311 Broadway
New York, NY 10001
MANHATTAN
West Side
Midtown
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Hudson River
Hudson River Greenway
Lincoln Tunnel
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Building
General Post Office
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Macy's
HERALD SQUARE
Manhattan Center
One Penn Plaza
Empire State Building
LONG ISLAND RAILROAD
TIMES SQUARE
Bryant Park
New York Public Library
Lefcourt Manhattan Bldg.
Republic Bank Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
GRAND CENTRAL
Bank of America Tower
Viacom Intl.
Imperial Theatre
Morgan Stanley Building
News Corp. Building
GE Building
ROCKEFELLER CTR.
ROCKEFELLER CENTER
Radio City Music Hall
45 Rockefeller Plaza
1 Rockefeller Tower Plaza
Exxon Building
Time-Life Building
AXA Center
75 Rockefeller Plaza
666 Fifth Avenue
Park Avenue Plaza
Mutual of Omaha Building
St. Patrick's Cathedral
ITT-American Building
Saks Fifth Ave.
Palmolive Building
JPMorgan Chase Tower
MetLife Building
METRO NORTH
Gershwin Theatre
One Worldwide Plaza
The Morgan Library & Museum
Fashion Institute of Technology
Chelsea Park
Starrett-Lehigh Building
Highline Elevated Park
High Line Elevated Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
IAC Building
Clement Clarke Moore Park
Chelsea Market
Google
Rubin Museum of Art
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Madison Square Park
Metropolitan Life Building
Supreme Court-Appellate Division
NY Life Insurance Bldg.
Union Square
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Broadway
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
9A
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
MANHATTAN
Williamsburg
East River
Hoboken
Hudson River
Greenwich Village
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

MSBAM 2015-C27	Herald Center

Mortgage Loan No. 6 – Herald Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	New York, NY 10001
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.9%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	J.E.M.B. Realty Corp.			Year Built/Renovated:	1902/2015
Mortgage Rate:	4.510%			Size:	249,063 SF
Note Date:	12/20/2013			Cut-off Date Balance per Unit(1):	$1,024
First Payment Date:	2/7/2014			Maturity Date Balance per Unit(1):	$1,024
Maturity Date:	1/7/2024			Property Manager:	J.E.M.B. Realty Corp. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$23,204,073
Seasoning(2):	22 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(3):	LO (41); DEF (72); O (7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.94x
Additional Debt Type:	Pari Passu/Mezzanine			Most Recent NOI:	$410,823 (4/30/2015 TTM)
Additional Debt Balance:	$215,000,000/$40,000,000 (up to)			2nd Most Recent NOI:	$850,169 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$5,054,373 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	96.6% (6/12/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.1% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	67.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$572,000,000 (6/29/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	44.6%
Other:	$48,000,000	$0	N/A	Maturity Date LTV Ratio(1):	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$255,000,000	100.0%	Loan Payoff:	$120,960,667	47.4%
			Preferred Equity Redemption:	$51,585,830	20.2%
			Reserves(4):	$48,000,000	18.8%
			Closing Costs:	$9,662,644	3.8%
			Return of Equity:	$24,790,859	9.7%
Total Sources:	$255,000,000	100.0%	Total Uses:	$255,000,000	100.0%

(1)	The Herald Center Mortgage Loan is part of the Herald Center Non-Serviced Loan Combination, which is comprised of four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Herald Center Non-Serviced Loan Combination.

(2)	The Herald Center Mortgage Loan was originated in December 2013, prior to occupancy by the H & M tenant. The mortgage loan has been held by the related mortgage loan seller or an affiliate thereof pending the H & M tenant taking occupancy at the Herald Center Property and commencing to pay rent. H & M rent payments commenced in August 2015.

(3)	Defeasance is permitted at any time on or after the end of the two-year period following the formation of a separate REMIC that includes the Herald Center Mortgage Loan, which occurred on June 19, 2015.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Substantially all of the reserves held at loan origination have been released to the Herald Center Borrower.

The Mortgage Loan. The sixth largest mortgage loan (the “Herald Center Mortgage Loan”) is part of a non-serviced loan combination (the “Herald Center Non-Serviced Loan Combination”) evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000, all of which are secured by a first priority fee mortgage encumbering a retail and office building located in New York City (the “Herald Center Property”). Promissory Note A-3, in the original principal amount of $40,000,000, represents the Herald Center Mortgage Loan, and Promissory Notes A-1, A-2 and A-4, in the aggregate original principal amount of $215,000,000, collectively represent the “Herald Center Non-Serviced Companion Loan.” A portion of the Herald Center Non-Serviced Companion Loan, represented by Promissory Notes A-2 and A-4 in the aggregate original principal amount of $115,000,000, was contributed to the MSBAM 2015-C25 securitization trust, and the remaining portion of the Herald Center Non-Serviced Companion Loan, represented by Promissory Note A-1 in the original principal amount of $100,000,000, is expected to be held by the MSBAM 2015-C26 securitization trust on the closing date of this transaction. The Herald Center Non-Serviced Loan Combination will be serviced pursuant to the MSBAM 2015-C25 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Herald Center Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Herald Center Mortgage Loan were used to defease a previous mortgage loan secured by the Herald Center Property and pay related expenses, to fund reserves, to pay closing costs and to return equity to the Herald Center Borrower. The previous mortgage loan secured by the Herald Center Property was included in the BACM 2006-3 securitization trust.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

MSBAM 2015-C27	Herald Center

The Borrower and the Sponsor. The borrower is Herald Center Department Store of New York LLC (the “Herald Center Borrower”), a previously existing special-purpose Delaware limited liability company with two independent directors. The Herald Center Borrower is partially indirectly owned and controlled by Morris Bailey and Joseph L. Jerome. Joseph L. Jerome serves as the nonrecourse carve-out guarantor. Morris Bailey is the founder and Chairman of J.E.M.B. Realty Corp. (“JEMB”) and Joseph L. Jerome is its President. JEMB is a New York City based real estate development company that, along with affiliates, owns and operates approximately 6.5 million SF of commercial real estate in the United States and Canada.

Tenant/Borrower Litigation. On May 7, 2015, the Herald Center Borrower and H & M Hennes & Mauritz L.P. (“H & M”) (the second largest tenant at the Herald Center Property) filed lawsuits against each other in the Supreme Court of New York, New York County (Index Nos. 651558/2015 and 65166/2015, respectively).

The Herald Center Borrower’s suit seeks reimbursement from H & M for the cost of certain façade and vertical transportation work in excess of the amount that the Herald Center Borrower claims it was required to expend for such work under the terms of the H & M lease. The suit seeks damages of not less than $25,000,000.

H & M’s suit includes claims for potential defective landlord work and other storefront work lease compliance issues. Total damages claimed by H & M with respect to such claims are in excess of $13 million. H & M’s suit also claims that, as a result of certain delays in the performance of the Herald Center Borrower’s work obligations, H & M is entitled to an extension of the rent commencement date by 112 days, for a total abatement at the time of the suit filing of approximately $4,602,740, and continuing at a rate of approximately $41,096 per day.

On August 4, 2015, H & M and the Herald Center Borrower reached an agreement to pay and accept base rent payments pending litigation results or an alternative settlement (the “Alternative Settlement Agreement”). The Alternative Settlement Agreement calls for H & M to pay contractual base rent beginning on August 14, 2015, under protest, and acknowledges that H & M’s payment of rent and the Herald Center Borrower’s acceptance of such rent payments must not be construed as an admission regarding any disputed issue or be admissible in evidence at trial or as part of a dispositive motion. In accordance with the Alternative Settlement Agreement, a rent payment was made on August 14, 2015, a second rent payment was made (in respect of September 2015 rent) on August 25, 2015, a third rent payment was made (in respect of October 2015 rent) on October 5, 2015, and a fourth rental payment was made (in respect of November 2015 rent) on October 28, 2015.

The H & M store opened for business on May 20, 2015.

The Property. The Herald Center Property is a nine-story retail and office building located directly across West 34th Street from the 2 million SF Macy’s Herald Square department store. The Herald Center Property totals 249,063 SF and was originally constructed in 1902. Retail space accounts for approximately 82,593 SF, including a multilevel (subgrade, ground, second and third floors) H & M flagship store (62,800 SF), ground-level and mezzanine space leased to Verizon and Bank of America (11,793 SF) and currently vacant subgrade retail space (8,000 SF). The 165,494 SF of upper-floor office space is 100% leased to ASA College. The Herald Center Property recently underwent an approximately $36.2 million renovation to create the multilevel H & M space, including new vertical transportation features, and to construct a new façade. Prior to the renovation for the H & M tenant, the Herald Center Borrower purchased the leasehold interests of a former tenant, Daffy’s, Inc., for approximately $34.5 million, including approximately $4.5 million of Daffy’s rent reimbursements, commissions, Daffy’s incentive and option payments and legal fees, during such former tenant’s bankruptcy proceedings.

Major Tenants (by underwritten base rents).

H & M (62,800 SF, 25% of NRA, 49% of underwritten rent). H & M Hennes & Mauritz L.P., a subsidiary of H & M Hennes & Mauritz AB (“H & M”) leases 62,800 SF of retail space on four levels at the Herald Center Property. The lease began on April 1, 2014 and has a current expiration date of January 31, 2041, with one five-year lease extension option. H & M has a lease termination right at any time after January 1, 2036 (expiration of the 20th lease year as defined by the lease) with two years of notice and payment of a termination fee equal to six months of the then current minimum rent. The H & M space includes 8,000 SF of ground-floor space, 42,784 SF of second- and third-floor space and 12,016 SF of basement space. See “—Tenant/Borrower Litigation” above for information regarding current litigation between H & M and the Herald Center Borrower. No assurances can be given regarding the outcome of this litigation or any alternative settlement or its impact on the terms of the H & M lease at the Herald Center Property. H & M (NASDAQ: H&M B OMX Stockholm) comprises six different apparel brands operating approximately 3,600 stores around the world.

ASA College (165,494 SF, 66% of NRA, 26% of underwritten rent). ASA Institute of Business and Computer Technology, Inc. (“ASA College”) leases a total of 165,494 SF of office space at the Herald Center Property. The current lease began on May 1, 2004, was expanded and renewed on May 1, 2014, and has a current expiration date of June 15, 2028. The lease replaced a previous lease for space at the Herald Center Property dated in 2004. In conjunction with the recent renovation of the Herald Center Property primarily to accommodate the H & M tenant, the ASA College tenant was moved from its original space within the Herald Center Property and the current lease was executed. ASA College, a private, for profit, career-college, was founded in 1985 as Advanced Software Analysis focused on computer programming. The school currently operates three campuses in New York City and Miami, including the Herald Center Property location. ASA College utilizes its Herald Center Property space as administrative office and classroom space.

Verizon (6,500 SF, 3% of NRA, 19% of underwritten rent). New York SMSA Limited Partnership (“Verizon”) leases 6,500 SF of ground-floor and mezzanine retail space at the Herald Center Property. The lease began on April 15, 2015 and has a current expiration date of October 31, 2025, with one five-year lease extension option. Verizon is a subsidiary of Verizon Communications Inc. (NYSE, NASDAQ: VZ).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

MSBAM 2015-C27	Herald Center

The following table presents a summary regarding the largest tenants at the Herald Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
ASA College	NR/NR/NR	165,494	66%	$7,774,883	26%	$46.98	6/15/2028	N/A
H & M	NR/NR/NR	62,800	25%	$15,000,000	49%	$238.85	1/31/2041(2)	N/A(3)
Verizon	A-/Baa1/BBB+	6,500	3%	$5,638,280	19%	$867.43	10/31/2025	N/A
Bank of America	A/Baa1/A-	5,293	2%	$1,720,437	6%	$325.04	7/31/2017	N/A
Subtotal/Wtd. Avg.		240,087	96%	$30,133,600	99%	$125.51

Other Tenants		550	0%	$319,878	1%	$581.60
Vacant Space		8,426	3%	$0	0%	$0.00
Total/Wtd. Avg.		249,063	100%	$30,453,478	100%	$126.55

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	H & M has a lease termination option any time on or after January 1, 2036 with two years of notice and a termination fee.

(3)	H & M opened for business on May 20, 2015 and has not yet reported sales data.

The following table presents certain information relating to the lease rollover at the Herald Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	100	$787.65	0%	0%	$78,765	0%	0%
2015(4)	1	210	$169.62	0%	0%	$35,620	0%	0%
2016	1	80	$1,618.58	0%	0%	$129,486	0%	1%
2017	1	5,293	$325.04	2%	2%	$1,720,437	6%	6%
2018	1	160	$475.04	0%	2%	$76,006	0%	7%
2019	0	0	$0.00	0%	2%	$0	0%	7%
2020	0	0	$0.00	0%	2%	$0	0%	7%
2021	0	0	$0.00	0%	2%	$0	0%	7%
2022	0	0	$0.00	0%	2%	$0	0%	7%
2023	0	0	$0.00	0%	2%	$0	0%	7%
2024	0	0	$0.00	0%	2%	$0	0%	7%
2025	1	6,500	$867.43	3%	5%	$5,638,280	19%	25%
2026 & Beyond	6	228,294	$99.76	92%	97%	$22,774,883	75%	100%
Vacant	0	8,426	$0.00	3%	100%	$0	0%	100%
Total/Wtd. Avg.	12	249,063	$126.55	100%		$30,453,478	100%

(1)	Information is based on the underwritten rent roll as of the October 1, 2015 Cut-off Date for the MSBAM 2015-C25 securitization trust.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	The tenant occupying the 210 SF space due to expire in 2015 has renewed through October 31, 2017.

The Market. The Herald Center Property is located in the Herald Square neighborhood in Midtown Manhattan, directly across West 34th Street from the 2 million SF Macy’s flagship department store and one block west of the Empire State Building. It is within the Midtown West, Penn Station office submarket and within the Herald Square / 34th Street retail submarket. The Herald Center Property is situated above the 34th Street-Herald Square subway station, which serves seven subway lines and the PATH train. The station is the third busiest station complex in the New York City subway system. In addition, Penn Station, which serves approximately 550,000 commuters per day, is located one block west of the Herald Center Property and the area is served by 14 intersecting bus routes. Reports indicate that Herald Square attracts approximately 100 million people per year and that there are approximately 625,000 office workers within 15 minutes of the 34th Street corridor. As of March 31, 2015, the Penn Station office market had an overall vacancy rate of 5.3% and an overall average asking rent of $58.03 PSF. As of March 31, 2015, the Herald Square retail submarket had an availability rate of 12.5%, and the average asking grade-level rent was $791 PSF, with select spaces asking up to $1,100 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

MSBAM 2015-C27	Herald Center

The following tables present leasing data at competitive retail and office properties with respect to the Herald Center Property.

Competitive Retail Property Summary

Address in NY, NY	Cross Streets	Tenant Name	Lease Date	Lease Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Free Rent (mos.)	TI Allowance (PSF)
112 West 34th Street	B/w 6th & 7th Aves	Foot Locker	Feb-15	10	1,890 Grade 28,651 2nd 30,541 Total	$1,000 Grade $135 2nd $189 Avg	6	$24.03
112 West 34th Street	B/w 6th & 7th Aves	Sephora	Jan-15	10	10,304 Grade	$925 Grade	5	$145.57
32 West 34th Street	B/w 6th & 7th Aves	Journey’s	Nov-13	10	3,000 Grade 3,000 LL 1,200 SubLL 7,200 Total	$646 Grade $50 LL $50 SubLL $316 Avg.	3	$0.00
442 Seventh Avenue	N/W/C W. 34th Street	Citibank	Oct-13	15	3,465 Grade 3,465 2nd 3,465 3rd 3,465 4th 13,858 Total	$450 Grade $25 2nd $25 3rd $25 4th $129 Avg	0	$0.00
138 West 34th Street	B/w 6th & 7th Aves	Sprint	Aug-13	10	2,500 Grade 2,500 2nd 2,500 3rd 2,500 LL 2,500 SubLL 12,500 Total	$500 Grade $75 2nd $50 3rd $35 LL $25 SubLL $136 Avg	6	$0.00
112 West 34th Street	B/w 6th & 7th Aves	Swatch	Jun-13	10	1,587 Grade	$900 Grade	5	$0.00
142 West 34th Street	B/w 6th & 7th Aves	Kids Foot Locker	Mar-13	15	2,500 Grade 2,500 2nd 5,000 Total	$550 Grade $50 Mezz $300 Avg.	3	$0.00
152 West 34th Street	B/w 6th & 7th Aves	Croc’s	Oct-12	15	3,600 Grade 3,600 2nd 3,600 3rd 3,600 LL 14,400 Total	$625 Grade $25 2nd $25 3rd $25 LL $172 Avg.	3	$0.00
128 West 34th Street	B/w 6th & 7th Aves	Offering	Jun-15	10	2,500 Grade 2,500 LL 5,000 Total	$1,100 Grade $200 LL $550 Avg.	3	$0.00

Source: Appraisal

Competitive Office Property Summary

Address in New York, NY	Year Built	NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF	Free Rent (mos.)	TI Allowance PSF
1440 Broadway	1925	493,000	The Gap	34,449	Jun-15	10.00	$56.00	9	$75.00
132 West 31st Street	1924	348,946	Houghton Mifflin	32,000	May-15	10.00	$56.00	10	$60.00
469 Seventh Avenue	1920	208,000	Incubator Tenant	36,000	May-15	15.00	$50.00	12	$25.00
240 West 37th Street	1904	131,000	Work Market	61,274	Apr-15	5.25	$46.00	2	$5.00
498 Seventh Avenue	1921	811,056	1961 Denim Co.	12,757	Apr-15	7.00	$52.50	10	$50.00
Five Penn Plaza	1916	608,000	St. Vincent’s Medical Center	16,254	Nov-14	5.00	$50.00	6	$50.00
Two Penn Plaza	1968	1,676,438	United Business Media PLC	27,344	Sep-14	10.75	$55.00	12	$70.00
330 West 34th Street	1925	654,000	Deutsch	74,364	Sep-14	10.83	$59.00	10	$75.00
330 West 34th Street	1925	654,000	New York & Co.	83,639	Apr-14	16.00	$50.00	13	$70.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSBAM 2015-C27	Herald Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Herald Center Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent(2)	$14,134,111	$13,924,182	$12,206,941	$9,183,427	$8,584,625	$30,453,478	$122.27
Total Recoveries	$2,974,091	$3,184,745	$1,809,718	$689,478	$613,921	$1,660,080	$6.67
Other Income	$439,068	($3,592)	$63,639	$104,026	$101,936	$6,000	$0.02
Discounts Concessions	($35,000)	($144,000)	($1,849,333)	($1,562,667)	($956,222)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$17,512,270	$16,961,335	$12,230,965	$8,414,264	$8,344,260	$32,119,558	$128.96
Total Expenses	$6,209,098	$6,375,396	$7,176,592	$7,564,095	$7,933,437	$8,915,485	$35.80
Net Operating Income	$11,303,172	$10,585,939	$5,054,373	$850,169	$410,823	$23,204,073	$93.17
Capital Expenditures	$370,559	$75,313	$620,577	$74,464	$285,476	$60,266	$0.24
TI/LC	$0	$0	$0	$0	$0	$554,713	$2.23
Net Cash Flow	$10,932,613	$10,510,626	$4,433,796	$775,705	$125,347	$22,589,094	$90.70

Occupancy %	99.7%	99.7%	67.5%	74.1%(3)	95.0%(4)	96.6%
NOI DSCR	0.97x	0.91x	0.43x	0.07x	0.04x	1.99x
NCF DSCR	0.94x	0.90x	0.38x	0.07x	0.01x	1.94x
NOI Debt Yield	4.4%	4.2%	2.0%	0.3%	0.2%	9.1%
NCF Debt Yield	4.3%	4.1%	1.7%	0.3%	0.0%	8.9%

(1)	The Herald Center Property was substantially renovated and partially re-tenanted in 2014. A previous tenant, Daffy’s Inc. (“Daffy’s”), vacated its space in 2013 following a corporate bankruptcy. H & M replaced the Daffy’s tenant in a portion of its previous space in August 2014, opened for business on May 20, 2015, and began paying rent on August 14, 2015 following a one-year free rent period. The previous Daffy’s lease was for approximately 97,124 SF at $27.41 PSF in base rent pursuant to a lease beginning in 1993. The H & M tenant leases 62,800 SF at a base rent of $238.85 PSF.

(2)	Underwritten base rent is net of actual vacancy and includes approximately $638,280 of straight line rent credit over the 10-year loan term for the Verizon space and approximately $142,990 of additional contractual rent steps associated with the ASA College tenant effective May 1, 2016.

(3)	The H & M tenant took occupancy in August 2014; however, the tenant had a one-year free rent period which ended in August 2015.

(4)	The 4/30/2015 TTM Occupancy % is based on a Herald Center Borrower occupancy report for April 2015.

Escrows and Reserves. During a Trigger Period (as defined below), the Herald Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Herald Center Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During a Trigger Period, the Herald Center Borrower is required to escrow monthly $5,283 for capital expenditures approved by the lender. The Herald Center Borrower deposited $43,000,000 in escrow at loan origination for (i) work required to be performed by the Herald Center Borrower pursuant to the lease with H & M at the Herald Center Property (the “H & M Lease”) as more particularly described on a schedule to the Herald Center Mortgage Loan agreement, in a maximum amount of $5,000,000, (ii) work required to be paid for, but not performed by, the Herald Center Borrower pursuant to the H & M Lease, excluding any basement “make-ready” work, in a maximum amount of $12,000,000, (iii) out-of-pocket leasing commissions which the Herald Center Borrower is obligated to pay pursuant to the H & M Lease, in a maximum amount of $11,261,250 and (iv) disbursements to the lender, provided no event of default under the Herald Center Mortgage Loan is continuing, for the payment of interest to the extent rents collected by the Herald Center Borrower are insufficient to pay such interest, in a maximum aggregate amount of $14,738,750. Substantially all of these upfront reserves have been released to the Herald Center Borrower. The Herald Center Borrower also deposited $5,000,000 in escrow at origination in connection with the approximately 4,000 SF retail space portion of the Herald Center Property facing West 34th Street as more particularly described on a schedule to the Herald Center Mortgage Loan agreement (“West 34th Street Space”), and subsequently delivered a letter of credit in the amount of $5,004,998 in exchange for return of such cash deposit. Such letter of credit is currently being released by the lender, as the West 34th Street Space has now been leased to Verizon, which sent a payment advice to the Herald Center Borrower on September 25, 2015 indicating it had paid its first rent payment. During a Trigger Period caused solely by an H & M Vacancy Event (as defined below), all excess cash flow is required to be deposited into an account to be held by the lender as additional security for the Herald Center Non-Serviced Loan Combination until the funds on deposit in such account are equal to $10,000,000, which amounts are required to be disbursed to the Herald Center Borrower in connection with tenant improvements and leasing commissions incurred with respect to a new lease of the H & M space.

“H & M Tenant” means H & M Hennes & Mauritz L.P. or any successor tenant under the H & M Lease pursuant to the terms thereof.

An “H & M Vacancy Event” means: (i) the filing of a voluntary or involuntary petition under bankruptcy law by or against H & M Tenant (an “H & M Bankruptcy Event”) or (ii) H & M Tenant vacates the space demised pursuant to the H & M Lease and fails to continue to pay rent in accordance with the terms of the H & M Lease.

A “Trigger Period” will

(i)	commence upon the occurrence of an event of default under the Herald Center Mortgage Loan and continue until the event of default under the Herald Center Mortgage Loan has been cured in accordance with the terms and provisions of the Herald Center Mortgage Loan agreement or otherwise to the lender’s reasonable satisfaction, or

(ii)	commence upon an H & M Bankruptcy Event and continue until (x) H & M Tenant affirms its lease or, if such petition is involuntary, the bankruptcy petition is dismissed or (y) all or any portion of the H & M Tenant space is re-let to one or more third-party tenants pursuant to a lease entered into in accordance with the terms of the Herald Center Mortgage Loan agreement which tenant(s) have commenced paying rent under such replacement lease, as evidenced by an estoppel certificate, in an amount sufficient to result in the debt yield for the Herald Center Non-Serviced Loan Combination being equal to or greater than eight and one-half percent (8.5%) and amounts sufficient to pay all leasing commissions and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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tenant improvements with respect to such replacement lease are on deposit with the lender (such event referred to in this clause (ii) (y), an “H & M Re-let Event”), or

(iii)	commence upon an H & M Vacancy Event of the type described in clause (ii) of the definition of an H & M Vacancy Event and continue until (x) H & M Tenant re-occupies and re-commences the operation of its business in its space or (y) an H & M Re-let Event occurs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Herald Center Mortgage Loan. The Herald Center Mortgage Loan has springing cash management (i.e., the Herald Center Mortgage Loan has cash management only during a Trigger Period). When a Trigger Period is not continuing, funds in the lockbox account are required to be disbursed to the Herald Center Borrower on each business day. During a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Herald Center Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to an escrow account the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Herald Center Borrower in connection with the operation and maintenance of the Herald Center Property reasonably approved by the lender, and (x) during a Trigger Period caused solely by an H & M Vacancy Event, into an account to be held by the lender as additional security for the Herald Center Non-Serviced Loan Combination until the funds on deposit in such account (which may be applied to expenses of re-tenanting the H & M space) equal $10,000,000, in which event the remainder will be disbursed to the Herald Center Borrower or (y) during a Trigger Period not caused by an H & M Vacancy Event, to an account to be held by the lender as additional security for the Herald Center Non-Serviced Loan Combination.

Additional Secured Indebtedness (not including trade debts). The Herald Center Property also secures the Herald Center Non-Serviced Companion Loan, which has a Cut-off Date principal balance of $215,000,000. A portion of the Herald Center Non-Serviced Companion Loan was contributed to the MSBAM 2015-C25 securitization trust, and the remaining portion of the Herald Center Non-Serviced Companion Loan is expected to be held by the 2015 MSBAM 2015-C26 securitization trust on the closing date of this transaction. The promissory notes evidencing the Herald Center Non-Serviced Companion Loan accrue interest at the same rate as the Herald Center Mortgage Loan. The Herald Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Herald Center Non-Serviced Companion Loan. The holders of the Herald Center Mortgage Loan and the Herald Center Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Herald Center Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Herald Center Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. The Herald Center Borrower may permit its equity owners to pledge, without lender’s consent but with 15 days’ prior written notice, up to a 49% indirect interest in the Herald Center Borrower subject to various conditions, including, among other conditions, (i) no event of default under the Herald Center Mortgage Loan documents has occurred and is continuing and (ii) the principal amount of the mezzanine debt will not result in an aggregate LTV of greater than 75% or a debt yield of less than 8.5%. On August 24, 2015, the Herald Center Borrower notified the lender of its intent to permit the pledge of an indirect 49% interest in the Herald Center Borrower and 100% of its cash distributions to M&T Bank in return for a $40,000,000, two-year term credit facility to certain equity owners of the Herald Center Borrower (which may be used for any purpose determined by such equity owners). On September 15, 2015, the Herald Center Borrower notified the lender that the then outstanding balance of the credit facility was approximately $8.4 million. The outstanding balance may change at any time without notice within the parameters of the credit facility terms and the Herald Center Mortgage Loan document conditions.

Release of Property. Not permitted.

Terrorism Insurance. The Herald Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is commercially feasible in an amount determined by the lender in its sole discretion (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Herald Center Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “certified” acts (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 7 – Hammond Square

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 7 – Hammond Square

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Hammond Square

Mortgage Loan No. 7 – Hammond Square

Jackson, MS
124 miles
Natalbany
Hammond
Ponchatoula
Springfield
TANGIPAHOA
PARISH
LIVINGSTON
PARISH
AMTRAK
New Genessee Rd.
Fedele Rd.
Cherry St.
Stafford Rd.
Spook Hill Rd.
Natalbany Rd.
Patti Rd.
Kohnke Hill Rd.
St. Thomas
Aquinas
High School
Rufus Bankston Rd.
Morrison Blvd.
Oak St.
University Ave.
Southeastern
Louisiana
University
Strawberry
Stadium
Magazine St.
Morris Rd.
Hammond
Air Guard
Station
Hammond
Northshore
Regional Airport
Oak Knoll
Country
Club
Northshore
Technical
Comm. College
HAMMOND
AMTRAK
Church St.
Town &
Country Plaza
Thomas St.
Coleman Ave.
Zemurray
Park
Range Rd.
Old Covington Hwy.
Mooney Ave.
J.W. Davis Dr.
Old Baton Rouge Hwy.
C.M. Fagan Dr.
Baton Rouge
37 miles
Hammond Square
2000 Southwest Railroad Avenue
Hammond, LA 70403
Railroad Ave.
North Oaks
Medical
Center
Thompson Dr.
Yellow Water Rd.
Happywoods Rd.
Adams Rd.
Hoffman Rd.
Pumpkin Center Rd.
Jerusalem
Baptist Ch. Rd.
Macedonia Rd.
Rosaryville Rd.
Wadesboro Rd.
Veterans Ave.
Range Rd.
Sister's Rd.
Airport Rd.
Dunson Rd.
Pine St.
1st St.
Esterbrook Rd.
Ponchatoula
High School
Weinberger Rd.
Natalbany
River
Joyce Wildlife
Management
Area
New Orleans
48 miles
55
51
12
190
22
442
443
1064
ARKANSAS
Texarkana
Greenville
El Dorado
Longview
Bossier
City
Monroe
Vicksburg
JACKSON
Meridian
SHREVEPORT
Clinton
Pearl
LOUISIANA
MISSISSIPPI
Natchez
Alexandria
Hattiesburg
TEXAS
BATON
ROUGE
Opelousas
Biloxi
Slidell
Gulfport
BEAUMONT
Sulphur
LAFAYETTE
Lake
Charles
Kenner
Metairie
NEW
ORLEANS
Port
Arthur
New
Iberia
Houma
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Hammond Square

Mortgage Loan No. 7 – Hammond Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$38,000,000			Location:	Hammond, LA 70403
Cut-off Date Balance(1):	$38,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Stirling Properties			Year Built/Renovated:	1977; 2009/N/A
Mortgage Rate:	4.200%			Size:	369,196 SF
Note Date:	7/31/2015			Cut-off Date Balance per Unit:	$103
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$82
Maturity Date:	8/1/2025			Property Manager:	Stirling Properties, L.L.C. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$4,755,552
Seasoning:	3 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	LO (27); DEF (88); O (5)			UW NOI Debt Yield at Maturity:	15.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.78x (IO) 1.85x (P&I)
Additional Debt Type:	B Note			Most Recent NOI:	$4,975,928 (12/31/2014)
Additional Debt Balance:	$15,000,000			2nd Most Recent NOI:	$4,960,727 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,877,769 (12/31/2012)
Reserves(2)				Most Recent Occupancy:	86.2% (7/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.8% (12/31/2013)
RE Tax:	$169,084	$28,181	N/A	3rd Most Recent Occupancy:	86.2% (12/31/2012)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$86,400,000 (6/17/2015)
Recurring Replacements:	$0	$3,494	N/A	Cut-off Date LTV Ratio:	44.0%
TI/LC:	$374,496	$14,584	$875,000	Maturity Date LTV Ratio:	35.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,000,000	67.6%	Loan Payoff:	$54,904,705	97.7%
B Note:	$15,000,000	26.7%	Reserves:	$543,580	1.0%
Borrower Equity:	$3,189,202	5.7%	Closing Costs(3):	$740,917	1.3%
Total Sources:	$56,189,202	100.0%	Total Uses:	$56,189,202	100.0%

(1)   The Hammond Square Mortgage Loan is part of the Hammond Square A/B Whole Loan evidenced by one senior note representing the Hammond Square Mortgage Loan and one subordinate note with an aggregate original principal balance of $53,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the note balance of the Hammond Square Mortgage Loan and without regard to the subordinate note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Hammond Square A/B Whole Loan (including the subordinate note) are $144, $115, 9.0%, 11.2%, 1.28x, 61.3% and 49.0%, respectively.

(2)   See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)   Closing Costs include a $75,000 loan fee paid to Stirling Properties, L.L.C., an affiliate of the Hammond Square Borrower.

The Mortgage Loan. The seventh largest mortgage loan (the “Hammond Square Mortgage Loan”) is part of an A/B whole loan (the “Hammond Square A/B Whole Loan”) evidenced by (i) one senior promissory note A with an original principal balance of $38,000,000, which represents the Hammond Square Mortgage Loan, and (ii) one subordinate promissory note B with an original principal balance of $15,000,000 (the “Hammond Square B Note”), which is generally subordinate to the Hammond Square Mortgage Loan. The Hammond Square A/B Whole Loan is secured by a first priority fee mortgage encumbering two adjacent retail centers in Hammond, Louisiana (collectively, the “Hammond Square Property”). See “—Additional Secured Indebtedness (not including trade debts)” below for additional information. See also “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hammond Square A/B Whole Loan” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Hammond Square Mortgage Loan, together with the Hammond Square B Note and Hammond Square Borrower equity, were used to refinance or repay three previous loans with a combined outstanding principal balance of approximately $54,904,705, fund reserves, and pay closing costs. Two of the previous loans totaling approximately $50,418,946 were secured by the Hammond Square Property, and one previous loan of approximately $4,485,759 was secured by the Hammond Square Property and certain tax credits.

The Hammond Square B Note will also be contributed to the MSBAM 2015-C27 securitization trust; however, the Hammond Square B Note will not be included in the pool of mortgage loans for MSBAM 2015-C27, but will rather support only the Class HMD Certificates. The Hammond Square A/B Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement for this transaction and the related intercreditor agreement.

The Borrower and the Sponsor. The borrower is Hammond Square, L.L.C. (the “Hammond Square Borrower”), a special-purpose Delaware limited liability company with one independent director. The Hammond Square Borrower is partially owned and controlled by James E. Maurin, the nonrecourse

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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carve-out guarantor. Mr. Maurin co-founded Maurin-Ogden, which merged with Stirling and Associates to form Stirling Properties, L.L.C., a real estate development and management company based in Covington, Louisiana.

The Property. The Hammond Square Property consists of two adjacent open-air retail centers, Hammond Square and Palace East, totaling 369,196 SF and anchored by JC Penney (ground leased), Best Buy, TJ Maxx, Books-A-Million (a/k/a “BAM!”) and Walgreens and shadow anchored by Target, Sears, Dillard’s and an AMC Theater. The shadow anchors are not collateral for the Hammond Square Mortgage Loan. There are 1,529 surface parking spaces. A portion of the Hammond Square Property was developed on the site of a previous enclosed shopping center known as the Hammond Square Mall in 2009. Certain portions of the previous Hammond Square Mall remain, and operate as one shopping center, such as JC Penney and Rite Aid, which are collateral for the Hammond Square Mortgage Loan and Sears and Dillard’s, which are not collateral for the Hammond Square Mortgage Loan.

Anchor/Major Tenants.

JC Penney (84,549 SF, 23% of NRA, 7% of underwritten base rent).J.C. Penney Properties, Inc. (“JC Penney”) leases land at the Hammond Square Property on which stands an approximately 84,549 SF tenant owned JC Penney store. The current lease began on October 3, 2008 and has a current expiration date of January 31, 2029, with 12 five-year lease extension options. The tenant has been at this location since 1979. JC Penney (NYSE: JCP) currently operates approximately 1,020 apparel and home furnishing stores in the United States.

Best Buy (30,038 SF, 8% of NRA, 9% of underwritten base rent). Best Buy Stores, L.P. (“Best Buy”) leases 30,038 SF at the Hammond Square Property. The lease began on June 10, 2009 and has a current expiration date of January 31, 2020, with four five-year lease extension options. As of its fiscal 2015 annual report, Best Buy (NYSE: BBY) operates over 1,700 large and small-format stores internationally.

TJ Maxx (26,108 SF, 7% of NRA, 5% of underwritten base rent). The TJX Companies, Inc. (“TJ Maxx”) leases 26,108 SF at the Hammond Square Property and operates the space as a TJ Maxx apparel and home goods store. The lease began on August 2, 2009 and has a current expiration date of August 31, 2019, with four five-year lease extension options. As of its 2014 annual report, TJ Maxx (NYSE: TJX) operates over 3,300 stores in the United States, Canada and Europe under various brand names including TJ Maxx, Marshalls, HomeGoods, Winners and HomeSense.

Books-A-Million (15,500 SF, 4% of NRA, 5% of underwritten base rent). Books-A-Million, Inc. (“Books-A-Million”) leases 15,500 SF at the Hammond Square Property. The lease began on September 24, 2009 and has a current expiration date of January 31, 2020, with five three-year lease extension options. Books-A-Million (NASDAQ: BAMM) is the second largest book retailer in the United States and currently operates over 250 stores in 32 states and the District of Columbia.

Walgreens (14,490 SF, 4% of NRA, 7% of underwritten base rent). Walgreen Louisiana Co., Inc. (“Walgreens”) leases 14,490 SF at the Hammond Square Property. The lease began on December 1, 2001, has a stated maturity date of December 31, 2061, and has a current first lease termination option effective December 31, 2021, with subsequent lease termination options effective every following fifth year until the lease expiration date on December 31, 2061. The lease is guaranteed by Walgreen Co., the predecessor of Walgreens Boots Alliance, Inc. (“Walgreens Boots”) (NASDAQ: WBA). As of its 2014 annual report, Walgreens Boots operated approximately 12,800 stores in 11 countries. On October 27, 2015, Walgreens Boots announced an agreement to acquire the Rite Aid Corporation (NYSE: RAD).

The following table presents a summary regarding the tenants within the Hammond Square Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
JC Penney	NR/Caa1/CCC+	84,549	23%	$340,000	7%	$4.02	1/31/2029	N/A
Best Buy	BBB-/Baa1/BB+	30,038	8%	$443,061	9%	$14.75	1/31/2020	N/A
TJ Maxx	NR/A2/A+	26,108	7%	$267,525	5%	$10.25	8/31/2019	$305
Books-A-Million	NR/NR/NR	15,500	4%	$263,500	5%	$17.00	1/31/2020	$117
Walgreens	NR/Baa2/BBB	14,490	4%	$326,000	7%	$22.50	12/31/2021(2)	N/A
Shoe Show Inc.	NR/NR/NR	11,986	3%	$198,000	4%	$16.52	10/31/2019	$166
Rite Aid	B/B3/B	11,261	3%	$90,088	2%	$8.00	7/31/2018	$92
Subtotal/Wtd. Avg.		193,932	53%	$1,928,174	39%	$9.94

Other Tenants		124,158	34%	$3,021,321	61%	$24.33
Vacant Space		51,106	14%	$0	0%	$0.00
Total/Wtd. Avg.		369,196	100%	$4,949,495	100%	$15.56(3)

(1)    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)    The Walgreens lease has a stated expiration date of December 31, 2061; however, the tenant has an initial lease termination option effective December 31, 2021.

(3)    Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the lease rollover at the Hammond Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,200	$10.00	0%	0%	$12,000	0%	0%
2015	1	1,395	$21.00	0%	1%	$29,295	1%	1%
2016	4	13,674	$21.84	4%	4%	$298,662	6%	7%
2017	3	13,386	$15.26	4%	8%	$204,267	4%	11%
2018	6	29,238	$15.81	8%	16%	$462,121	9%	20%
2019	11	63,897	$17.80	17%	33%	$1,137,219	23%	43%
2020	7	55,652	$17.71	15%	48%	$985,816	20%	63%
2021	5	30,480	$23.36	8%	57%	$712,001	14%	78%
2022	1	4,290	$19.00	1%	58%	$81,510	2%	79%
2023	0	0	$0.00	0%	58%	$0	0%	79%
2024	1	2,722	$66.00	1%	58%	$179,652	4%	83%
2025	1	5,166	$14.13	1%	60%	$72,996	1%	84%
2026	1	6,500	$17.50	2%	62%	$113,750	2%	87%
2027	0	0	$0.00	0%	62%	$0	0%	87%
2028 & Beyond	2	90,490	$7.30	25%	86%	$660,205	13%	100%
Vacant	0	51,106	$0.00	14%	100%	$0	0%	100%
Total/Wtd. Avg.	44	369,196	$15.56	100%		$4,949,495	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Hammond Square Property is located in Hammond, Tangipahoa Parish, Louisiana, approximately 45 miles east of the Baton Rouge central business district and approximately 50 miles northwest of the New Orleans central business district. Estimated 2015 population within a five-mile radius is 60,253 people, up from an estimated 56,815 people in 2010, and estimated 2015 average household income within a five-mile radius is $55,332. As of June 30, 2015, the Tangipahoa Parish retail market had an average rent PSF of $20.55 and an average occupancy rate of 87.6%. The appraisal identified seven properties as the Hammond Square Property’s direct competition located in Baton Rouge (two properties), Denham Springs, Covington (two properties), Mandeville, and Slidell with occupancy rates ranging from 90% to 100%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Hammond Square

Comparable properties to the Hammond Square Property are presented in the table below:

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Occ.	Anchors	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	TIs
In-Line Competitive Properties
Siegen Lane Marketplace Baton Rouge, LA	324,917	2001	99%	Toys R Us, Bed Bath Beyond, T.J. Maxx, Jo Ann	Cost Plus Honey Baked Ham Shoe Carnival Quoted	18,300 2,889 12,000 N/A	Feb-14 Jan-14 Feb-13 N/A	12.0 5.0 5.0 N/A	$12.50 $24.86 $9.00 $22.00	$5
Towne Center at Cedar Lodge Baton Rouge, LA	365,227	2005	90%	Whole Foods, Books-A-Million	Bra Genie Baby Lane Walk-On’s Bistreaux	2,600 1,782 8,500	Apr-15 Nov-14 Apr-14	10.0 10.0 9.9	$24.50 $18.00 $24.00	N/A
Juban Crossing Denham Springs Denham Springs, LA	474,981	2015	91%	Rouse’s, Belk, Academy Sports and Outdoors	GNC Verizon Shoe Carnival Michael’s	1,275 4,677 10,000 21,602	Mar-15 Mar-15 Mar-15 Mar-15	5.0 5.0 10.0 10.0	$28.00 $36.00 $15.00 $11.50	N/A
River Chase Shopping Center Covington, LA	497,514	2004	100%	Belk, JCPenney, Ross Dress For less, Marshall’s,	Bellagio Salon Men’s Wearhouse	4,500 5,000	Jul-14 Jul-14	10.0 10.0	$28.00 $26.00	N/A
Premier Centre 3450 Highway 190 Mandeville, LA	273,431	1999	93%	Albertson’s, Stein Mart, Inc., TJ Maxx, Old Navy	Whole Foods Forever 21 Pinkberry - Pad Quoted	40,018 19,033 1,007 N/A	Feb-16 Oct-15 Apr-12 N/A	20.0 10.0 10.1 N/A	$16.50 $18.32 $39.72 $7.70	N/A
Colonial Pinnacle Nord du Lac Covington, LA	458,691	2010	97%	Kohl’s, Hobby Lobby, Academy Sports, PETCO	Quoted	N/A	N/A	N/A	$27.00	N/A
Shoppes at Fremaux Phase I Slidell, LA	332,660	2014	100%	Kohl’s, Dick’s, Best Buy, TJ Maxx, Michael’s, PetSmart	Rue 21 Sport Clips Five Guys Quoted	4,500 1,223 2,400 N/A	Nov-14 Sep-14 Sep-14 N/A	5.0 5.0 10.0 N/A	$32.50 $28.50 $31.50 $34.00	N/A
Ground Lease Anchor Competitive Properties
Houma Crossing Houma, LA	N/A	N/A	N/A	N/A	Kohl’s	55,502	2013	21	$3.06	$0
3900 Doublin Street New Orleans, LA	N/A	N/A	N/A	N/A	Costco	150,000	2013	20	$8.00	$0
Fremaux Town Center Slidell, LA	N/A	N/A	N/A	N/A	Kohl’s	55,621	2012	21	$2.52	$0
Anchor Competitive Properties
Premier Centre Mandeville, LA	273,431	1999	93%	Albertson’s, Stein Mart, Inc., TJ Maxx, Old Navy	Forever 21 (LOI)	19,033	2015	10	$18.32	Turn-key
Fremaux Town Center Slidell, LA	332,660	2014	100%	Kohl’s, Dick’s, Best Buy, TJ Maxx, Michael’s, PetSmart	Best Buy	30,000	2014	10	$12.60	Vanilla Shell
2424 Manhattan Blvd Harvey, LA	N/A	N/A	N/A	N/A	LA Fitness	43,551	2014	15	$17.50	Turn-key
Siegen Lane Marketplace Baton Rouge, LA	324,917		99%	Toys R Us, Bed Bath Beyond, T.J. Maxx, Jo Ann	JoAnn	22,000	2012	11	$15.00	Vanilla Shell
Stirling Slidell Center Slidell, LA	N/A	N/A	N/A	N/A	Party City	14,389	2012	10	$13.25	Vanilla Shell

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Hammond Square

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	Occ.	Anchors	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	TIs
Outparcel Competitive Properties
500 N. Carrollton Avenue New Orleans, LA	N/A	N/A	N/A	N/A	T-Mobile (Pending)	1,960	2016	10	$40.00	Vanilla Shell
Magnolia Marketplace New Orleans, LA	97,306	2015	100%	T.J. Maxx	Raising Cain’s	2,724	2015	15	$84.99	Turn-key
Fremaux Town Center Slidell, LA	332,660	2014	100%	Kohl’s, Dick’s, Best Buy, TJ Maxx, Michael’s, PetSmart	Starbucks	1,853	2014	10	$48.92	$45
Premier Centre Mandeville, LA	273,431	1999	93%	Albertson’s, Stein Mart, Inc., TJ Maxx, Old Navy	Pinkberry	1,007	2012	10	$39.72	Vanilla Shell
Restaurant Competitive Properties
Juban Crossing Denham Springs, LA	474,981	2015	91%	Rouse’s, Belk, Academy Sports and Outdoors	Burger Smith	3,975	2015	5	$28.00	Vanilla Shell
Acadian Village Baton Rouge, LA	N/A	N/A	N/A	N/A	Pei Wei Asian Diner	3,404	2013	10	$30.70	Vanilla Shell
Towne Center at Cedar Lodge Baton Rouge, LA	365,227	2005	90%	Whole Foods, Books-A-Million	Walk-On’s Bistreaux & Bar	8,500	2014	10	$24.00	Vanilla Shell
Acadian Village Baton Rouge, LA	N/A	N/A	N/A	N/A	Galatoire’s	6,000	2012	20	$24.38	Vanilla Shell
Pad Ground Competitive Properties
Fremaux Town Center Slidell, LA	332,660	2014	100%	Kohl’s, Dick’s, Best Buy, TJ Maxx, Michael’s, PetSmart	Capital One Bank	4,430	2015	20	$36.12	N/A
1406 St. Charles Avenue New Orleans, LA	N/A	N/A	N/A	N/A	Raising Cane’s	1,944	2014	10	$128.60	N/A
43 Fourth Street Bernice, LA	N/A	N/A	N/A	N/A	Sonic Drive-In	1,562	2013	10	$80.03	N/A
2312 N. Main Street St. Martinville, LA	N/A	N/A	N/A	N/A	Popeye’s	1,551	2013	20	$60.28	N/A
3010 Airline Drive Bossier City, LA	N/A	N/A	N/A	N/A	Santa Fe Cattle Company	6,000	2012	15	$59.67	N/A
Drug Store Competitive Properties
101 David Drive Metairie, LA	N/A	N/A	N/A	N/A	CVS - Metairie	13,225	Aug-14	25	$38.13	N/A
Elysian Fields Avenue & N Clairborne Avenue New Orleans, LA	N/A	N/A	N/A	N/A	Proposed CVS Pharmacy	13,600	Feb-15	25	$43.90	N/A
1695 Highway 59 Mandeville, LA	N/A	N/A	N/A	N/A	CVS Caremark	13,335	Aug-12	25	$27.06	N/A
2103 Gause Boulevard East Slidell, LA	N/A	N/A	N/A	N/A	CVS Caremark	13,181	Aug-12	25	$29.49	N/A

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSBAM 2015-C27	Hammond Square

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hammond Square Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	UW	UW PSF
Base Rent	$4,266,834	$4,699,008	$4,917,586	$5,030,083	$5,096,008	$6,134,587	$16.62
Total Recoveries	$980,703	$992,670	$1,069,616	$995,000	$1,094,606	$1,245,421	$3.37
Other Income	$43,376	$89,162	$109,128	$158,122	$156,856	$133,417	$0.36
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($1,185,092)	($3.21)
Effective Gross Income	$5,290,913	$5,780,840	$6,096,330	$6,183,205	$6,347,470	$6,328,333	$17.14
Total Expenses	$1,191,930	$1,306,840	$1,218,561	$1,222,478	$1,371,542	$1,572,780	$4.26
Net Operating Income	$4,098,983	$4,474,000	$4,877,769	$4,960,727	$4,975,928	$4,755,552	$12.88
Capital Expenditures	$0	$39,845	$21,407	$39,250	$126,100	$41,922	$0.11
TI/LC	$0	$0	$0	$0	$0	$217,826	$0.59
Net Cash Flow	$4,098,983	$4,434,155	$4,856,362	$4,921,477	$4,849,828	$4,495,805	$12.18

Occupancy %	74.5%	85.1%	86.2%	86.8%	85.2%	80.7%
NOI DSCR	1.69x	1.84x	2.01x	2.04x	2.05x	1.96x
NCF DSCR	1.69x	1.83x	2.00x	2.03x	2.00x	1.85x
NOI Debt Yield	10.8%	11.8%	12.8%	13.1%	13.1%	12.5%
NCF Debt Yield	10.8%	11.7%	12.8%	13.0%	12.8%	11.8%

Escrows and Reserves. The Hammond Square Borrower deposited in escrow $169,084 for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Hammond Square Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Hammond Square Borrower maintains insurance under an acceptable blanket insurance policy) and is required to escrow monthly $3,494 for approved capital expenditures. The Hammond Square Borrower deposited $374,496 at origination into a rollover reserve account for tenant improvements and leasing commissions incurred in connection with the lease with Rue 21 and is required to deposit monthly $14,584 into such rollover reserve account for future tenant improvements and leasing commissions; provided that such deposits are not required to be made to the extent such deposits would cause the funds in such rollover reserve (excluding the funds deposited in respect of the Rue 21 lease) to exceed $875,000.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Hammond Square Mortgage Loan (i.e. upon the commencement of the initial Cash Sweep Period (as defined below) for the Hammond Square Mortgage Loan, the Hammond Square Borrower has agreed to establish and maintain a hard lockbox, notwithstanding any subsequent termination of the Cash Sweep Period). The Hammond Square Mortgage Loan has springing cash management (i.e. the Hammond Square Mortgage Loan has cash management only during the continuance of a Cash Sweep Period). Following the establishment of a lockbox account, provided a Cash Sweep Period is no longer continuing, funds in the lockbox account are required to be swept daily to an account designated by the Hammond Square Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Hammond Square Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse the excess to either (x) if a Cash Sweep Period is not then continuing, to the Hammond Square Borrower or (y) if a Cash Sweep Period is then continuing, (i) first, provided no event of default has occurred, to the Hammond Square Borrower in an amount equal to the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the Hammond Square Borrower’s annual budget (which during a Cash Sweep Period must be approved by the lender) together with other amounts incurred by the Hammond Square Borrower in connection with the operation and maintenance of the Hammond Square Property approved by the lender and (ii) second, to an account to be held by the lender as additional security for the Hammond Square Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will

(i) commence on the occurrence of an event of default under the Hammond Square Mortgage Loan and continue until the acceptance by the lender under the Hammond Square Mortgage Loan of a cure of such event of default or

(ii) commence upon the date the lender determines the DSCR has fallen below 1.10x for six consecutive calendar months and continue until the DSCR equals or exceeds 1.10x for six consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). The Hammond Square B Note has an original principal balance of $15,000,000 and accrues interest at a rate of 5.0656667%. The Hammond Square B Note will be contributed to the MSBAM 2015-C27 securitization trust; however, the Hammond Square B Note will support only the Class HMD Certificates. The Hammond Square Mortgage Loan will be entitled to interest and principal on a pro rata but senior basis with the Hammond Square B Note prior to an event of default, and on a senior basis to the Hammond Square B Note after an event of default, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hammond Square A/B Whole Loan” in the Free Writing Prospectus. The holders of the Hammond Square Mortgage Loan and the Hammond Square B Note have entered into an intercreditor agreement which sets forth the allocation of collections between the Hammond Square Mortgage Loan and the Hammond Square B Note. The Hammond Square A/B Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Hammond Square A/B Whole Loan” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSBAM 2015-C27	Hammond Square

The following table presents certain information relating to the Hammond Square Mortgage Loan and the Hammond Square B Note:

Full Debt Summary
Note	Original Principal Balance	Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR (P&I)	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Mortgage Loan	$38,000,000	4.200%	120	300	24	1.85x	12.5%	44.0%
B Note	$15,000,000	5.0656667%	120	300	24	1.28x	9.0%	61.3%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hammond Square Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Hammond Square Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSBAM 2015-C27	1 Emerson Lane

Mortgage Loan No. 8 – 1 Emerson Lane

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

MSBAM 2015-C27	1 Emerson Lane

Mortgage Loan No. 8 – 1 Emerson Lane

1 Emerson Lane
1 Emerson Lane
Secaucus, NJ 07094
Hackensack
Teterboro Airport
TETERBORO
Little Ferry
Ridgefield Park
Overpeck County Park
Leonia
Palisades Park
Fort Lee
BERGEN COUNTY
Moonachie
Moonachie Ave.
Carlstadt
Ridgefield
Cliffside Park
Fairview
Edgewater
Hackensack-Meadowlands Conservation and Wildlife Area
MEADOWLANDS SPORTS COMPLEX
MetLife Stadium
Izod Center
MEADOWLANDS
American Dream Meadowlands
Edgewater Commons
LYNDHURST
KINGSLAND
Kingsland Ave.
Lyndhurst
Hackensack River
North Bergen
North Hudson Park
The Mall at Mill Creek
Meadowlands Hospital
Meadowlands Pkwy.
The Plaza at Harmon Meadow
Guttenberg
West New York
North Arlington
NEW JERSEY
Secaucus
Hudson River
Upper West Side
Central Park
Weehawken
Union City
NJ TRANSIT
Lincoln Tunnel
Kearny
New Jersey Turnpike
SECAUCUS JUNCTION
Midtown
Times Square
Grand Central Terminal
Jacob Javits Convention Center
W. 42nd St.
W. 34th St.
14th St.
Stevens Inst. of Technology
Chelsea Piers Sports & Entertainment Complex
PENN STATION
NJ COAST LINE
HUDSON COUNTY
MORRISTOWN LINE
PATH
MANHATTAN
Hoboken
Hoboken Univ. Medical Center
HOBOKEN
The High Line
ESSEX COUNTY
Greenwich Village
New York University
Holland Tunnel
Lincoln Park
JOURNAL SQUARE
St. Peter's Univ.
Newport Center
PAVONIA/NEWPORT
SoHo
Communipaw Ave.
Hudson Mall
NEWARK
JERSEY CITY
GROVE ST
EXCHANGE PLACE
NEW YORK CITY
WILLIAMSBURG BRIDGE
Jersey City Medical Ctr.
Grand St.
Hudson-Bergen Light Rail
30 Hudson Street
FDR Dr.
New Jersey City University
Financial District
MANHATTAN BRIDGE
BROOKLYN BRIDGE
Newark Liberty Intl. Airport 2 miles
Port Newark
Liberty State Park
Ellis Island
BROOKLYN BATTERY TUNNEL
BROOKLYN
PATERSON
YONKERS
BRONX
Passaic
Clifton
MANHATTAN
QUEENS
NEW YORK CITY
JERSEY CITY
Elizabeth
Bayonne
BROOKLYN
STATEN ISLAND
Atlantic Ocean
Long Island Sound
New Rochelle
Port Washington

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

MSBAM 2015-C27	1 Emerson Lane

Mortgage Loan No. 8 – 1 Emerson Lane

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Original Balance:	$31,000,000	Location:	Secaucus, NJ 07094
Cut-off Date Balance:	$31,000,000	General Property Type:	Industrial
% of Initial Pool Balance:	3.8%	Detailed Property Type:	Warehouse/Distribution
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor:	Raymond Gindi	Year Built/Renovated:	1977; 2015/2015
Mortgage Rate:	4.880%	Size:	340,000 SF
Note Date:	9/1/2015	Cut-off Date Balance per Unit:	$91
First Payment Date:	10/1/2015	Maturity Date Balance per Unit:	$81
Maturity Date:	9/1/2025	Property Manager:	Tenant-managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months	Underwriting and Financial Information
IO Period:	36 months	UW NOI:	$2,506,480
Seasoning:	2 months	UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)	UW NOI Debt Yield at Maturity:	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR:	1.56x (IO) 1.21x (P&I)
Additional Debt Type:	N/A	Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A	2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI(2):	N/A
Reserves(1)	Most Recent Occupancy(3):	100.0% (9/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$92,120	$46,060	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$44,200,000 (9/1/2015)
Cut-off Date LTV Ratio:	70.1%
Maturity Date LTV Ratio:	62.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff(4):	$30,100,000	97.1%
			Reserves:	$92,120	0.3%
			Closing Costs:	$583,165	1.9%
			Return of Equity:	$224,715	0.7%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See“—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The 1 Emerson Lane Property was renovated and re-tenanted in 2015. Historical financial and occupancy data is not available.

(3)	The fee owner borrowing entity master leases the 1 Emerson Lane Property to the second borrowing entity as master lessee for a twenty year term, and the master lessee borrowing entity in turn leases the entire 1 Emerson Lane Property to an affiliated tenant, L. I. 2000, Inc., for a 10-year term. Each of the fee owner borrowing entity, master lessee borrowing entity and the sole tenant are 100% owned by members of the family that owns Century 21 Department Stores. The sole tenant uses the 1 Emerson Lane Property as a distribution facility for Century 21 retail stores.

(4)	The previous loan payoff was to Century 21 Department Stores, an affiliate of the 1 Emerson Lane Borrower.

The Mortgage Loan. The eighth largest mortgage loan (the “1 Emerson Lane Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $31,000,000 secured by a first priority fee and leasehold mortgage encumbering a warehouse/distribution building in Secaucus, New Jersey (the “1 Emerson Lane Property”). The proceeds of the 1 Emerson Lane Mortgage Loan were used to refinance a previous loan from a 1 Emerson Lane Borrower affiliate, fund a tax reserve, pay closing costs, and return equity to the 1 Emerson Lane Borrower. The 1 Emerson Lane Borrower purchased the 1 Emerson Lane Property in two stages: (i) first, the leasehold interest in May 2014 and (ii) second, the fee interest in March 2015, for a total purchase price of approximately $42,000,000, and subsequently renovated the 1 Emerson Lane Property at a total cost of approximately $31,900,000, according to the 1 Emerson Lane Borrower construction budget, including installing new sorting and conveyor systems and other non-real property improvements. See “—The Property” below for further renovation information.

The Borrower and the Sponsor. The borrowers are ASG Equities Secaucus LLC (a recycled entity) and ADC Blue LLC (collectively, the “1 Emerson Lane Borrower”), two special-purpose Delaware limited liability companies, each with one independent director. Together, the two borrowing entities own both the leasehold and the fee interests in the 1 Emerson Lane Property. The 1 Emerson Lane Borrower is owned by Raymond Gindi (25.0%), the nonrecourse carve-out guarantor, Isaac A. Gindi (25.0%), Isaac S. Gindi (16.67%), Ezra Gindi (16.67%) and Jack Gindi (16.66%).

Certain members of the Gindi family own and operate Century 21 Department Stores LLC (“Century 21”), an affiliate of the 1 Emerson Lane Property’s sole tenant. In addition, certain members of the Gindi family own and operate Century Realty, a real estate investment firm with a portfolio of over 50 retail, mixed-use and office properties. Affiliates of the 1 Emerson Lane Borrower operate five other distribution facilities in the town of Secaucus, NJ.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

MSBAM 2015-C27	1 Emerson Lane

The fee owner borrowing entity ASG Equities Secaucus LLC leases the fee portion of the 1 Emerson Lane Property to the leasehold owner borrowing entity ADC Blue LLC for a term of 20 years ending on August 31, 2035 (the “Master Lease”), at a current annual rent of $3,360,000, with annual 2% contractual rent increases. The terms of the Master Lease are guaranteed by Century 21.

The Property. The 1 Emerson Lane Property is a 340,000 SF (not including approximately 80,000 SF of mezzanine space, which is considered personal property and is not part of the 1 Emerson Lane Mortgage Loan collateral) warehouse/distribution building in Secaucus, NJ. The 1 Emerson Lane Property was constructed in 1977 by Hartz Mountain Development Corporation, and was previously utilized as a distribution center for Syms Corporation, which closed all operations in 2012. There are 426 surface parking spaces. The 1 Emerson Lane Property was acquired by the 1 Emerson Lane Borrower in 2014 and 2015 and renovated as a distribution facility for Century 21. The 1 Emerson Lane Borrower provided a schedule of renovations that include new office construction, mezzanine construction, new electrical systems, new plumbing systems, and new sprinkler systems, in addition to other improvements. In addition to the structural renovations, the 1 Emerson Lane Borrower installed new conveyor and sorter systems. The 1 Emerson Lane Borrower provided an entire renovation and equipment installation budget of approximately $31.9 million. The 1 Emerson Lane Borrower or affiliates received tax credits from the Grow New Jersey Assistance Program totaling $40,000,000 over a 10 year period in conjunction with the 1 Emerson Lane Property renovation.

The Tenant. The 1 Emerson Lane Property is 100% leased to L.I. 2000, Inc., pursuant to a lease ending August 31, 2025 (the “Sublease”), at a current annual rent of $3,360,000, with annual contractual 2% rent steps. The 1 Emerson Lane Borrower and the tenant are affiliated entities, as both entities are owned by members of the Gindi family, and both are affiliated with Century 21. The terms of the Sublease are guaranteed by Century 21. The tenant operates the property as a clothing distribution center. Century 21 is a New York City-based, off-price fashion retailer founded in 1961 and privately held by members of the Gindi Family. Century 21 currently has nine retail locations in New York City and New Jersey, as well as an on-line presence. Century 21 has announced it intends to open its tenth location at the Green Acres Mall in Valley Stream, New York.

The Market. The 1 Emerson Lane Property is located in Secaucus, Hudson County, New Jersey, within the Northern New Jersey Industrial market and the Hudson submarket. The 1 Emerson Lane Property is part of the original Harmon Cove Hartz Mountain Development Corporation development. As of December 31, 2014, the Hudson submarket was comprised of approximately 62.8 million SF with an overall vacancy rate of 9.3% and an average asking rent of $5.97 PSF.

The following table presents leasing data at competitive industrial properties with respect to the 1 Emerson Lane Property:

Competitive Property Summary
Property Name/Address	Property Size (SF)	Year Built	No. Dock-High Doors	% Office	Clear Height (Ft.)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	Rent Steps
2 Empire Boulevard Moonachie, NJ	75,000	1975	9	9%	20.0	Amazon	75,000	5/2015	10	$8.91	2.5% annual increases
55 Madison Circle Drive East Rutherford, NJ	150,000	1974	15	6%	20.0	Maggy London	118,870	2/2015	3	$6.75	3% annual increases
Greenville Yards Building 1 100 Industrial Drive Jersey City, NJ	181,895	2003	48	6%	36.0	Iron Mountain Secure Shredding	54,360	1/2015	5	$8.34	2.5% annual increases
1200 Harrison Avenue Kearny, NJ	400,064	1987	52	2%	28.0	US Postal Service	400,064	6/2014	5	$8.10	$8.25/sf yrs. 3-5
50-100 Meadowlands Parkway Secaucus, NJ	672,846	1980	42	4%	32.0	Ferguson Plumbing	450,318	5/2014	10	$8.00	$8.75/sf yrs. 6-10

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

MSBAM 2015-C27	1 Emerson Lane

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1 Emerson Lane Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	2015	UW		UW PSF
Base Rent	N/A	N/A	N/A	N/A	N/A	$2,720,000	(2)	$8.00
Total Recoveries	N/A	N/A	N/A	N/A	N/A	$0		$0.00
Other Income	N/A	N/A	N/A	N/A	N/A	$0		$0.00
Discounts Concessions	N/A	N/A	N/A	N/A	N/A	$0		$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	N/A	($136,000)		($0.40)
Effective Gross Income	N/A	N/A	N/A	N/A	N/A	$2,584,000		$7.60
Total Expenses(3)	N/A	N/A	N/A	N/A	N/A	$77,520		$0.23
Net Operating Income	N/A	N/A	N/A	N/A	N/A	$2,506,480		$7.37
Capital Expenditures	N/A	N/A	N/A	N/A	N/A	$34,000		$0.10
TI/LC	N/A	N/A	N/A	N/A	N/A	$85,000		$0.25
Net Cash Flow	N/A	N/A	N/A	N/A	N/A	$2,387,480		$7.02

Occupancy %	N/A	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	1.27	x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	1.21	x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	8.1%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	7.7%

(1)	The 1 Emerson Lane Property was renovated and re-tenanted in 2015. Historical financial and occupancy data is not available.

(2)	The underwritten base rent reflects the appraiser’s estimate of market rent for the 1 Emerson Lane Property, not including the mezzanine space. The contractual rent in place is $3,360,000 per year with 2% annual rent increases.

(3)	Most expenses are paid directly by the tenant.

Escrows and Reserves. The 1 Emerson Lane Borrower deposited $92,120 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 1 Emerson Lane Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums unless, among other conditions, the 1 Emerson Lane Borrower maintains insurance under an acceptable blanket insurance policy.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 1 Emerson Lane Mortgage Loan. The 1 Emerson Lane Mortgage Loan has springing cash management (i.e. the 1 Emerson Lane Mortgage Loan has cash management only during the continuance of a Cash Sweep Period (as defined below)). Provided a Cash Sweep Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the 1 Emerson Lane Borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 1 Emerson Lane Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” provided no event of default is continuing, to disburse to the 1 Emerson Lane Borrower funds sufficient to pay budgeted monthly operating expenses (which are required to be approved by the lender during a Cash Sweep Period) together with other amounts incurred by the 1 Emerson Lane Borrower in connection with the operation and maintenance of the 1 Emerson Lane Property, and to disburse the remainder to an account to be held by the lender as additional security for the 1 Emerson Lane Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the 1 Emerson Lane Mortgage Loan and continue until the date on which no event of default under the 1 Emerson Lane Mortgage Loan is continuing, or
(ii)	commence upon the date that the tenant doing business at the 1 Emerson Lane Property as Century 21, or a replacement tenant (collectively, the “Major Tenant”), files for bankruptcy or becomes the subject of a bankruptcy filing and continue until either (a) the Major Tenant has been affirmed in bankruptcy and the 1 Emerson Lane Borrower delivers to the lender a tenant estoppel certificate from the Major Tenant stating that the Major Tenant is in occupancy of the entirety of its space, open for business and paying full contractual rent, or (b) the entirety of the Major Tenant’s leased space has been re-let to one or more replacement tenant(s) under a replacement lease, in each case acceptable to the lender in its sole discretion, and the 1 Emerson Lane Borrower delivers a tenant estoppel certificate from the replacement tenant(s) stating that the replacement tenant(s) is in occupancy of the entirety of the Major Tenant’s space, open for business and paying full contractual rent (a “1 Emerson Replacement Lease Cure”), or
(iii)	commence upon the date that the Major Tenant either (a) “goes dark,” (b) vacates its space, or (c) is not open for business and not operating in the Major Tenant’s space and continue until either (x) the Major Tenant is open for business and the 1 Emerson Lane Borrower delivers to the lender a tenant estoppel certificate from the Major Tenant stating that the Major Tenant is in occupancy of the entirety of its space, open for business and paying full contractual rent, or (y) there is a 1 Emerson Replacement Lease Cure, or
(iv)	commence upon the date that is 24 months prior to the maturity date of the 1 Emerson Lane Mortgage Loan and continue until the Major Tenant enters into a new lease or an extension of the lease in form and substance acceptable to the lender for occupancy of the entire space at a rental rate of not less than $8.00 PSF of leasable space and having an expiration date of not earlier than five years after the maturity date of the 1 Emerson Lane Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

MSBAM 2015-C27	1 Emerson Lane

Release of Property. Not permitted.

Terrorism Insurance. The 1 Emerson Lane Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available, in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 1 Emerson Lane Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. The 1 Emerson Lane Borrower is not required to spend on terrorism insurance coverage more than two times the premium for a separate comprehensive all risk insurance policy insuring only the 1 Emerson Lane Property on a stand-alone basis at the time that any terrorism insurance is excluded from any applicable insurance policy, and if the cost of terrorism insurance exceeds such amount, the 1 Emerson Lane Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

MSBAM 2015-C27	CVS/Walgreens Portfolio

Mortgage Loan No. 9 – CVS/Walgreens Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

MSBAM 2015-C27	CVS/Walgreens Portfolio

Mortgage Loan No. 9 – CVS/Walgreens Portfolio

CANADA
MANITOBA
Winnipeg
QUEBEC
NEW BRUNSWICK
Québec
Montreal
ME
Ottawa
ONTARIO
Lake Superior
ND
MN
Minneapolis
St. Paul
WI
Hastings
SD
Lake Michigan
MI
Lake Huron
Toronto
L. Ontario
VT
NH
Boston
MA
NY
RI
CT
Buffalo
Milwaukee
Detroit
Westland
Lake Erie
New York
Highlands
PA
Cleveland
Pittsburgh
Philadelphia
NJ
IA
Chicago
Omaha
NE
Des Moines
Baltimore
Ellicott City
DE
Selbyville
MD
Washington DC
Indianapolis
OH
Columbus
IL
IN
Cincinnati
WV
Kansas City
Topeka
KS
St. Louis
MO
Louisville
KY
VA
Norfolk
Virginia Beach
Wichita
Raleigh
NC
Nashville
Charlotte
Tulsa
OK
Fayetteville
Memphis
TN
Oklahoma City
Little Rock
Atlanta
SC
Atlantic Ocean
AR
GA
Charleston
Birmingham
Fort Worth
Dallas
MS
AL
Jackson
Jacksonville
LA
Baton Rouge
Austin
TX
New Orleans
Houston
Orlando
Tampa
San Antonio
FL
Gulf of Mexico
Miami
BAHAMAS
CUBA
0
100
200
Miles
CVS/Walgreens Portfolio
1 Walgreens - Ellicott City, MD Ellicott City, MD
2 CVS - Highland, NJ Highlands, NJ
3 CVS - Hastings, MN Hastings, MN
4 CVS - Fayetteville, AR Fayetteville, AR
5 CVS - Westland, MI Westland, MI
6 CVS - Selbyville, DE Selbyville, DE

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

MSBAM 2015-C27	CVS/Walgreens Portfolio

Mortgage Loan No. 9 – CVS/Walgreens Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$27,091,836			Location:	Various
Cut-off Date Balance:	$27,091,836			General Property Type:	Retail
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Free Standing
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Stewart Alpert			Year Built/Renovated:	Various
Mortgage Rate:	4.410%			Size:	80,665 SF
Note Date:	9/30/2015			Cut-off Date Balance per Unit:	$336
First Payment Date:	11/1/2015			Maturity Date Balance per Unit:	$336
Maturity Date:	10/1/2025			Property Manager:	Tenant-managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$2,314,236
Seasoning:	1 month			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	8.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.91x
Additional Debt Type:	N/A			Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (7/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$47,390,000 (7/27/2015-8/13/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	57.2%
Other:	$4,500	$0	N/A	Maturity Date LTV Ratio:	57.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,091,836	57.0%	Purchase Price:	$47,260,599	99.4%
Borrower Equity:	$20,470,405	43.0%	Reserves:	$4,500	0.0%
			Closing Costs:	$297,142	0.6%
Total Sources:	$47,562,241	100.0%	Total Uses:	$47,562,241	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all six retail properties that comprise the CVS/Walgreens Portfolio Property.

(3)	The CVS/Walgreens Portfolio Property is comprised of six free-standing retail buildings that were constructed and leased in 2014 and 2015. Historical NOI and Occupancy data is not available.

The Mortgage Loan. The ninth largest mortgage loan (the “CVS/Walgreens Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,091,836, which is secured by six first priority fee mortgages encumbering six stand-alone retail buildings 100% leased to CVS and Walgreens drug stores in six states (collectively, the “CVS/Walgreens Portfolio Property”). The proceeds of the CVS/Walgreens Portfolio Mortgage Loan were used to acquire the CVS/Walgreens Portfolio Property for a total purchase price of approximately $47,260,599, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrowers are Mohegan Ellicott LLC; Mohegan Hastings LLC; Belartes Selbyville LLC; Belartes Westland LLC; Belmont Highland LLC and Belmont Fayetteville LLC (collectively, the “CVS/Walgreens Portfolio Borrower”), six special-purpose Delaware limited liability companies, each with an independent director. The CVS/Walgreens Portfolio Borrower is partially owned and controlled by Stewart Alpert, the nonrecourse carve-out guarantor. Mr. Alpert reports current ownership in approximately 1,200 New York City area residential units and three Walgreens stores.

The Property. The CVS/Walgreens Portfolio Property is comprised of six free-standing retail buildings in six states that are 100% occupied by CVS drug stores (five locations) and a Walgreens drug store (one location). The CVS/Walgreens Portfolio Property components were all constructed in either 2014 (the five CVS locations) or 2015 (the Walgreens location). The five CVS locations have individual leases, each of which expires on January 31, 2040, with 10 five-year lease renewal options. The single Walgreens lease has a stated lease term of 75 years; however, the tenant has a lease termination option effective on February 28, 2035, and then every following fifth year with 12 months’ prior notice.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

MSBAM 2015-C27	CVS/Walgreens Portfolio

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Size (SF)	Occ. %	Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW NCF DSCR
Walgreens - Ellicott City, MD	$7,145,979	26.4%	14,490	100.0%	2015/N/A	$12,500,000	57.2%	1.90x
CVS - Highlands, NJ	$5,945,455	21.9%	12,900	100.0%	2014/N/A	$10,400,000	57.2%	1.90x
CVS - Hastings, MN	$3,915,997	14.5%	13,225	100.0%	2014/N/A	$6,850,000	57.2%	1.89x
CVS - Fayetteville, AR	$3,795,944	14.0%	13,225	100.0%	2014/N/A	$6,640,000	57.2%	1.89x
CVS - Westland, MI	$3,144,231	11.6%	13,600	100.0%	2014/N/A	$5,500,000	57.2%	1.92x
CVS - Selbyville, DE	$3,144,231	11.6%	13,225	100.0%	2014/N/A	$5,500,000	57.2%	1.99x
Total/Wtd. Avg.	$27,091,836	100.0%	80,665	100.0%		$47,390,000	57.2%	1.91x

Portfolio Tenants.

CVS (66,175 SF, 82.0% of portfolio NRA, 73.8% of portfolio underwritten base rent). Five affiliates of CVS Health Corporation (“CVS”) (NYSE: CVS) lease a total of 66,175 SF at the CVS/Walgreens Portfolio Property comprising five free-standing retail buildings operated as “CVS/pharmacy” locations. The five leases began on December 11, 2014 and have a current expiration date of January 31, 2040, with 10 five-year lease extension options. CVS has provided a guaranty for each lease. As of its 2014 annual report, CVS and its affiliates operated approximately 7,800 retail pharmacies and 900 walk-in medical clinics.

Walgreens (14,490 SF, 18.0% of portfolio NRA, 26.2% of portfolio underwritten base rent). Walgreen Co. (“Walgreens”), the predecessor of Walgreens Boots Alliance, Inc. (“Walgreens Boots”) (NASDAQ: WBA), leases 14,490 SF at the CVS/Walgreens Portfolio Property at a free-standing retail building operated as a Walgreens pharmacy. The lease began on February 2, 2015, and has an assumed expiration date of February 28, 2035, the date of its initial lease termination option. Following the initial termination option of February 28, 2035, the tenant has subsequent lease termination options effective every five years for the remainder of its contractual lease term to February 38, 2090. As of its 2014 annual report, Walgreens Boots operated approximately 12,800 stores in 11 countries. On October 27, 2015, Walgreens Boots announced an agreement to acquire the Rite Aid Corporation (NYSE: RAD).

The following table presents a summary regarding the tenants within the CVS/Walgreens Portfolio Property:

CVS/Walgreens Portfolio
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
Walgreens - Ellicott City, MD	NR/Baa2/BBB	14,490	18.0%	$625,317	26.2%	$43.16	2/28/2035(2)
CVS - Highlands, NJ	NR/Baa1/BBB+	12,900	16.0%	$521,130	21.8%	$40.40	1/31/2040
CVS - Hastings, MN	NR/Baa1/BBB+	13,225	16.4%	$341,734	14.3%	$25.84	1/31/2040
CVS - Fayetteville, AR	NR/Baa1/BBB+	13,225	16.4%	$331,174	13.9%	$25.04	1/31/2040
CVS - Westland, MI	NR/Baa1/BBB+	13,600	16.9%	$278,665	11.7%	$20.49	1/31/2040
CVS - Selbyville, DE	NR/Baa1/BBB+	13,225	16.4%	$287,791	12.1%	$21.76	1/31/2040
Total/Wtd. Avg.		80,665	100.0%	$2,385,810	100.0%	$29.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Walgreens - Ellicott City, MD lease has a stated expiration date of February 28, 2090; however, the tenant has an initial lease termination date of February 28, 2035.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

MSBAM 2015-C27	CVS/Walgreens Portfolio

The Market. The CVS/Walgreens Portfolio Property is comprised of six free-standing retail buildings in six separate states. The following tables present leasing data at competitive properties with respect to the CVS/Walgreens Portfolio Property:

Walgreens - Ellicott City, MD Competitive Retail Property Summary
Tenant/Property Name/Address	Year Built	Property Size (SF)	Occupancy	Lease Date	Lease Area (SF)	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
CVS Dunn Loring Retail 2679 Avenir Place Merrifield, VA	2015	71,324	95.0%	9/2015	13,500	20.0	$32.00	NNN
Rite Aid 2251 Wisconsin Avenue, NW Washington, DC	1958	28,277	100.0%	7/2015	13,640	10.0	$65.00	NNN
Walgreens 225 Maple Ave East, Vienna, VA	1974	27,500	100.0%	1/2014	17,000	20.0	$47.94	NNN
Walgreens Takoma Langley Crossroads 1329 University Boulevard East, Takoma Park, MD	1949	123,036	91.0%	8/2013	15,000	20.0	$40.00	NNN
Walgreens 13901 Jefferson Davis Highway Woodbridge, VA	2012	14,820	100.0%	7/2013	14,820	25.0	$37.11	NNN

Source: Appraisal

CVS - Highlands, NJ Competitive Retail Property Summary
Tenant/Property Name/Address	Year Built	Property Size (SF)	Occupancy	Lease Date	Lease Area (SF)	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
Walgreens Route 530 & Schoolhouse Road Whiting, NJ	2013	14,490	100.0%	2/2014	14,490	25.0	$34.66	NNN
CVS 3391 Highway 35 Hazlet, NJ	2013	12,900	100.0%	1/2014	12,900	25.0	$32.13	NNN
Walgreens 81-119 US-9 Marlboro, NJ	2013	14,742	100.0%	7/2013	14,742	50.0	$35.21	NNN
CVS 911 Route 35 Ocean Twp, NJ	2014	12,914	100.0%	8/2014	12,914	25.0	$42.00	NNN

Source: Appraisal

CVS - Hastings, MN Competitive Retail Property Summary
Tenant/Property Name/Address	Year Built	Property Size (SF)	Occupancy	Lease Date	Lease Area (SF)	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
CVS 15 Franklin Avenue East Minneapolis, MN	2007	14,108	100.0%	3/2006	14,108	25.0	$35.00	NNN
CVS 929 Portland Avenue South Minneapolis, MN	2007	10,592	100.0%	11/2009	10,592	25.0	$29.23	NNN
Walgreens 2730 Lincoln Drive Roseville, MN	2013	14,820	100.0%	11/2004	14,820	75.0	$29.91	NNN
Walgreens 2635 Rice Street Roseville, MN	2010	14,820	100.0%	4/2010	14,820	75.0	$44.53	NNN
Walgreens 4560 Robert Trail S Inver Grove Heights, MN	2003	13,650	100.0%	11/2003	13,650	75.0	$27.47	NNN

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSBAM 2015-C27	CVS/Walgreens Portfolio

CVS - Fayetteville, AR Competitive Retail Property Summary
Tenant/Property Name/Address	Year Built	Property Size (SF)	Occupancy	Lease Date	Lease Area (SF)	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
CVS 2015 Fayetteville Rd. Van Buren, AR	2014	11,945	100.0%	10/2014	11,945	25.0	$22.82	NNN
CVS 100 N. JM Davis Blvd. Claremore, OK	2014	13,225	100.0%	6/2014	13,225	25.0	$29.27	NNN
CVS 2833 Bella Vista Way Bella Vista, AR	2014	13,225	100.0%	10/2014	13,225	25.0	$23.27	NNN
CVS 11223 E. 31st Street South Tulsa, OK	2014	13,225	100.0%	6/2014	13,225	25.0	$22.80	NNN
CVS 2115 Union Ave. Memphis, TN	2011	13,225	100.0%	7/2013	13,225	25.0	$25.44	NNN

Source: Appraisal

CVS - Westland, MI Competitive Retail Property Summary
Tenant/Property Name/Address	Year Built	Property Size (SF)	Occupancy	Lease Date	Lease Area (SF)	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
Walgreens 4105 Orchard Lake Road West Bloomfield, MI	2014	14,820	100.0%	10/2014	14,820	75.0	$29.69	NNN
Walgreens 16741 Canal Rd Clinton Township, MI	2000	15,120	100.0%	11/2014	15,120	15.0	$23.80	NNN
Walgreens 17071 Fort St. Riverview, MI	1998	13,905	100.0%	12/2013	13,905	15.0	$22.50	NNN
CVS 950 South Peru Street Cicero, IN	2013	13,225	100.0%	12/2013	13,225	25.0	$19.54	NNN
CVS 320 Jefferson Street Ironton, OH	2011	13,225	100.0%	7/2014	13,225	25.0	$15.63	NNN
CVS 150 East Morthland Drive Valparaiso, IN	2014	13,225	100.0%	11/2014	13,225	25.0	$24.64	NNN

Source: Appraisal

CVS - Selbyville, DE Competitive Retail Property Summary
Tenant/Property Name/Address	Year Built	Property Size (SF)	Occupancy	Lease Date	Lease Area (SF)	Lease Term (Yrs.)	Annual Base Rent PSF	Lease Type
CVS 1709 New Castle Avenue New Castle, DE	2013	13,225	100.0%	11/2013	13,225	25.0	$33.39	NNN
CVS 1545 Pulaski Highway Bear, DE	2013	13,225	100.0%	11/2013	13,225	25.0	$26.64	NNN
Walgreens 17239 Five Points Square Lewes, DE	2011	14,820	100.0%	5/2011	14,820	25.0	$40.49	NNN
Walgreens US Route 13 and Clark Street Harrington, DE	2010	14,820	100.0%	5/2011	14,820	25.0	$40.49	NNN
CVS 1605 Telegraph Road Wilmington, DE	2012	13,509	100.0%	12/2013	13,509	25.0	$28.72	NNN

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSBAM 2015-C27	CVS/Walgreens Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the CVS/Walgreens Portfolio Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	N/A	$2,385,810	$29.58
Total Recoveries	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Other Income	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Discounts Concessions	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Effective Gross Income	N/A	N/A	N/A	N/A	N/A	$2,385,810	$29.58
Total Expenses	N/A	N/A	N/A	N/A	N/A	$71,574	$0.89
Net Operating Income	N/A	N/A	N/A	N/A	N/A	$2,314,236	$28.69
Capital Expenditures	N/A	N/A	N/A	N/A	N/A	$0	$0.00
TI/LC	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	N/A	N/A	$2,314,236	$28.69

Occupancy %	N/A	N/A	N/A	N/A	N/A	100.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	1.91x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	1.91x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	8.5%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	8.5%

(1)	The CVS/Walgreens Portfolio Property is comprised of six recently constructed single tenant retail properties leased on a NNN basis to two pharmacy tenants. Historical operating data is not available. The leases are on a NNN basis with the tenants responsible for all property expenses. Underwritten expenses represent an assumed 3% management fee.

Escrows and Reserves. The CVS/Walgreens Portfolio Borrower deposited $4,500 in escrow, which was required to be released to the CVS/Walgreens Portfolio Borrower upon its completion of a baseline environmental assessment and filing of a due care plan with the Michigan Department of Environmental Quality in connection with the CVS-Westland, MI property. This reserve has now been released. The CVS Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments (unless no Cash Sweep Period is continuing and the tenants under the leases are paying such taxes directly) and 1/12 of the annual estimated insurance premiums (unless no Cash Sweep Period is continuing and either (i) the CVS Portfolio Borrower maintains insurance under an acceptable blanket insurance policy or (ii) the tenants under the leases provide the required policies). If a Cash Sweep Period is continuing, the CVS/Walgreens Portfolio Borrower is required to deposit monthly $1,008 for annual capital expenditures approved by lender.

Lockbox and Cash Management. A hard lockbox is in place with respect to the CVS/Walgreens Portfolio Mortgage Loan. The CVS/Walgreens Portfolio Mortgage Loan has springing cash management (i.e. the CVS/Walgreens Portfolio Mortgage Loan has cash management only during a Cash Sweep Period (as defined below)). Provided a Cash Sweep Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the CVS/Walgreens Portfolio Borrower. During the continuance of a Cash Sweep Period for the CVS/Walgreens Portfolio Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the CVS/Walgreens Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse the remainder to (x) during a Cash Sweep Period, provided no event of default has occurred, (i) first, to the CVS/Walgreens Portfolio Borrower in an amount equal to the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the CVS/Walgreens Portfolio Borrower’s annual budget (which is required to be approved by the lender during a Cash Sweep Period) together with other amounts incurred by the CVS/Walgreens Portfolio Borrower in connection with the operation and maintenance of the CVS/Wallgreens Portfolio Property approved by the lender and (ii) second, to an account to be held by the lender as additional security for the CVS/Walgreens Portfolio Mortgage Loan during the continuance of such Cash Sweep Period or (y) if no Cash Sweep Period and no event of default exists, to the CVS/Walgreens Portfolio Borrower.

A “Cash Sweep Period” will

(i)	commence on the occurrence of an event of default under the CVS/Walgreens Portfolio Mortgage Loan and continue until such event of default has been cured to the satisfaction of the lender under the CVS/Walgreens Portfolio Mortgage Loan;

(ii)	commence on the date the lender determines that the DSCR has fallen below 1.30x for three consecutive calendar months and continue until the DSCR equals or exceeds 1.35x for three consecutive calendar months, each month determined on a trailing 12-month basis;

(iii)	commence on the occurrence of the bankruptcy of any tenant under any Major Lease (as defined below) and continue until the applicable lease is either affirmed in bankruptcy or the subject space is leased to a new tenant on terms and conditions approved by the lender, in its sole discretion; or

(iv)	commence if any tenant under any Major Lease ceases to do business open to the public at the CVS/Walgreens Portfolio Property and continue until the tenant under the applicable Major Lease has either re-opened for business at the CVS/Walgreens Portfolio Property or the subject space is leased to a new tenant on terms and conditions approved by the lender, in its sole discretion.

A “Major Lease” means, as to each individual property within the CVS/Walgreens Portfolio Property, (i) the lease in effect with the sole tenant of such individual property as of the date of origination of the CVS/Walgreens Portfolio Mortgage Loan or any replacement for such lease, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of such property or (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) of this paragraph.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSBAM 2015-C27	CVS/Walgreens Portfolio

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the CVS/Walgreens Portfolio Mortgage Loan, at any time after the earlier of (i) the third anniversary of the first monthly payment date and (ii) the date that is two years from the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the CVS/Walgreens Portfolio Mortgage Loan and prior to the monthly payment date occurring in July 2025, the CVS/Walgreens Portfolio Borrower may obtain a release of any of the individual properties comprising the CVS/Walgreens Portfolio Property, provided, among other conditions, (a) the CVS/Walgreens Portfolio Borrower defeases the CVS/Walgreens Portfolio Mortgage Loan with U.S. government securities in a principal amount equal to 115% of the allocated loan amount with respect to the applicable individual property which is the subject of release (see “—The Property” above for allocated loan amounts), (b) after giving effect to the release, with respect to the remaining CVS/Walgreens Portfolio Property, the debt yield of the CVS/Walgreens Portfolio Mortgage Loan is greater than the greater of (1) the debt yield of the CVS/Walgreens Portfolio Property immediately prior to the release and (2) 8.75% and (c) the CVS/Walgreens Portfolio Borrower delivers a rating agency confirmation and a REMIC opinion with respect to such individual property release.

Terrorism Insurance. The CVS/Walgreens Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to, and in an amount determined by, lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the CVS/Walgreens Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSBAM 2015-C27	University West Apartments

Mortgage Loan No. 10 – University West Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSBAM 2015-C27	University West Apartments

Mortgage Loan No. 10 – University West Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSBAM 2015-C27	University West Apartments

Mortgage Loan No. 10 – University West Apartments

Gilbert
180th St
190th St
Paterson Park
Dayton Ave
Ames Golf and Country Club
Oaks Golf Course
Cameron School Rd
Ada Hayden Heritage Park
Dayton Pkwy
Riverside Rd
Grant Ave
Squaw Creek
Bloomington Rd
G.W. Carver Ave
30th St
North Grand Mall
Inis Grove Park
River Valley Park
Stagecoach Rd
Izaak Walton League Park
US Agricultural Research Services
National Animal Disease Ctr.
BOONE COUNTY
Moore Memorial Park
24th St
Homewood Golf Course
20th St
215th St
Veenker Memorial Golf Course
Stange Rd
AMES
16th St
X Ave
500th Ave
North Dakota Ave
220th St
Ontario St
13th St
Northwestern Ave
Grand Ave
Kellogg Ave
Mary Greeley Medical Center
South Valley River Park
3M
Brookside Park
Pammel Dr
Hyland Ave
Iowa State University
Lied Recreation Athletic Ctr.
Ames Historical Society
6th St
Main St
Barilla America, Inc.
Boone 7 miles
Woodland St
Lincoln Way
Southwest Athletic Complex
University Museums
Hilton Coliseum
4th St
Octagon Center for the Arts
Daley Park
Christopher Gartner Park
South Dakota Ave
Cyclone Sports Complex
Iowa State Center
Jack Trice Stadium
Squaw Creek Park
Duff Ave
520th Ave
Hayward Ave
Mortensen Rd
Dayton Ave
University Blvd
240th St
Ames ISU Ice Arena
Gateway Hills Park
Iowa State Univ. College of Veterinary Medicine
16th St
University West Apartments
800-1106 Pinon Drive; 1300 & 1400 Coconino Road;
4305-4345 Maricopa Drive; 1405, 1415, 1425 Coconino Road;
4501, 4502, 4509, 4510, 4518, 4533, 4541 Steinbeck Street
Ames, IA 50014
Airport Rd
Ames Dog Park
Hunziker Youth Sports Complex
Oakwood Rd
ISU Research Park
Ames Municipal Airport
Country Gables Park
530th Ave
Riverside Dr
STORY COUNTY
South Skunk River
265th St
Kelley
Des Moines 27 miles
MINNESOTA
Mankato
Rochester
La Crosse
Albert Lea
Austin
WISC.
SD
Sioux Falls
Spencer
Mason City
Sioux City
Fort Dodge
Cedar Falls
Waterloo
Dubuque
IOWA
Ames
Marshalltown
Cedar Rapids
Clinton
West Des Moines
Urbandale
Iowa City
Bettendorf
Davenport
OMAHA
Council Bluffs
DES MOINES
Muscatine
Rock Island
Bellevue
Ottumwa
Lincoln
Burlington
NEBR.
Maryville
MISSOURI
ILLINOIS

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSBAM 2015-C27	University West Apartments

Mortgage Loan No. 10 – University West Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$27,000,000			Location:	Ames, IA 50014
Cut-off Date Balance(1):	$27,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Corridor Ventures, Inc.			Year Built/Renovated:	1988-2005/N/A
Mortgage Rate:	4.553%			Size:	483 Units (1,192 Beds)
Note Date:	10/28/2015			Cut-off Date Balance per Unit(1):	$93,168
First Payment Date:	12/1/2015			Maturity Date Balance per Unit(1):	$85,465
Maturity Date:	11/1/2025			Property Manager:	Corridor Property Management, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,129,128
Seasoning:	0 months			UW NOI Debt Yield(1):	9.2%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity(1):	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.93x (IO) 1.45x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$3,973,469 (8/31/2015 TTM)
Additional Debt Balance:	$18,000,000			2nd Most Recent NOI:	$3,751,826 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,521,574 (12/31/2013)
				Most Recent Occupancy:	99.2% (8/18/2015)
Reserves(2)				2nd Most Recent Occupancy:	99.7% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.8% (12/31/2013)
RE Tax:	$165,879	$55,293	N/A	Appraised Value (as of):	$60,700,000 (5/20/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	74.1%
Deferred Maintenance:	$19,843	$0	N/A	Maturity Date LTV Ratio(1):	68.0%
Recurring Replacements:	$0	$14,117	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$37,783,256	84.0%
			Reserves:	$185,721	0.4%
			Closing Costs:	$1,409,515	3.1%
			Return of Equity:	$5,621,508	12.5%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	The University West Apartments Mortgage Loan is a part of the University West Apartments Loan Pair, which is comprised of two pari passu notes with an aggregate Cut-off Date principal balance of $45,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the University West Apartments Loan Pair.
(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “University West Apartments Mortgage Loan”) is part of a loan pair (the “University West Apartments Loan Pair”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) with an aggregate original principal amount of $45,000,000 (see “—Additional Secured Indebtedness” below for further information), secured by a first priority fee mortgage encumbering a 35-building garden-style student-oriented apartment community in Ames, Iowa known as University West Apartments (the “University West Apartments Property”). Promissory Note A-1 has an original principal balance of $27,000,000 and evidences the University West Apartments Mortgage Loan. Promissory Note A-2 has an original principal balance of $18,000,000 and evidences the University West Apartments serviced companion loan (the “University West Apartments Serviced Companion Loan”). See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The University West Apartments Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. The proceeds of the University West Apartments Mortgage Loan were used to refinance a previous mortgage loan, which previous loan was included in the MLMT 2007-C1 securitization trust, fund reserves, pay closing costs and fund a recapitalization of the University West Apartments Borrower.

The Borrower and the Sponsor. The borrower is comprised of five special-purpose entities and each is required to have two independent directors: University West Co-Op, Inc. and University West Co-Op I, Inc., each an Iowa cooperative association, University West Property Owner, LLC, a Delaware limited liability company, and University West Property I, Inc. and University West Property, Inc., each an Iowa corporation (collectively, the “University West Apartments Borrower”). The University West Apartments Borrower is majority owned (80.62%) by Virtus Real Estate Capital Holdings (“Virtus”), a real estate investment company with a focus on investments in medical office, senior housing, alternative multifamily and self-storage properties. Virtus owns 11 student housing properties (over 8,865 beds) throughout the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSBAM 2015-C27	University West Apartments

The sponsor is Corridor Ventures, Inc. (“Corridor”), a real estate investment company founded in 2002 by Daniel Joseph and Hagan Brown, the University West Apartments Mortgage Loan guarantors and (9.7%) owners of the University West Apartments Borrower. Corridor develops, acquires, finances, repositions and manages real estate across the country, building a portfolio of multifamily and off-campus student housing properties in Texas, Florida, Connecticut, Illinois, Massachusetts and Iowa.

The Property. The University West Apartments Property is comprised of 35 garden-style buildings throughout five separate complexes, with a total of 483 units and 1,192 beds. The complexes are known as Mortensen Place, Celtic Place/Bird Place, Fieldstone, Fieldstone Grand and Steinbeck. The complexes were built in phases between 1998 and 2005, encompassing a wide variety of unit types.

The table below shows the building complex details of the University West Apartments Property:

University West Apartments Building Complex Summary
Complex Address	Year Built	Number of Buildings	Number of Units
Mortensen Place 800-1106 Pinon Drive	1988	17	138
Celtic Place/Bird Place 1300, 1400 Coconino Road	1992-1996	3	155
Fieldstone 4305-4345 Maricopa Drive	1996-1998	5	66
Fieldstone Grand 1405, 1415, 1425 Coconino Road	2004-2005	3	96
Steinbeck 4501, 4502, 4509, 4510, 4518, 4533, 4541 Steinbeck Street	1998	7	28
Total	1988-2005	35	483

Source: Appraisal

The University West Apartments Property offers over 30 floor plans ranging from one to five bedroom units. Each unit features central air conditioning and certain units feature laundry, vaulted ceilings, wood flooring, gas fireplaces and walk-in closets. Complimentary community amenities include internet and cable TV, fitness membership, off-street parking, access to two swimming pools, sand volleyball court, tennis/basketball court, multi-use trails and recreation/picnic areas. Garages and storage units are available for additional rent.

The University West Apartments Property was acquired by the University West Apartments sponsor in 2007. Between 2008 and 2014, the University West Apartments sponsor has spent approximately $1,569,000 on capital improvements including new appliances and carpet/tile, exterior improvements and property enhancement, and roof, electrical and structural repairs and is expected to spend another approximately $2.42 million on exterior improvements to the Mortensen Place and Fieldstone complexes and to the clubhouse and amenity facilities.

As of August 18, 2015, the University West Apartments Property was 99.2% occupied. May 2015 pre-leasing showed 94.3% pre-leased occupancy with a 42% renewal rate. Historical occupancy at the University West Apartments Property has been 99.7% for 2014, 99.8% for 2013 and 99.5% for 2012.

The University West Apartments Property is located approximately two miles from the main Iowa State University campus. Approximately 90% of the University West Apartments Property’s tenants are students, and leases are concurrent with the Iowa State University academic calendar. Units at the University West Apartments Property are rented by the unit and there are a limited number of two-bedroom/two-bathroom units that are available for rent by the bed. All leases are for minimum 12-month terms.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

MSBAM 2015-C27	University West Apartments

The table below shows the apartment unit mix at the University West Apartments Property:

University West Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total	Avg Unit SF	Total SF	Avg. Monthly Asking Rent
1BR/1BA Bird-Celtic Place 1BR/1BA Fieldstone Grand 1BR/1BA Mortensen A 1BR/1BA Mortensen B 1BR/1BA Mortensen C 1BR/1BA Mortensen D	29 32 6 6 8 6	6.0% 6.6% 1.2% 1.2% 1.7% 1.2%	660 612 700 700 725 900	19,140 19,584 4,200 4,200 5,800 5,400
1 Bedroom Units Subtotal/Wtd Avg.	87	18.0%	670	58,324	$775
2BR/1BA Bird-Celtic 2BR/1BA Mortensen 2BR/2BA Bird-Celtic 2BR/2BA Fieldstone Grand A 2BR/2BA Fieldstone Grand B 2BR/2BA Fieldstone Grand C 2BR/2BA Fieldstone A 2BR/2BA Fieldstone B 2BR/2BA Mortensen	42 24 48 4 8 8 8 2 24	8.7% 5.0% 9.9% 0.8% 1.7% 1.7% 1.7% 0.4% 5.0%	860 780 980 887 947 1,016 750 800 1,075	36,120 18,720 47,040 3,548 7,576 8,128 6,000 1,600 25,800
2 Bedroom Units Subtotal/Wtd Avg.	168	34.8%	920	154,532	$908
3BR/2BA Bird-Celtic 3BR/2BA Fieldstone A 3BR/2BA Fieldstone B 3BR/2BA Fieldstone C 3BR/2BA Fieldstone D 3BR/2BA Mortensen A 3BR/2BA Mortensen B 3BR/2BA Mortensen C 3BR/3BA FSG	24 8 8 16 5 24 24 16 24	5.0% 1.7% 1.7% 3.3% 1.0% 5.0% 5.0% 3.3% 5.0%	1,230 690 1,000 1,200 1,370 1,050 1,260 1,340 1,372	29,520 7,680 8,000 19,200 6,850 25,200 30,240 21,440 32,928
3 Bedroom Units Subtotal/Wtd Avg.	149	30.8%	1,215	181,058	$1,274
4BR/2BA – Bird-Celtic 4BR/2BA – Fieldstone Grand 4BR/2BA – Fieldstone A 4BR/2BA – Fieldstone B 4BR/2BA – Fieldstone C 4BR/2BA – Steinbeck 4BR/3BA – Fieldstone Grand	12 6 2 10 7 28 8	2.5% 1.2% 0.4% 2.1% 1.4% 5.8% 1.7%	1,450 1,372 1,150 1,430 1,500 1,300 1,341	17,400 8,232 2,300 14,300 10,500 36,400 10,728
4 Bedroom Units Subtotal/Wtd Avg.	73	15.1%	1,368	99,860	$1,679
5BR/4BA Fieldstone Grand	6	1.2%	1,181	10,908
5 Bedroom Units Subtotal/Wtd Avg.	6	1.2%	1,181	10,908	$2,220
Total Units/Wtd Avg.	483	100%	1,045	504,682	$1,130

Source: Appraisal

The Market. The University West Apartments Property is located in the Ames, Iowa metropolitan statistical area (“Ames MSA”) which had an estimated 2015 population of 93,608. Total employment in the Ames MSA is currently estimated at 54,200 jobs. Between year-end 2004 and the present, employment rose by 6,500 jobs, equivalent to a 13.6% increase over the entire period. Over the past decade, the Ames MSA unemployment rate has been an average unemployment rate of 3.6%; the March 2015 Ames MSA unemployment rate was 2.3%.

Iowa State University (“Iowa State”) is the largest employer in the Ames MSA, with over 10,000 employees. Iowa State is a public university that offers more than 200 educational programs including doctorates, masters, bachelors and associates degrees. Its 2015 enrollment was a record 36,001 students, a 20.3% increase since 2010 enrollment and a 28.5% increase since 2005 enrollment. Iowa State has been recently ranked by various publications as one of the “Top 50 of America’s Best Colleges,” “Top 25 of America’s Best Graduate Schools,” “Most Popular U.S. Universities and Colleges for International Students” and “Top 100 Best Values in Public Colleges.” Iowa State is a member of the Big 12 Conference and the NCAA Division I for 11 women’s and seven men’s intercollegiate varsity athletic teams. In 2014, Iowa State attracted approximately $368.4 million in grants, contracts and gifts.

The University West Apartments Property is located approximately two miles from the main Iowa State campus and less than half a mile from the Iowa State Sukup Basketball facilities. Primary access to the area is provided by US Route 30 via South Dakota Avenue. Public transportation is supplied by CyRide providing access to the City of Ames area and CAMBUS, the Iowa State public transit system (free to students). The University West Apartments Property is proximate to various businesses and restaurants, the Ames Middle School and North Grand Mall, a regional mall.

The 2015 estimated population within a one-, three- and five-mile radius of the University West Apartments Property was 9,542, 41,259 and 65,190, respectively. The 2015 estimated median household income within a one-, three- and five-mile radius was $29,700; $32,950 and $44,218, respectively.

Iowa State offers housing for 12,000 of the 36,001 enrolled students provided by nineteen residence halls and five on-campus apartment neighborhoods.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSBAM 2015-C27	University West Apartments

Comparable non-university sponsored rental properties to the University West Apartments Property are shown in the table below. Given that the University West Apartments Property is located in a secondary market, the most relevant supply and demand indicators are represented by this competitive set. All of the properties are at or near 100% occupancy and there is no planned additional competitive supply.

Competitive Property Summary
Property Name	Total Units/ Occupancy	Year Built	Unit Mix	Avg. Unit SF	Avg. Monthly Rent per Unit
West Towne Apartments	325/100%	2006	1BR/1BA 2BR/1BA 3BR/2BA 3BR/2BA 4BR/2BA Efficiency	660 785 1,000 1,060 1,060 470	$715 $760 $1,095 $1,125 $1,280 $620
Westwood Village Apartments	82/100%	1977	1BR/1BA 2BR/2BA 2BR/2BA 3BR/2BA 3BR/2.5BA Efficiency	714 898 1,028 1,182 1,472 459	$705 $820 $880 $1,110 $1,320 $459
West Ridge Apartments	162/100%	2000	3BR/2BA 4BR/2BA	1,160 1,160	$1,525 $1,700
Coconino Place	84/100%	2004	1BR/1BA 2BR/2BA 2BR/2BA	683 937 1,001	$730 $890 $920
University Plains	144/98%	2000	3BR/3BA 4BR/2BA 4BR/4BA	1,085 1,305 1,328	$1,260 $1,480 $1,640
Westport Center	56/100%	2003	1BR/1BA 2BR/2BA 3BR/2BA	699 932 1,121	$795 $900 $1,300
West Village Apartments	162/100%	2002	1BR/1BA 2BR/2BA 2BR/2BA	688 932 982	$790 $900 $920
South Duff Community Park I & II	192/100%	2000	1BR/1BA 2BR/2BA 3BR/2BA 3BR/3BA 4BR/2BA 5BR/3BA Efficiency	612 910 1,139 1,342 1,356 1,617 580	$715 $940 $1,077 $1,635 $1,436 $1,795 $605
Total/Avg.	1,207/99.8%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

MSBAM 2015-C27	University West Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the University West Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	8/31/2015 TTM		UW	UW per Unit
Base Rent	$5,183,692	$5,310,906	$5,514,867	$5,753,755	$5,995,138		$6,347,431	$13,142
Other Income(1)	$367,627	$409,022	$400,936	$375,259	$383,024		$358,646	$743
Discounts or Concessions	($222,811)	($151,298)	($123,504)	($109,618)	($138,012)		($128,466)	($266)
Less Vacancy & Credit Loss	($72,666)	($52,855)	($56,147)	($40,835)	($28,117)		($190,423)	($394)
Effective Gross Income	$5,255,842	$5,515,775	$5,736,152	$5,978,561	$6,212,033		$6,387,188	$13,224
Total Operating Expenses	$2,068,322	$2,110,992	$2,214,578	$2,226,735	$2,238,564		$2,258,060	$4,675
Net Operating Income	$3,187,520	$3,404,783	$3,521,574	$3,751,826	$3,973,469		$4,129,128	$8,549
Capital Expenditures	$0	$0	$0	$0	$0		$125,000	$259
Net Cash Flow	$3,187,520	$3,404,783	$3,521,574	$3,751,826	$3,973,469		$4,004,128	$8,290

Occupancy %(2)	98.8%	99.5%	99.8%	99.7%	99.2%	(3)	96.9%
NOI DSCR	1.16x	1.24x	1.28x	1.36x	1.44x		1.50x
NCF DSCR	1.16x	1.24x	1.28x	1.36x	1.44x		1.45x
NOI Debt Yield	7.1%	7.6%	7.8%	8.3%	8.8%		9.2%
NCF Debt Yield	7.1%	7.6%	7.8%	8.3%	8.8%		8.9%

(1)	Other Income includes administrative fees, application fees, damages, garage/parking income, fines, interest income, late fees, laundry collections, cleaning fees, pet rent, storage rent and miscellaneous other income.
(2)	Occupancy as provided by the University West Apartments Borrower provided financial statements.
(3)	Occupancy as of the August 18, 2015 dated rent roll.

Escrows and Reserves. The University West Apartments Borrower deposited $165,879 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The University West Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the University West Apartments Borrower maintains an acceptable blanket insurance policy). The University West Apartments Borrower deposited $19,843 for immediate repairs and is required to make monthly deposits of $14,117 prior to December 1, 2020 and $11,092 thereafter for replacement reserves.

Lockbox and Cash Management. The University West Apartments Mortgage Loan has a springing hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the University West Apartments Borrower will be required to deposit all excess cash with respect to the University West Apartments Mortgage Loan to an account to be held by the lender as additional security for the University West Apartments Mortgage Loan.

A “Cash Sweep Period” will commence upon the date upon which the DSCR is less than 1.15x on a trailing 12-month basis and will end upon the date upon which the DSCR equals or exceeds 1.20x on a trailing 12-month basis.

Additional Secured Indebtedness (not including trade debts). The University West Apartments Property also secures the University West Apartments Serviced Companion Loan, with a Cut-off Date balance of $18,000,000. The University West Apartments Serviced Companion Loan is currently held by Bank of America, National Association and is expected to be contributed to a future securitization trust.

The University West Apartments Mortgage Loan accrues interest at the same rate as the pari passu University West Apartments Serviced Companion Loan, which is secured by Note A-2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the University West Apartments Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The University West Apartments Loan Pair” in the Free Writing Prospectus. The holders of the University West Apartments Mortgage Loan and the University West Apartments Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation and collections on the University West Apartments Loan Pair. The University West Apartments Loan Pair will be serviced pursuant to the terms of the MSBAM 2015-C27 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The University West Apartments Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The University West Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSBAM 2015-C27	Gateway Crossing

Mortgage Loan No. 11 – Gateway Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,500,000			Location:	Augusta, GA 30907
Cut-off Date Balance:	$26,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Romspen Holdings Inc.			Year Built/Renovated:	2013-2014/N/A
Mortgage Rate:	4.340%			Size:	240 Units
Note Date:	7/29/2015			Cut-off Date Balance per Unit:	$110,417
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$100,949
Maturity Date:	8/1/2025			Property Manager:	LMS Real Estate Investment
Original Term to Maturity:	120 months				Management, LLC
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,105,406
Seasoning:	3 months			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (27); DEF (90); O (3)			UW NOI Debt Yield at Maturity:	8.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.75x (IO) 1.29x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(1):	$1,731,286 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(1):	$827,893 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(1):	N/A
				Most Recent Occupancy:	93.8% (9/30/2015)
Reserves				2nd Most Recent Occupancy:	94.6% (6/10/2015)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	82.9% (12/31/2014)
RE Tax:	$208,309	$20,831	N/A	Appraised Value (as of):	$35,700,000 (6/10/2015)
Insurance:	$23,460	$4,460	N/A	Cut-off Date LTV Ratio:	74.2%
Recurring Replacements:	$0	$4,000	$120,000	Maturity Date LTV Ratio:	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,500,000	74.2%	Purchase Price:	$35,250,000	98.7%
Borrower Equity:	$9,197,252	25.8%	Reserves:	$231,769	0.6%
			Closing Costs:	$215,483	0.6%
Total Sources:	$35,697,252	100.0%	Total Uses:	$35,697,252	100.0%

(1)	The Gateway Crossing Property was constructed in 2013-2014.

(2)	The 3rd Most Recent Occupancy as of 12/31/2014 is based on an occupancy report which showed an occupancy of 83.3% for 239 units (excluding a model unit) and was normalized to 82.9% to reflect an occupancy rate for 240 units.

The Mortgage Loan. The eleventh largest mortgage loan (the “Gateway Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,500,000 secured by a first priority fee mortgage encumbering a 240-unit garden-style apartment community in Augusta, Georgia known as Gateway Crossing (the “Gateway Crossing Property”). The proceeds of the Gateway Crossing Mortgage Loan, along with approximately $9.20 million of equity, were used to purchase the Gateway Crossing Property for $35.25 million, fund reserves and pay closing costs.

The Borrower and Sponsors. The borrower is Gateway Crossing LP, a special-purpose Delaware limited partnership (the “Gateway Crossing Borrower”) which has a general partner with one independent director. The Gateway Crossing Mortgage Loan sponsor and nonrecourse carve-out guarantor is Romspen Holdings Inc. (“Romspen”). Romspen, through its principal operating subsidiary, is one of the oldest and largest non-bank mortgage lenders in Canada. The Gateway Crossing Property became the sixth asset within Romspen’s real estate equity fund portfolio, along with investments in Montreal, Quebec; Calgary, Alberta; Tucson and Phoenix, Arizona and Montgomery, Alabama.

The Property. The Gateway Crossing Property, located at 601 Giddings Court, Augusta, Richmond County, Georgia, is a 240-unit Class “A” garden-style apartment community that was constructed from 2013-2014. The Gateway Crossing Property consists of 16 two- and three-story residential buildings, one clubhouse building and one shop/car wash building. Each unit features nine-foot ceilings, a ceiling fan, washer/dryer, and private patio/balcony. A total of 24 units have higher end finishes, such as stainless steel appliances, granite countertops and double vanities, which are typically rented at higher rates. Common amenities include a leasing office/clubhouse with an internet café area, business center, theater room, fitness center, pool with sundeck, dog park, gated entrance and picnic area. The Gateway Crossing Property has a total of 477 parking spaces. Twelve one-bed/one-bath units include an attached garage, and there are an additional 18 detached garages for rent at the Gateway Crossing Property. As of September 30, 2015, the Gateway Crossing Property was 93.8% occupied.

The Gateway Crossing Property is located on the south side of Mason McKnight Jr. Parkway, just north of I-20 and less than two miles from I-20/I-520 interchange. I-20 and I-520 create a loop around Augusta, Georgia, providing residents at the Gateway Crossing Property access to all parts of the city. The Gateway Crossing Property is located approximately six miles west of the Augusta central business district. Situated just off of the intersection of I-20 and I-520 is a concentration of retailers including a Walmart Supercenter, Lowe’s, Target and Regal Cinemas. Approximately four miles northeast of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSBAM 2015-C27	Gateway Crossing

the Gateway Crossing Property is Washington Road, a major commercial corridor of Augusta where approximately 20 hotels and a substantial number of restaurants are located. Another concentration of retail amenities is located approximately four miles south of the Gateway Crossing Property along Wrightsboro Road near Augusta Mall. The Gateway Crossing Property was constructed as part of a larger mixed-use development that currently includes a CarMax, a freestanding Gander Mountain that opened in September 2014 and a 112-room Hyatt Place that is under construction.

The 2015 estimated population within a one-, three- and five-mile radius of the Gateway Crossing Property was 6,382, 64,543 and 142,628, respectively. The 2015 estimated median household income within a one-, three- and five-mile radius was $49,584; $53,025 and $53,697, respectively.

The table below shows the apartment unit mix at the Gateway Crossing Property:

Gateway Crossing Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total	Units Occupied	% Occupied	Avg. SF	Total SF	In-Place Monthly Rent Per Unit	Market Monthly Rent Per Unit(2)
1 Bedroom/1 Bath	96	40%	87	91%	731	70,140	$999	$1,003
2 Bedroom/2 Bath	108	45%	104	96%	1,056	114,012	$1,133	$1,141
3 Bedroom/3 Bath	36	15%	34	94%	1,296	46,656	$1,317	$1,325
Total/Wtd. Avg.	240	100%	225	94%	962	230,808	$1,107	$1,113

(1)	Based on the rent roll dated September 30, 2015.

(2)	Based on the appraisal.

The Market. The Gateway Crossing Property is located within the Augusta-Richmond County, GA-SC metropolitan statistical area (“Augusta MSA”). Within the Augusta MSA, the largest employment sectors are government and healthcare services. Augusta has the highest concentration of healthcare facilities in the southeast United States. Augusta is home to 12 hospitals, two biotech business incubators, several life sciences companies and GA Health Sciences University (“GHSU”) which collectively generate $5 - $8 billion yearly into the local economy. GHSU, located approximately eight miles from the Gateway Crossing Property, recently completed its $31 million Health Cancer Center in 2010 and its $112 million School of Dentistry in 2011 and has planned a $105 million expansion of its School of Medicine. Fort Gordon, located approximately eight miles from the Gateway Crossing Property, employs approximately 20,000 civilian and military personnel. Fort Gordon has the largest US military medical facility and is home to the US Signal Corps, which is responsible for providing and maintaining information systems and communications networks. Fort Gordon contains a training center, as well as operations, and instructs all branches of the military in information systems and communications. The National Security Agency also operates a facility at Fort Gordon specializing in linguistics and cryptology.

The Gateway Crossing Property is located within the Augusta multifamily market. According to an industry report, as of the second quarter of 2015, the overall Augusta multifamily market had a vacancy rate of 7.7% with an average monthly asking rent of $697 per unit. 73% of the units in the Augusta multifamily market were constructed prior to 1990, and 9% of the units were constructed after 2009. The appraiser identified nine projects totaling approximately 1,468 units in the Augusta market that are either recently completed or expected to be completed in the near future. In addition, the appraiser identified three projects, totaling approximately 776 units, which are either planned or proposed for the Augusta market. The appraiser identified six competitive properties constructed since 2000 within five miles of the Gateway Crossing Property, which had (i) an occupancy ranging from 91% to 100%, (ii) a weighted average occupancy of 94%, (iii) an average monthly rental rate per unit ranging from $976 to $1,104 and (iv) a weighted average monthly rental rate of $1,060 per unit.

Comparable rental properties to the Gateway Crossing Property are shown in the table below:

Competitive Property Summary

Property Name	Location	Distance From Subject	Year Built	Total Units	Property Occupancy	Average Monthly Rental Rate/Unit
Century Hills	1035 Alexander Drive, Augusta, GA	5 miles	2000	200	94%	$976
The Glen at Alexander	1040 Alexander Drive, Augusta, GA	5 miles	2003	216	94%	$1,104
The Estates at Perimeter	3000 Perimeter Parkway, Augusta, GA	1 mile	2007	240	94%	$1,094
Brigham Woods	3150 Skinner Mill Road, Augusta, GA	2 miles	2009	204	100%	$1,088
The Haven at Reed Creek	303 Wave Hill Road, Martinez, GA	1 mile	2010	284	91%	$1,051
Parc at Flowing Wells	1150 Interstate Parkway, Augusta, GA	1 mile	2011	346	94%	$1,048
Total/Avg.				1,490	94%	$1,060
Gateway Crossing (Subject)(1)	601 Giddings Court, Augusta, GA	---	2013	240	94%	$1,107

Source: Appraisal

(1)	Based on the rent roll dated September 30, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

MSBAM 2015-C27	Gateway Crossing

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Crossing Property:

Cash Flow Analysis
	2011	2012	2013	2014(1)		6/30/2015 TTM(1)		UW		UW per Unit
Rents In Place(2)								$2,993,800		$12,474
Vacant Income(3)								$194,892		$812
Gross Potential Rent	N/A	N/A	N/A	$3,112,894		$3,155,398		$3,188,692		$13,286
Reimbursements	N/A	N/A	N/A	$39,386		$56,822		$72,405		$302
Less Vacancy, Concessions & Credit Loss(4)	N/A	N/A	N/A	($1,465,811)		($553,964)		($197,699)		($824)
Other Income(5)	N/A	N/A	N/A	$237,077		$334,334		$393,508		$1,640
Effective Gross Income	N/A	N/A	N/A	$1,923,546		$2,992,591		$3,456,906		$14,404
Total Operating Expenses	N/A	N/A	N/A	$1,095,653		$1,261,305		$1,351,500		$5,631
Net Operating Income	N/A	N/A	N/A	$827,893		$1,731,286		$2,105,406		$8,773
Capital Expenditures	N/A	N/A	N/A	$0		$0		$60,000		$250
Net Cash Flow	N/A	N/A	N/A	$827,893		$1,731,286		$2,045,406		$8,523

Occupancy %	N/A	N/A	N/A	82.9%	(6)	94.6%	(7)	93.8%	(8)
NOI DSCR	N/A	N/A	N/A	0.52x		1.09x		1.33x
NCF DSCR	N/A	N/A	N/A	0.52x		1.09x		1.29x
NOI Debt Yield	N/A	N/A	N/A	3.1%		6.5%		7.9%
NCF Debt Yield	N/A	N/A	N/A	3.1%		6.5%		7.7%

(1)	The Gateway Crossing Property was constructed in 2013-2014 and was undergoing lease-up during the 2014 and 6/30/2015 TTM historical periods.

(2)	Underwritten Rents In Place is based on the in-place rents as of the September 30, 2015 rent roll.

(3)	Vacant Income is based on applying the appraiser’s average market rent to the vacant units.

(4)	UW Vacancy, Concessions & Credit Loss is based on the in-place economic vacancy of 6.1% and the in-place physical vacancy of 6.2% as of the September 30, 2015 rent roll.

(5)	Other Income includes revenues from pet fees, garage fees, corporate unit premiums and applications fees.

(6)	The Occupancy % as of 12/31/2014 is based on an occupancy report which showed an occupancy of 83.3% for 239 units (excluding a model unit) and was normalized to 82.9% to reflect an occupancy rate for 240 units.

(7)	Based on the rent roll dated June 10, 2015.

(8)	Physical Occupancy based on a rent roll dated September 30, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSBAM 2015-C27	Gateway Fairfield

Mortgage Loan No. 12 – Gateway Fairfield

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,110,000			Location:	Fairfield, CA 94533
Cut-off Date Balance:	$22,110,000			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Lary Mielke and Thomas Tellefsen			Year Built/Renovated:	1989/2000
Mortgage Rate:	4.721%			Size:	169,757 SF
Note Date:	10/2/2015			Cut-off Date Balance per SF:	$130
First Payment Date:	12/1/2015			Maturity Date Balance per SF:	$112
Maturity Date:	11/1/2025			Property Manager:	Crosspoint Realty Services, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI(1):	$2,055,044
Seasoning:	0 months			UW NOI Debt Yield(1):	9.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	10.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.83x (IO) 1.40x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,721,396 (TTM 7/31/2015)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,800,697 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,806,474 (12/31/2013)
Reserves				Most Recent Occupancy(2):	97.2% (8/19/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	82.5% (12/31/2014)
RE Tax:	$238,554	$29,819	N/A	3rd Most Recent Occupancy:	96.3% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$31,600,000 (9/4/2015)
Recurring Replacements:	$0	$2,829	N/A	Cut-off Date LTV Ratio(3):	70.0%
TI/LC:	$0	$8,333	$300,000	Maturity Date LTV Ratio(3):	60.2%
Other(4):	$3,908,928	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,110,000	100.0%	Loan Payoff:	$15,372,081	69.5%
			Reserves:	$4,147,482	18.8%
			Closing Costs:	$376,715	1.7%
			Return of Equity:	$2,213,722	10.0%
Total Sources:	$22,110,000	100.0%	Total Uses:	$22,110,000	100.0%

(1)   UW NOI and UW NCF include base rent of $12.00 PSF, which is the appraiser’s concluded market rent, for the vacant junior anchor space (“Junior Anchor Space”) at the Gateway Fairfield Property.

(2)   In September 2014, Office Max did not renew the Junior Anchor Space (30,890 SF). Most Recent Occupancy as of August 19, 2015 includes a temporary lease for the Junior Anchor Space that runs through November 2015. Most Recent Occupancy excluding the temporary tenant is 79.0%.

(3)   The Cut-off Date LTV Ratio and Maturity Date LTV Ratio represent the as-is value of $31,600,000 as of September 4, 2015. The “prospective market value upon stabilization” of $33,600,000 as of July 1, 2016 is dependent upon lease-up of the junior anchor space and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.8% and 56.6%, respectively.

(4)   Other Reserves include a $354,770 outstanding landlord obligations reserve for tenants Hometown Buffet and Fitness Evolution, a $94,158 free rent reserve for Fitness Evolution and a $3,460,000 holdback for the Junior Anchor Space. The $3,460,000 holdback will be released to the Gateway Fairfield Borrower upon the Gateway Fairfield Property achieving prior to October 1, 2017 a minimum 85.0% physical occupancy and an underwritten net cash flow debt yield of 7.75% or greater. If after two years from the securitization closing date, the release test for the Junior Anchor Space is not met, the Gateway Fairfield Borrower has the option to release the Junior Anchor Space from the collateral of the Gateway Fairfield Mortgage Loan accompanied with partial defeasance. Any holdback funds not released will be held by the lender as additional security for the Gateway Fairfield Mortgage Loan.

The Mortgage Loan. The twelfth largest mortgage loan (the “Gateway Fairfield Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,110,000 secured by a first priority fee and leasehold mortgage encumbering a 169,757 SF anchored retail center in Fairfield, California (the “Gateway Fairfield Property”). The Gateway Fairfield Borrower is the lessee and its affiliates are the ground lessor, and the Gateway Fairfield Mortgage Loan is on both the fee and leasehold. The proceeds of the Gateway Fairfield Mortgage Loan were used to refinance a previous loan that was securitized in the MSC 2005-HQ7 securitization trust, fund reserves, pay closing costs and return equity to the Gateway Fairfield Borrower.

The Borrower and the Sponsor. The borrower is Fairfield Gateway, L.P. and Fairfield Gateway, LLC (collectively, the “Gateway Fairfield Borrower”), a special-purpose California limited partnership and a special-purpose California limited liability company, respectively, each with one independent director. OCP Investors, LLC and Pinole R.O.W. Partnership, L.P. are the Gateway Fairfield Mortgage Loan nonrecourse carve-out guarantors. Lary Mielke and Thomas Tellefsen are the sponsors of the Gateway Fairfield Mortgage Loan. Lary Mielke is the president of MHi Corporation, a real estate development and asset management firm, and has over 45 years of real estate development experience. Thomas Tellefsen is the sole shareholder of Tellefsen Investments, Inc. and has previous real estate experience including the development of the 1.1 million SF Pinole Vista Center in Pinole, California in addition to other California retail properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSBAM 2015-C27	Gateway Fairfield

The Property. The Gateway Fairfield Property is a 169,757 SF anchored retail center situated on a 14.24-acre site in Fairfield, California. The Gateway Fairfield Property consists of seven connected in-line shop buildings and three outparcels occupied by Ross Dress for Less (30,170 SF), Solano Eye Specialist (3,615 SF) and Travis Federal Credit Union (5,200 SF), all developed by the sponsors in 1989 and renovated in 2000. The Gateway Fairfield Property is also shadow anchored by a 44,477 SF Babies R Us that is not part of the collateral. The Gateway Fairfield Property is situated in a visible and highly trafficked location just east of Interstate-80 adjacent to Westfield Solano Town Center Mall, an approximately 1.1 million SF regional mall. The Gateway Fairfield Property, along with the mall and other adjacent retail developments comprise an approximately 1.7 million SF retail hub with an overall occupancy of approximately 97.0% and serves the communities of Fairfield, Suisun City and Rockville, as well as Travis Air Force Base.

As of August 19, 2015, the Gateway Fairfield Property was 97.2% occupied by 21 tenants (including a temporary lease on the Junior Anchor Space that runs through November 2015). Occupancy excluding the temporary tenant is 79.0% as of August 19, 2015. The largest tenant, Ross Dress for Less (30,170 SF, 17.8% of NRA, 19.0% of underwritten base rent), has a lease expiration in January 2021 with two five-year renewal options. Ross Dress for Less, a subsidiary of Ross Stores, Inc., is the largest off-price apparel and home fashion chain in the United States with 1,259 locations in 33 states. Ross Stores, Inc. is an S&P 500, Fortune 500 and NASDAQ 100 Company headquartered in Dublin, California with fiscal 2014 revenues of approximately $11.0 billion. The second largest tenant is Kids R Us (21,500 SF, 12.7% of NRA, 3.7% of underwritten base rent) with a ground lease expiring in January 2020 with four five-year renewal options. Kids R Us currently subleases its space to Michaels Stores, Inc., an arts and crafts retail chain that publicly trades on the NASDAQ under the ticket “MIK” and holds a Moody’s rating of Ba3. The third largest tenant, Fitness Evolution (16,557 SF, 9.8% of NRA, 8.1% of underwritten base rent), recently signed a lease expiring in November 2025 with two five-year renewal options. Fitness Evolution is a low-cost, contract-free gym that offers its members state-of-the-art facilities.

The following table presents a summary regarding major tenants at the Gateway Fairfield Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2014 Sales PSF
Major Tenants
Ross Dress For Less	NR/A3/A-	30,170	18%	$427,752	19%	$14.18	1/31/2021	$332.23
Kids R Us(4)	NR/B3/B-	21,500	13%	$83,102	4%	$3.87	1/31/2020	N/A
Fitness Evolution	NR/NR/NR	16,557	10%	$182,127	8%	$11.00	11/30/2025	N/A
Hometown Buffet	NR/NR/NR	10,100	6%	$151,500	7%	$15.00	1/31/2025	$264.55
Trader Joe’s	NR/NR/NR	9,592	6%	$148,313	7%	$15.46	12/31/2019	$1,658.94
Subtotal/Wtd. Avg.		87,919	52%	$992,795	44%	$13.70

Junior Anchor Space(5)		30,890	18%	$370,680	16%	$12.00
Other Tenants		46,260	27%	$889,507	39%	$19.23
Vacant Space		4,688	3%	$0	0%	$0.00
Total/Wtd. Avg.		169,757	100%	$2,252,982	100%	$15.11

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and ground rent for the Kids R Us space.

(4)	Kids R Us currently subleases its space to Michaels Stores, Inc.

(5)	The Junior Anchor Space is temporarily occupied through November 2015. Annual UW Rent represents the appraiser’s concluded market rent of $12.00 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSBAM 2015-C27	Gateway Fairfield

The following table presents certain information relating to the lease rollover schedule at the Gateway Fairfield Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	1	4,546	$17.00	3%	3%	$77,282	3%	3%
2016	4	19,650	$15.74	12%	14%	$309,271	14%	17%
2017	2	2,907	$33.36	2%	16%	$96,965	4%	21%
2018	2	2,674	$26.02	2%	18%	$69,574	3%	25%
2019	2	11,109	$16.20	7%	24%	$179,988	8%	33%
2020	2	22,811	$5.41	13%	38%	$123,415	5%	38%
2021	1	30,170	$14.18	18%	55%	$427,752	19%	57%
2022	1	5,200	$25.92	3%	58%	$134,784	6%	63%
2023	1	3,615	$11.45	2%	60%	$41,392	2%	65%
2024	1	2,599	$11.40	2%	62%	$29,629	1%	66%
2025	3	28,898	$13.57	17%	79%	$392,250	17%	84%
2026 & Beyond	0	0	$0.00	0%	79%	$0	0%	84%
Vacant(4)	0	35,578	$12.00	21%	100%	$370,680	16%	100%
Total/Wtd. Avg.	20	169,757	$15.11	100%		$2,252,982	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space and ground rent for the Kids R Us space but includes the 30,890 SF Junior Anchor Space.

(4)	Vacant includes the 30,890 SF Junior Anchor Space temporarily leased through November 2015. UW Rent PSF Rolling for the Junior Anchor Space represents the appraiser’s concluded market rent of $12.00 PSF.

The Market. The Gateway Fairfield Property is located in the Solano County retail market and the Fairfield retail submarket. As of the second quarter of 2015, the overall vacancy rate within the Solano County retail market and Fairfield retail submarket was 7.7% and 4.5%, respectively. The Fairfield retail submarket has 2,854,337 SF of inventory with net absorption of 14,288 SF as of the second quarter of 2015. The average asking rent within the Solano County retail market and Fairfield retail submarket was $17.41 and $18.22 PSF per annum NNN, respectively.

According to the appraisal, the estimated 2014 population within a one-, three- and five-mile radius of the Gateway Fairfield Property was approximately 20,437, 98,721 and 119,629, respectively. The estimated 2014 estimated average household income within a one-, three- and five-mile radius of the Gateway Fairfield Property was approximately $61,113, $74,941 and $78,347, respectively. In addition, the estimated 2014 average retail sales per household within a 3-mile radius was approximately $57,439.

The following table presents five comparable in-line rentals to the Gateway Fairfield Property:

In-line Rent Comparable Summary

Address	Tenant Name	Lease Date	Size (SF)	Initial Rent/SF	Rent Steps	Lease Type
1590 Gateway Boulevard Fairfield, CA	Dickie’s	March 2014	1,868	$36.00	10% mid-term	Net
1800 West Texas Street Fairfield, CA	O’Reilly Auto Parts	October 2014	9,900	$12.24	10% every five years	Net
5041 Business Center Drive Fairfield, CA	Allstate Insurance	April 2015	1,020	$22.20	3.0% per annum	Net
5041 Business Center Drive Fairfield, CA	Baskin Robbins	July 2014	1,271	$15.96	3.0% per annum	Net
5113 Business Center Drive Fairfield, CA	Hinata Hibachi & Sushi	September 2014	5,800	$18.60	3.0% per annum	Net

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

MSBAM 2015-C27	Gateway Fairfield

The following table presents five comparable junior anchor rentals to the Gateway Fairfield Property:

Junior Anchor Rent Comparable Summary

Address	Tenant Name	Lease Date	Size (SF)	Initial Rent/SF	Rent Steps	Lease Type
2505 North Texas Street Fairfield, CA	Planet Fitness	February 2016	31,500	$10.50	10% mid-term	Net
1574 Gateway Boulevard Fairfield, CA	Party City	September 2015	18,347	$13.74	10% mid-term	Net
5041 Business Center Drive Fairfield, CA	TJ Maxx	January 2014	27,946	$13.80	Flat	Net
1611 East Monte Vista Ave Vacaville, CA	Cost Plus World Market	December 2013	18,400	$17.40	10% mid-term	Net
868 Alamo Drive Vacaville, CA	IN-Shape Fitness	April 2012	47,500	$9.00	3.0% per annum	Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Gateway Fairfield Property:

Cash Flow Analysis
	2011	2012	2013	2014	TTM 7/31/2015	UW	UW PSF
Base Rent(1)(2)	$2,079,496	$1,885,312	$1,945,761	$1,918,381	$1,832,767	$2,351,428	$13.85
Total Recoveries	$588,367	$597,396	$636,861	$632,855	$630,455	$747,324	$4.40
Percentage Rent	$0	$1,296	$7,160	$11,528	$26,139	$0	$0.00
Other Income	$0	$25	$0	$769	$1,004	$0	$0.00
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($242,533)	(7.8%)
Effective Gross Income	$2,667,863	$2,484,029	$2,589,782	$2,563,533	$2,490,365	$2,856,219	$16.83
Total Operating Expenses	$721,464	$730,003	$783,308	$762,836	$768,969	$801,175	$4.72
Net Operating Income	$1,946,399	$1,754,026	$1,806,474	$1,800,697	$1,721,396	$2,055,044	$12.11
Capital Expenditures	$0	$0	$0	$0	$0	$33,951	$0.20
TI/LC	$0	$0	$0	$0	$0	$86,989	$0.51
Net Cash Flow	$1,946,399	$1,754,026	$1,806,474	$1,800,697	$1,721,396	$1,934,104	$11.40

Occupancy %	97.1%	96.1%	96.3%	82.5%	97.2%(2)	92.2%
NOI DSCR	1.41x	1.27x	1.31x	1.31x	1.25x	1.49x
NCF DSCR	1.41x	1.27x	1.31x	1.31x	1.25x	1.40x
NOI Debt Yield	8.8%	7.9%	8.2%	8.1%	7.8%	9.3%
NCF Debt Yield	8.8%	7.9%	8.2%	8.1%	7.8%	8.7%

(1)	Historical Base Rent is net of vacancy. Contractual rent steps through November 2016 are underwritten. Junior Anchor Space underwritten at appraiser’s concluded market rent of $12.00 PSF.

(2)	Based on a rent roll dated August 19, 2015 with a temporary lease for the Junior Anchor Space that runs through November 2015. Current occupancy excluding the temporary tenant is 79.0%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

MSBAM 2015-C27	FedEx - Manassas, VA

Mortgage Loan No. 13 – FedEx - Manassas, VA

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,800,000			Location:	Manassas, VA 20109
Cut-off Date Balance:	$21,800,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Warehouse/Distribution
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	PA-SC Venture I LLC			Year Built/Renovated:	2015/N/A
Mortgage Rate:	4.050%			Size:	175,308 SF
Note Date:	10/30/2015			Cut-off Date Balance per Unit:	$124
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$124
Maturity Date:	11/1/2025			Property Manager:	Tenant-managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,393,921
Seasoning:	0 months			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.62x
Additional Debt Type:	N/A			Most Recent NOI:	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$0	$9,226	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$40,700,000 (8/17/2015)
Other(1):	$6,909,558	$0	N/A	Cut-off Date LTV Ratio:	53.6%
				Maturity Date LTV Ratio:	53.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,800,000	46.5%	Purchase Price:	$39,630,342	84.6%
Borrower Equity:	$25,052,153	53.5%	Reserves:	$6,909,558	14.7%
			Closing Costs:	$312,253	0.7%
Total Sources:	$46,852,153	100.0%	Total Uses:	$46,852,153	100.0%

(1)   Other reserve represents an outstanding tenant improvement allowance of $381,841 and a post-closing construction reserve of $6,527,717 related to final construction costs at the FedEx - Manassas, VA Property including a sewer lift station and certain improvements on the intersection of Ball and Cushing Road.

The Mortgage Loan. The thirteenth largest mortgage loan (the “FedEx - Manassas, VA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,800,000 secured by a first priority fee mortgage encumbering a 175,308 SF industrial warehouse in Manassas, Virginia (the “FedEx - Manassas, VA Property”). The FedEx - Manassas, VA Mortgage Loan was co-originated by Bank of America, National Association and Citigroup Global Markets Realty Corp. (“CGMRC”). CGMRC sold its $10,900,000 portion to Bank of America, National Association following origination. The proceeds of the FedEx - Manassas, VA Mortgage Loan along with equity from the FedEx - Manassas, VA Borrower were used to purchase the FedEx - Manassas, VA Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is PA-SC Manassas Project LLC (the “FedEx - Manassas, VA Borrower”), a special-purpose Delaware limited liability company with no independent director. PA-SC Venture I Equity Sub LLC is the non-recourse carve-out guarantor and is a 100% wholly owned subsidiary of PA-SC Venture I LLC, which is the sponsor of the FedEx - Manassas, VA Mortgage Loan. PA-SC Venture I LLC, the majority owner, is an industrial acquisition venture formed in June 2015 between SC Venture Acquisition LLC and Ping An Trust for the purpose of recapitalizing eight FedEx Ground build-to-suit projects upon completion of construction. SC Venture Acquisition LLC is an affiliate of the Black Creek Group, a real estate investment company formed in 1993 by John Blumberg, Jim Mulvihill and Evan Zucker who have over 75 years of combined real estate experience. Ping An Trust is an affiliate of Ping An Insurance, a publically traded Chinese insurance company with approximately 798,000 life insurance sales agents and 246,000 full-time employees.

The Property. The FedEx - Manassas, VA Property is a 175,308 SF Class “A” industrial warehouse situated on a 31.6-acre site in Manassas, Virginia. The FedEx - Manassas, VA Property was recently built in August 2015 as a build-to-suit for the sole tenant, FedEx Ground Package System, Inc. (“FedEx”). Net rentable area at the FedEx - Manassas, VA Property includes 167,770 SF of warehouse space and 7,538 SF of office area. The clear ceiling height throughout half of the warehouse facility is 23 ft. with the remaining half being 15 ft. clear. The warehouse space has 37 dock-high loading entrances located along the north side of the building, with each being served by its own overhead door, in addition to 16 grade-level doors. The FedEx - Manassas, VA Property has 229 surface parking spaces or 1.31 spaces per 1,000 SF. The FedEx - Manassas, VA Property is located just off of Interstate 66 at the Prince William Parkway (VA Route 234) and approximately 30 miles from downtown Washington, DC.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

MSBAM 2015-C27	FedEx - Manassas, VA

The sole tenant at the FedEx - Manassas, VA Property is FedEx. FedEx has a 15-year triple-net lease expiring August 2030 with two five-year renewal options and pays annual rent of $2,444,604 ($13.94 PSF). FedEx (NYSE: FDX) started operations in 1973 and now serves more than 220 countries and territories globally with projected fiscal year 2015 revenue of approximately $47.5 billion. FedEx is rating Baa1 and BBB by Moody’s and S&P, respectively.

The Market. The FedEx - Manassas, VA Property is located in the Northern Virginia Warehouse market and the Route 29/Interstate-66 Warehouse submarket. As of the second quarter of 2015, the Route 29/Interstate-66 Warehouse submarket has inventory of approximately 4.5 million SF with a market vacancy of 3.1% and an average annual rental rate of $8.20 PSF.

According to the appraisal, the estimated 2015 population within a three- and five-mile radius of the FedEx - Manassas, VA Property was approximately 46,458 and 134,671, respectively. The estimated 2015 estimated average household income within a three- and five-mile radius of the FedEx - Manassas, VA Property was approximately $115,675 and $122,511, respectively.

The following table presents comparable single tenant industrial rentals to the FedEx - Manassas, VA Property:

Comparable Rent Summary
Property Name	Address	Year Built	Net Rentable Area (SF)	Percent Office	Clear Height (ft.)	Tenant Name	Lease Start Date	Lease Term (yrs.)	Base Rent (PSF)
FedEx Ground	16001 Queens Court Upper Marlboro, MD	2014	210,321	3.4%	22	FedEx Ground	February 2014	15	$8.24
FedEx Ground - Sparrows Point, MD	2001 Wharf Road Sparrows Point, MD	2016	306,016	4.3%	32	FedEx Ground	June 2016	15	$15.84
FedEx Ground - Niles, IL	5959 West Howard Street Niles, IL	2015	314,028	4.9%	38	FedEx Ground	June 2015	15	$13.27
AMB Partview Commerce Center	1560 Eldridge Parkway Houston, TX	2012	152,230	9.7%	30	FedEx Corp.	June 2012	15	$14.27
FedEx Ground Distribution Facility	10 Industrial Highway Tinicum Township, PA	2013	212,153	5.0%	30	FedEx Ground	June 2013	15	$13.31

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the FedEx - Manassas, VA Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$2,444,604	$13.94
Total Recoveries	N/A	N/A	N/A	N/A	$89,526	$0.51
Vacancy & Credit Loss(2)	N/A	N/A	N/A	N/A	($50,683)	(2.0%)
Effective Gross Income	N/A	N/A	N/A	N/A	$2,483,447	$14.17
Total Operating Expenses	N/A	N/A	N/A	N/A	$89,526	$0.51
Net Operating Income	N/A	N/A	N/A	N/A	$2,393,921	$13.66
Capital Expenditures	N/A	N/A	N/A	N/A	$17,531	$0.10
TI/LC	N/A	N/A	N/A	N/A	$28,334	$0.16
Net Cash Flow	N/A	N/A	N/A	N/A	$2,348,057	$13.39

Occupancy %(2)	N/A	N/A	N/A	N/A	98.0%
NOI DSCR	N/A	N/A	N/A	N/A	2.67x
NCF DSCR	N/A	N/A	N/A	N/A	2.62x
NOI Debt Yield	N/A	N/A	N/A	N/A	11.0%
NCF Debt Yield	N/A	N/A	N/A	N/A	10.8%

(1)	The FedEx - Manassas, VA Property was constructed in 2015, therefore historical financials are not available.

(2)	Underwritten based on 2.0% vacancy. Actual vacancy at the FedEx - Manassas, VA Property is 0.0%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSBAM 2015-C27	Village at West Oaks

Mortgage Loan No. 14 – Village at West Oaks

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,500,000			Location:	Houston, TX 77077
Cut-off Date Balance:	$21,500,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Herbert L. Levine and Elliott Aintabi			Year Built/Renovated:	1995/2013
Mortgage Rate:	4.568%			Size:	282,301 SF
Note Date:	10/19/2015			Cut-off Date Balance per Unit:	$76
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$67
Maturity Date:	11/1/2025			Property Manager:	LEVCOR, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,875,972
Seasoning:	0 months			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.74x (IO) 1.32x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,244,280 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,241,003 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$899,966 (12/31/2013)
Reserves				Most Recent Occupancy:	91.7% (10/15/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.3% (12/31/2014)
RE Tax:	$619,494	$56,318	N/A	3rd Most Recent Occupancy:	90.6% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$32,300,000 (9/22/2015)
Recurring Replacements:	$0	$2,117	N/A	Cut-off Date LTV Ratio:	66.6%
TI/LC:	$0	$9,410	$340,000	Maturity Date LTV Ratio:	58.5%
Other(1):	$67,400	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,500,000	100.0%	Loan Payoff:	$16,147,794	75.1%
			Reserves:	$686,894	3.2%
			Closing Costs:	$516,139	2.4%
			Return of Equity:	$4,149,173	19.3%
Total Sources:	$21,500,000	100.0%	Total Uses:	$21,500,000	100.0%

(1)	Other reserve is a free rent reserve for AutoZone representing eight months of base rent and recoveries. AutoZone’s lease commencement date is June 1, 2016.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Village at West Oaks Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,500,000 secured by a first priority fee mortgage encumbering a 282,301 SF anchored retail center in Houston, Texas (the “Village at West Oaks Property”). The proceeds of the Village at West Oaks Mortgage Loan were used to pay off the previous loan, fund reserves, pay closing costs and return equity to the Village at West Oaks Borrower.

The Borrower and the Sponsor. The borrower is WOV-AL, LP (the “Village at West Oaks Borrower”), a special-purpose Texas limited partnership with no independent directors. Herbert L. Levine and Elliott Aintabi are the Village at West Oaks Mortgage Loan sponsors and nonrecourse carve-out guarantors. Herbert L. Levine is the founder and President of LEVCOR, Inc., a retail development company specializing in retail centers ranging between 100,000 and 1,000,000 SF. Herbert L. Levine has over 40 years of commercial real estate experience and has been involved in the development, leasing and management of over 15 million SF of retail centers and office buildings during his career. Elliott Aintabi is a primary equity partner for LEVCOR, Inc. and the Chairman of the Board and CEO of the Jesta Group. The Jesta Group manages a diversified portfolio of property assets across several sectors, including, commercial, residential, retail and hospitality with properties in London, Paris, New York City, Berlin and Montreal.

The Property. The Village at West Oaks Property is a 282,301 SF anchored retail center situated on a 24.38-acre site in Houston, Texas. Built in 1995, the Village at West Oaks Property consists of one main building containing the in-line space and two outparcels occupied by Exclusive Furniture and AutoZone. The sponsor purchased the Village at West Oaks Property in October 2012 and spent $5.2 million on renovations in 2013. The Village at West Oaks Property has 1,352 outdoor parking spaces or 4.79 spaces per 1,000 SF. The Village at West Oaks Property is located approximately 16 miles west of the Houston central business district, approximately 10 miles south of Interstate 10 and proximate to the energy corridor. The Village at West Oaks Property has frontage on Westheimer Road and Addicks-Howell Road (State Highway 6) which has a traffic count of about 51,000 vehicles per day. The immediate area surrounding the Village at West Oaks Property is a retail corridor. The Village at West Oaks Property is located approximately 0.5 miles north of the West Oaks Mall, approximately one mile west of a Target, Sam’s Club and Michael’s and approximately 1.3 miles north of the Mission Bend Shopping Center.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

MSBAM 2015-C27	Village at West Oaks

As of October 15, 2015, the Village at West Oaks Property was 91.7% occupied by 19 tenants. Approximately 42.5% of NRA and 39.1% of underwritten base rent is attributed to investment grade rated tenants. The largest tenant, Academy (58,844 SF, 20.8% of NRA, 18.3% of underwritten base rent), has a lease expiration in January 2024 with four five-year renewal options. Academy is a premier sports, outdoor and lifestyle retailer with a broad assortment of quality hunting, fishing, and camping equipment and gear along with sports and leisure products, footwear and apparel. The Texas-based company operates 200 stores throughout 15 states. The second largest tenant, Best Buy (46,388 SF, 16.4% of NRA, 13.9% of underwritten base rent) recently signed a six year lease extension commencing in February 2016 and expiring January 2022 with one five-year renewal option. Best Buy (NYSE: BBY), a consumer electronics retailer that has more than 1,400 stores and locations nationwide, has been in occupancy since 1995. This Best Buy location includes its new Pacific Kitchen & Home sales section that markets and sells mid to high-end home appliances, housewares and sound systems. The third largest tenant, Bed Bath & Beyond (40,000 SF, 14.2% of NRA, 14.1% of underwritten base rent), recently renewed a lease in February 2015 that expires in January 2020 with two five-year renewal options. Bed Bath & Beyond (NYSE: BBBY), a domestic merchandise and home furnishings retailer, has been in occupancy since 1996. The fourth largest tenant, Ross (33,600 SF, 11.9% of NRA, 11.1% of underwritten base rent), has a lease expiration in January 2021 with one five-year renewal option. Ross, a subsidiary of Ross Stores, Inc., is the largest off-price apparel and home fashion chain in the United States with 1,259 locations in 33 states. Ross Stores, Inc. is an S&P 500, Fortune 500 and NASDAQ 100 company headquartered in Dublin, California with fiscal 2014 revenues of approximately $11.0 billion. The fifth largest tenant, Barnes & Noble (30,048 SF, 10.6% of NRA, 8.3% of underwritten base rent), has a lease expiration in March 2017 with no remaining renewal options. Barnes & Noble (NYSE: BKS) is a Fortune 500 company, the nation’s largest retail bookseller and the leading retailer of content, digital media and educational products.

The following table presents a summary regarding major tenants at the Village at West Oaks Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2014 Sales PSF
Major Tenants
Academy	NR/NR/NR	58,844	21%	$441,330	18%	$7.50	1/31/2024	N/A
Best Buy	BBB-/Baa1/BB+	46,388	16%	$336,313	14%	$7.25	1/31/2022	N/A
Bed Bath & Beyond(4)	NR/Baa1/A-	40,000	14%	$340,000	14%	$8.50	1/31/2020	$135.58
Ross	NR/A3/A-	33,600	12%	$268,800	11%	$8.00	1/31/2021	$289.20
Barnes & Noble	NR/NR/NR	30,048	11%	$200,000	8%	$6.66	3/1/2017	$98.05
Subtotal/Wtd. Avg.		208,880	74%	$1,586,443	66%	$7.59
Other Tenants		56,014	20%	$831,384	34%	$14.84
Vacant Space		17,407	6%	$0	0%	$0.00
Total/Wtd. Avg.		282,301	100%	$2,417,827	100%	$9.13

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Bed Bath & Beyond has a co-tenancy provision stating that if at any time more than two major tenants (defined as each leasing 23,000 SF or more) are not open and operating for more than 18 consecutive months, Bed Bath & Beyond has the right to terminate its lease.

The following table presents certain information relating to the lease rollover schedule at the Village at West Oaks Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	2,625	$20.36	1%	1%	$53,445	2%	2%
2017	2	31,323	$7.36	11%	12%	$230,409	10%	12%
2018	6	19,073	$15.75	7%	19%	$300,311	12%	24%
2019	1	1,350	$22.00	0%	19%	$29,700	1%	25%
2020	1	40,000	$8.50	14%	33%	$340,000	14%	39%
2021	2	35,250	$8.66	12%	46%	$305,100	13%	52%
2022	1	46,388	$7.25	16%	62%	$336,313	14%	66%
2023	0	0	$0.00	0%	62%	$0	0%	66%
2024	2	71,804	$8.13	25%	88%	$583,890	24%	90%
2025	1	1,496	$18.50	1%	88%	$27,676	1%	91%
2026 & Beyond	2	15,585	$13.54	6%	94%	$210,983	9%	100%
Vacant	0	17,407	$0.00	6%	100%	$0	0%	100%
Total/Wtd. Avg.	19	282,301	$9.13	100%		$2,417,827	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSBAM 2015-C27	Village at West Oaks

The Market. The Village at West Oaks Property is located in the West Houston market and the Far Katy South submarket. As of the second quarter of 2015, the Far Katy South submarket had inventory of approximately 14 million SF with a market vacancy of 3.8% and an average rental rate of $12.52 PSF. The submarket rental rate of $12.52 PSF is lower than the overall West Houston market area rate of $19.02 PSF and lower than the overall Houston market rate of $15.55 PSF.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the Village at West Oaks Property was approximately 8,958, 110,362 and 317,939, respectively. The estimated 2015 estimated median household income within a one-, three- and five-mile radius of the Village at West Oaks Property was approximately $55,967, $57,163 and $57,850, respectively.

The following table presents rental comparables to the Village at West Oaks Property:

Rental Comparable Summary

Address	Property Type	Distance to Subject	Year Built	Net Rentable Area (SF)	Occupancy	Quoted Rents(1)
Market Square at Eldridge Parkway 2934 Eldridge Parkway	Power Center	1.25 miles east	2008/2015	272,528	98%	Anchor space: $11-$16 PSF, NNN Outparcel space: $30-$32 PSF NNN
The Commons at Presidio Square 14404 Bellaire Boulevard	Neighborhood Center	2 miles south	1984/2003	189,340	96%	In-line space: $18.50 PSF, NNN
Barker Oaks Plaza 14800 Westheimer Drive	Retail Strip Center	Adjacent to the west	2007	30,484	93%	In-line space: $18.00 PSF, NNN
Parkway Village 1560 Eldridge Parkway	Neighborhood Center	1.5 miles northeast	1999	130,836	94%	In-line space: $28-$30 PSF, NNN
West Crossing Shopping Center 14550 Westheimer Road	Retail Strip Center	Adjacent to the east	2014	13,335	78%	In-line space: $34.00 PSF, NNN

Source: Appraisal

(1)	Rents at the comparable properties reflect a wide range depending on size and location within the center.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Village at West Oaks Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent(2)	N/A	N/A	$1,543,429	$2,228,495	$2,157,201	$2,797,744	$9.91
Total Recoveries	N/A	N/A	$410,215	$723,489	$767,240	$897,494	$3.18
Percentage Rent(3)	N/A	N/A	$221,387	$0	$0	$0	$0.00
Free Rent(4)	N/A	N/A	($62,639)	($416,092)	($325,698)	$0	$0.00
Vacancy & Credit Loss	N/A	N/A	$0	$0	$0	($460,338)	(12.5%)
Effective Gross Income	N/A	N/A	$2,112,392	$2,535,892	$2,598,743	$3,234,900	$11.46
Total Operating Expenses	N/A	N/A	$1,212,426	$1,294,889	$1,354,463	$1,358,928	$4.81
Net Operating Income	N/A	N/A	$899,966	$1,241,003	$1,244,280	$1,875,972	$6.65
Capital Expenditures	N/A	N/A	$0	$0	$0	$25,407	$0.09
TI/LC	N/A	N/A	$0	$0	$0	$112,977	$0.40
Net Cash Flow	N/A	N/A	$899,966	$1,241,003	$1,244,280	$1,737,588	$6.16

Occupancy %	N/A	N/A	90.6%	90.3%	91.7%(5)	87.5%
NOI DSCR	N/A	N/A	0.68x	0.94x	0.94x	1.42x
NCF DSCR	N/A	N/A	0.68x	0.94x	0.94x	1.32x
NOI Debt Yield	N/A	N/A	4.2%	5.8%	5.8%	8.7%
NCF Debt Yield	N/A	N/A	4.2%	5.8%	5.8%	8.1%

(1)	The Village at West Oaks Property was purchased by the sponsor in October 2012; therefore 2011 and 2012 financials are not available.

(2)	Historical Base Rent is net of vacancy. Contractual rent steps through November 2016 are underwritten.

(3)	Ross paid percentage rent in lieu of base rent in 2013.

(4)	In November 2013, Academy relocated to the Village at West Oaks Property from an adjacent free standing retail property. Historical Free Rent represents the sponsor paying the remaining portion of Academy’s prior lease. These payments were completed in May 2015.

(5)	Based on a rent roll dated October 15, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

MSBAM 2015-C27	Broadstone Medical Apartments

Mortgage Loan No. 15 – Broadstone Medical Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,200,000			Location:	San Antonio, TX 78229
Cut-off Date Balance:	$20,200,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	John J. Curry; Howard P. Treatman			Year Built/Renovated:	1981/2012-2014
Mortgage Rate:	4.522%			Size:	384 Units
Note Date:	10/21/2015			Cut-off Date Balance per Unit:	$52,604
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$48,231
Maturity Date:	11/1/2025			Property Manager:	Alliance Communities, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,671,187
Seasoning:	0 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x (IO) 1.28x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,612,482 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,621,731 (12/31/2014)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,661,441 (12/31/2013)
				Most Recent Occupancy:	92.8% (9/25/2015)
Reserves				2nd Most Recent Occupancy:	92.6% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.8% (12/31/2013)
RE Tax:	$515,092	$53,570	N/A	Appraised Value (as of):	$27,100,000 (9/4/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	74.5%
Deferred Maintenance:	$82,000	$0	N/A	Maturity Date LTV Ratio:	68.3%
Recurring Replacements:	$0	$10,189	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,200,000	94.4%	Loan Payoff(2):	$20,383,695	95.2%
Borrower Equity:	$1,202,428	5.6%	Reserves:	$597,092	2.8%
			Closing Costs:	$421,641	2.0%
Total Sources:	$21,402,428	100.0%	Total Uses:	$21,402,428	100.0%

(1)	Future mezzanine debt is permitted after the first 12 months of the loan term provided no event of default has occurred and is continuing under the Broadstone Medical Apartments Mortgage Loan and subject to a minimum combined DSCR of 1.20x, a minimum combined debt yield of 7.3%, a maximum combined loan-to-value ratio of 75.0% and an acceptable intercreditor agreement.

(2)	Loan Payoff includes payoff of an existing mortgage loan in the amount of approximately $14,123,786 (inclusive of defeasance costs) and approximately $6,259,909 of mezzanine debt and preferred equity.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Broadstone Medical Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,200,000 secured by a first priority fee mortgage encumbering a 384-unit garden-style apartment community in San Antonio, Texas known as the Broadstone Medical Apartments (the “Broadstone Medical Apartments Property”). The proceeds of the Broadstone Medical Apartments Mortgage Loan along with equity from the Broadstone Medical Apartments Borrower were used to defease the previous loan which was securitized in the WBCMT 2006-C25 securitization, pay off mezzanine debt and preferred equity, fund reserves and pay closing costs.

The Borrower and Sponsors. The borrower is Lodge Realty, L.P., a special-purpose Delaware limited partnership (the “Broadstone Medical Apartments Borrower”) with one independent director. The Broadstone Medical Apartments Mortgage Loan sponsors and nonrecourse carve-out guarantors are John J. Curry and Howard P. Treatman. John J. Curry and Howard P. Treatman are principals of Harvest Equities, a real estate investment firm based in Philadelphia, Pennsylvania. They have a combined 47 years of experience in commercial real estate and since the formation of Harvest Equities, have acquired over $400 million in real estate assets. Their current portfolio includes several San Antonio multifamily properties including the 688 unit Fountainhead Apartments, 184 unit Landera Apartments and the 324 unit Limestone Oaks Apartments.

The Property. The Broadstone Medical Apartments Property is a 384-unit Class “B” garden-style apartment community located in San Antonio, Texas and constructed in 1981. The Broadstone Medical Apartments Property was acquired by the sponsor in 2006, and since then the sponsors have invested approximately $3.35 million in capital expenditures (approximately $941,654 between 2012 and 2014) into the Broadstone Medical Apartments Property. As of September 25, 2015, the Broadstone Medical Apartments Property was 92.8% occupied and has been over 92.6% occupied since 2012. Units are allocated across 20 three-story buildings. Each unit includes a standard appliance package, fireplace, ceiling fan, walk-in closet, patio/balcony and a washer/dryer. Common amenities include a swimming pool, business center, fitness center, BBQ grills and perimeter fencing with access gates. The Broadstone Medical Apartments Property includes 513 open surface parking spaces (1.3 spaces per unit).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C27	Broadstone Medical Apartments

The Broadstone Medical Apartments Property is located on the southwest corner of Medical Drive and Von Scheele Drive, approximately 8 miles northwest of the San Antonio central business district and about 3.5 miles north of Interstate 410, also known as Loop 410, a major loop that runs around the entire city and links to major highways and interstates in the area.

The table below shows the apartment unit mix at the Broadstone Medical Apartments Property:

	Broadstone Medical Apartments Unit Mix Summary

Floor Plan	No. of Units	% of Total	SF	Total SF	Average Rental Rate/Unit
1 Bedroom/1 Bath	72	18.8%	468	33,696	$684
1 Bedroom/1 Bath	228	59.4%	643	146,604	$746
2 Bedroom/2 Bath	84	21.9%	943	79,212	$909
Total/Avg.	384	100.0%	676	259,512	$770

Source: Appraisal

The Market. The Broadstone Medical Apartments Property is located within the San Antonio market and Medical Center submarket. As of the second quarter of 2015, there were a total of 25,726 units in the Medical Center submarket with an average occupancy rate of 93.3%. The Broadstone Medical Apartments Property is located within the South Texas Medical Center (“STMC”). STMC was founded in 1961 and includes more than 75 medically related institutions, more than 45 clinics, 12 major hospitals, one higher education institution, and numerous small practices, offices and non-medical businesses. According to the appraisal, these sectors contribute a local economic impact of approximately $24.5 billion per year and employ one of every six people in the local workforce.

The 2015 estimated population within a one-, three- and five- mile radius of the Broadstone Medical Apartments Property was 17,577, 135,742 and 367,020, respectively. The 2015 estimated median household income within a one-, three- and five- mile radius was $28,886, $38,187 and $43,145, respectively.

Comparable rental properties to the Broadstone Medical Apartments Property are shown in the table below:

Competitive Property Summary
Property Name	Location	Total Units	Property Occupancy	Year Built	Average Unit Size SF	Average Rental Rate/Unit
San Antonio Station	7458 Louis Pasteur Drive, San Antonio, TX	172	94%	1980	717	$810
Walnut Hill	2626 Babcock Road, San Antonio, TX	424	97%	1980	691	$687
Crescent Oaks at Medical	5380 Medical Drive, San Antonio, TX	224	94%	1983	689	$735
Fountainhead	4400 Horizon Hill, San Antonio, TX	685	94%	1984	674	$755
Abbey at Medical Center	5450 Rowley Road, San Antonio, TX	340	97%	1983	759	$733
Total/Avg.		1,845	95%		699	$738
Broadstone Medical Apartments (Subject)	4900 Medical Drive, San Antonio, TX	384	93%	1981	676	$770

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Broadstone Medical Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	8/31/2015 TTM	UW	UW per Unit
Base Rent	$3,351,648	$3,462,888	$3,582,428	$3,636,573	$3,756,923	$3,407,985	$8,875
Other Income(1)	$118,121	$142,331	$146,456	$147,835	$132,623	$132,623	$345
Utility Reimbursement	$48,150	$52,872	$56,692	$59,231	$60,895	$60,895	$159
Loss to Lease	($183,869)	($287,818)	($323,188)	($336,128)	($428,233)	($6,523)	($17)
Discounts & Concessions	($100,306)	($472)	$0	$0	$0	$0	$0
Less Vacancy & Credit Loss	($328,208)	($238,304)	($175,047)	($272,659)	($266,590)	($257,627)	(7.4%)
Effective Gross Income	$2,905,536	$3,131,497	$3,287,341	$3,234,852	$3,255,618	$3,337,353	$8,691
Total Operating Expenses	$1,432,615	$1,422,304	$1,625,900	$1,613,121	$1,643,136	$1,666,166	$4,339
Net Operating Income	$1,472,921	$1,709,193	$1,661,441	$1,621,731	$1,612,482	$1,671,187	$4,352
Capital Expenditures	$0	$0	$0	$0	$0	$96,000	$250
Net Cash Flow	$1,472,921	$1,709,193	$1,661,441	$1,621,731	$1,612,482	$1,575,187	$4,102

Occupancy %	89.9%	93.2%	94.8%	92.6%	92.8%(2)	92.6%
NOI DSCR	1.20x	1.39x	1.35x	1.32x	1.31x	1.36x
NCF DSCR	1.20x	1.39x	1.35x	1.32x	1.31x	1.28x
NOI Debt Yield	7.3%	8.5%	8.2%	8.0%	8.0%	8.3%
NCF Debt Yield	7.3%	8.5%	8.2%	8.0%	8.0%	7.8%

(1)	Other Income includes month-to-month premiums, application fees, cleaning fees, late fees, resident fees and cable income.

(2)	Based on a rent roll dated September 25, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

MSBAM 2015-C27

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”), Drexel Hamilton, LLC (together with its affiliates, “Drexel”) or SG Americas Securities, LLC (together with its affiliates, “Societe Generale” and, collectively with Morgan Stanley, BofA Merrill Lynch, CIBCWM and Drexel, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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